UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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VEREIT, INC.
(Name of Registrant as Specified in Its Charter)

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VEREIT, INC.
2325 E. Camelback Road, 9th Floor, Phoenix, Arizona 85016
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, June 3, 2021
April 15, 2021
To the Stockholders of VEREIT, Inc.:
I am pleased to invite you to the 2021 Annual Meeting of Stockholders (“Annual Meeting”) of VEREIT, Inc., a Maryland corporation (the “Company,” “we,” or “our”). Due to the ongoing coronavirus (COVID-19) pandemic and in order to protect the health and safety of the Company’s employees, stockholders and the greater community, the Annual Meeting will be held virtually on Thursday, June 3, 2021 at 11:30 A.M. (Eastern Time). To access the Annual Meeting, visit www.virtualshareholdermeeting.com/VER2021 and enter the unique 16-digit control number included on your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card (if you received a printed copy of the proxy materials). Stockholders will be able to vote electronically and submit questions electronically during the Annual Meeting. At the Annual Meeting, you will be asked to:
(i) elect the nine director nominees described in the enclosed proxy statement to the Board of Directors to serve for a one-year term until the next Annual Meeting of Stockholders in 2022 and until their successors are duly elected and qualify;
(ii) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021
(iii) approve by non-binding advisory resolution the compensation of the Company’s named executive officers;
(iv)  approve the VEREIT, Inc. 2021 Equity Incentive Plan;
(v) approve amendments to the Company’s Articles of Amendment and Restatement and Amended and Restated Bylaws (“Bylaws”) to allow the Bylaws to be amended by our stockholders; and
(vi) consider and act on such other matters as may properly come before the Annual Meeting and any adjournment thereof.
Our Board of Directors has fixed the close of business on April 9, 2021 as the record date for the Annual Meeting. Only stockholders of record of shares of our common stock, par value $0.01 per share, at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.
We make proxy materials available to our stockholders on the Internet. You can access proxy materials at www.proxyvote.com. You also may authorize your proxy via the Internet or by telephone by following the instructions on that website. In order to authorize your proxy via the Internet or by telephone, you must have the stockholder identification number that appears on the materials sent to you. If you received a Notice of Availability of Proxy Materials, you also may request a paper or an e-mail copy of our proxy materials and a paper proxy card by following the instructions included therein.
Your vote is important.
By Order of the Board of Directors,
Lauren Goldberg,
Executive Vice President, General Counsel and Secretary
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 3, 2021
This proxy statement and our 2020 Annual Report to Stockholders are available at www.proxyvote.com

Whether or not you plan to attend the Annual Meeting, please carefully read the proxy statement and other proxy materials and complete a proxy for your shares as soon as possible. You may authorize your proxy via the Internet or by telephone by following the instructions on the website indicated in the materials you received in the mail. If you received a Notice of Availability of Proxy Materials, you may also request a paper or an e-mail copy of our proxy materials and a paper proxy card at any time. If you attend the Annual Meeting, you may vote at the meeting if you wish, even if you previously have submitted your proxy.

VEREIT, INC.

Important Dates	How to Vote
April 9, 2021
The record date for the Annual Meeting is April 9, 2021. Only holders of shares of the Company’s common stock, par value $0.01 per share, at the close of business on April 9, 2021 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.
June 3, 2021
The Annual Meeting will be held on June 3, 2021 at 11:30 A.M. (Eastern Time). Due to the ongoing coronavirus (COVID-19) pandemic, the Annual Meeting will be held in a virtual-only format. To access the Annual Meeting, visit www.virtualshareholdermeeting.com/VER2021 and enter the unique 16-digit control number included on your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card (if you received a printed copy of the proxy materials). Stockholders will be able to vote electronically and submit questions electronically during the virtual Annual Meeting.

Proposals

At the Annual Meeting, you will be asked to:

1. Elect the nine director nominees described in this proxy statement for a one-year term to serve until the next annual meeting of stockholders in 2022 and until their successors are duly elected and qualify;

2. Ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;

3. Approve by a non-binding advisory resolution the compensation of the Company’s named executive officers as described in this proxy statement;

4. Approve the VEREIT, Inc. 2021 Equity Incentive Plan;

5. Approve amendments to the Company’s Articles of Amendment and Restatement (“Charter”) and Amended and Restated Bylaws (“Bylaws”) to allow the Bylaws to be amended by our stockholders; and

6. Consider and act on such matters as may properly come before the Annual Meeting and any adjournment thereof. The Board of Directors does not know of any matters that may be considered at the Annual Meeting other than the matters set forth above.

Questions If you have questions regarding voting by proxy or authorizing a proxy by telephone or via the Internet to vote your shares that are not answered below, please contact us at (877) 405-2653.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” (I) THE ELECTION OF THE DIRECTOR NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS IN 2022 AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFY, (II) THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021, (III) THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED HEREIN, (IV) APPROVAL OF THE VEREIT, INC. 2021 EQUITY INCENTIVE PLAN, AND (V) APPROVAL OF THE AMENDMENTS TO THE CHARTER AND BYLAWS TO ALLOW THE COMPANY’S BYLAWS TO BE AMENDED BY OUR STOCKHOLDERS.

PROXY STATEMENT
The proxy, together with this proxy statement and our 2020 Annual Report, is solicited by and on behalf of the board of directors (the “Board of Directors” or the “Board”) of VEREIT, Inc., a Maryland corporation (the “Company”), for use at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof. References in this proxy statement to “we,” “us,” “our” or like terms refer to the Company, and references in this proxy statement to “you” refer to the stockholders of the Company. This proxy statement and our 2020 Annual Report have either been mailed to you or been made available to you on the Internet. Mailing to our stockholders commenced on or about April 15, 2021.
The Company effected a one-for-five reverse stock split of its common stock after markets closed on December 17, 2020 (the “Reverse Stock Split”), whereby every five shares of the Company’s issued and outstanding shares of common stock, $0.01 par value per share, were converted into one share of common stock, $0.01 par value per share. All common stock, equity awards, and per share data for all periods presented in this Proxy Statement have been updated to give effect to the Reverse Stock Split.
CORPORATE HIGHLIGHTS
VEREIT, Inc. is a full-service real estate operating company that owns and manages one of the largest portfolios of single-tenant commercial properties in the U.S. The Company has total real estate investments of $14.6 billion consisting of 3,831 properties and 89.5 million square feet. The Company’s business model provides equity capital to creditworthy corporations in return for long-term leases on their properties.
The Company is a publicly traded Maryland corporation listed on the New York Stock Exchange. The mailing address of our principal executive offices is 2325 E. Camelback Road, 9th Floor, Phoenix, Arizona 85016.
INFORMATION ABOUT THE MEETING AND VOTING
Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?
As permitted by rules adopted by the SEC, we are making this proxy statement and our 2020 Annual Report available to our stockholders electronically via the Internet. On or about April 15, 2021, we began mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this proxy statement and our 2020 Annual Report online, as well as instructions on how to vote. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. Instead, the Notice instructs you on how to access and review all of the important information contained in this proxy statement and our 2020 Annual Report. The Notice also instructs you on how you may vote via the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. Our 2020 Annual Report is not part of the proxy solicitation material.
Can I access the Notice, Proxy Statement and the 2020 Annual Report on the Internet?
Yes, these materials are available on our website and can be accessed at www.proxyvote.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.
Who can vote at the Annual Meeting?
The record date for the Annual Meeting is April 9, 2021. Only holders of shares of our common stock, par value $0.01 per share, at the close of business on April 9, 2021 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. As of the record date, 229,129,303 shares of our common stock were issued and outstanding and entitled to vote at the Annual Meeting.
How many votes do I have?
Each share of common stock has one vote on each matter considered at the Annual Meeting or any adjournment or postponement thereof. The proxy card shows the number of shares of common stock you are entitled to vote.

How may I vote?
If you are a “registered owner” or “record holder” (i.e., you hold your shares in your own name as a holder of record with our transfer agent, Computershare Trust Company, N.A.) or if you are a “beneficial owner” and your bank, broker or similar organization is the holder of your shares (i.e., your shares are held in “street name”), you may attend the Annual Meeting virtually and vote your shares during the Annual Meeting. If you attend the Annual Meeting and you submit your vote during the meeting, any previous votes that you submitted by mail or authorized via the Internet or by telephone will be superseded by the vote that you cast at the Annual Meeting. To access the Annual Meeting, visit www.virtualshareholdermeeting.com/VER2021 and enter the unique 16-digit control number included on your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card (if you received a printed copy of the proxy materials). Further instructions for voting can be obtained by calling us at (877) 405-2653.
Stockholders may submit their votes by mail (if they have received a hard copy set of documents) by completing, signing, dating and returning their proxy in the envelope enclosed with the mailing. Stockholders also have the following two options for authorizing a proxy to vote their shares:
•via the Internet at www.proxyvote.com; or
•by telephone to Broadridge Financial Solutions, Inc. For those who hold shares in their own name, by calling (800) 690-6903 and for shares held in “street name,” by calling (800) 454-8683.
For those stockholders with Internet access, we encourage you to authorize a proxy to vote your shares via the Internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the Internet or by telephone prior to the date of the Annual Meeting, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see the proxy card.
If your shares are held in “street name,” you should instruct your bank, broker or other record holder how to vote your shares by following the voting instructions provided by such organization. If you do not give instructions to your bank, broker or record holder, such organization will be entitled to vote your shares on routine items, but will not be permitted to do so on non-routine items. Your bank, broker or record holder will have discretion to vote on Proposal 2 (ratification of auditors) without any instructions from you, but such organization will not have the ability to vote your uninstructed shares on Proposal 1 (election of directors), Proposal 3 (vote to approve by non-binding advisory resolution the named executive officer compensation), Proposal 4 (approval of the VEREIT, Inc. 2021 Equity Incentive Plan) or Proposal 5 (approval of amendments to the Charter and Bylaws) on a discretionary basis. Accordingly, if you hold your shares in “street name” and you do not instruct your bank, broker or other record holder how to vote on these proposals, such organization cannot vote these shares and will report them as “broker non-votes,” meaning that no votes will be cast on your behalf for Proposals 1, 3, 4, and 5.
How will proxies be voted?
Shares represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If you are a registered stockholder and submit a properly executed proxy but do not indicate any voting instructions, the shares will be voted “FOR” the (i) election of the director nominees named in this proxy statement, (ii) ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, (iii) non-binding advisory resolution approving the compensation of the Company’s named executive officers as described herein, (iv) approval of the VEREIT, Inc. 2021 Equity Incentive Plan, and (v) amendments to the Charter and Bylaws to allow the Company’s Bylaws to be amended by our stockholders.
We are not currently aware of any other matters to be presented at the Annual Meeting other than those described in this proxy statement. If any other matters not described in this proxy statement are properly presented at the Annual Meeting, any proxies received by us will be voted at the discretion of the proxy holders.
How can I change my vote or revoke a proxy?
You have the unconditional right to revoke your proxy at any time prior to the voting thereof by (i) submitting a later-dated proxy via the Internet, by telephone or by mail to: Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, or (ii) by attending the Annual Meeting and voting during the meeting. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the Annual Meeting.

What vote is required to approve each item?
The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present is required for the election of each director nominee. For purposes of the election of directors, a majority of the votes cast means that the number of votes cast “for” a nominee for election as a director exceeds the number of votes cast “against” that nominee.
The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present is required for ratifying the appointment of Deloitte as the Company’s independent auditor for the fiscal year ending December 31, 2021.
The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present is required to approve by non-binding advisory resolution the compensation of our named executive officers as described herein.
The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present is required to approve the VEREIT, Inc. 2021 Equity Incentive Plan. In addition, the rules of the New York Stock Exchange (the “NYSE”) require that votes for the proposal must be at least a majority of all of the votes cast on the proposal (including votes for and against and abstentions).
The affirmative vote of a majority of shares of common stock entitled to cast votes on the proposal is required to approve the amendments to the Charter and Bylaws.
Abstentions and broker non-votes, if any, will have no effect on the outcome of Proposals 1, 2 and 3. However, abstentions, if any, will have the effect of voting “against” Proposal 4, and abstentions and broker non-votes, if any, will have the same effect of voting “against” Proposal 5. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have or chooses not to exercise discretionary authority to vote the shares. None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or the Company’s charter.
What constitutes a “quorum”?
The presence at the Annual Meeting, in-person or represented by proxy, of the holders of a majority of the shares of common stock outstanding on the record date, or 114,564,652 shares, will constitute a quorum. Abstentions and broker non-votes will be counted as present for the purpose of determining whether there is a quorum.
What happens if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the chairman of the meeting may adjourn the meeting to another place, date or time until a quorum is present. The place, date and time of the adjourned meeting will be announced when the adjournment is taken, and no other notice will be given unless the adjournment is to a date more than 120 days after the original record date or if, after the adjournment, a new record date is fixed for the adjourned meeting.
Will you incur expenses in soliciting proxies?
We are soliciting the proxy on behalf of the Board of Directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. We have retained Broadridge Financial Solutions, Inc., to aid in the mailing of proxy materials and tabulation and recording of votes. In addition, our directors, officers and other employees, without additional compensation, may participate in the solicitation of proxies.
We will request banks, brokers and other record holders to forward copies of the proxy materials to people on whose behalf they hold shares of common stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the SEC, we will reimburse such banks, brokers and other record holders for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of shares of our common stock.
What does it mean if I receive more than one proxy card?
Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts via the Internet or by telephone or by mail. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should call us at (877) 405-2653. Combining accounts reduces excess printing and mailing costs, resulting in cost savings that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering to that address a single proxy statement to those stockholders. This process is referred to as “householding.” The rules benefit both you and us. It reduces the volume of duplicate information received at your household and helps reduce expenses.
Some brokers household proxy materials, delivering a single proxy statement (including notice of annual meeting) and annual report to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Although the proxy materials may be householded, each account in a household will receive its own Notice and proxy card to vote. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If a single copy of the proxy statement (including notice of annual meeting) and annual report was delivered to your household and you wish to receive a separate copy of such materials, please notify us and we will promptly provide you with such copy. Additionally, if, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement (including notice of annual meeting) and annual report, or if you are receiving multiple copies of the proxy statement (including notice of annual meeting) and annual report and wish to receive only one copy, please notify your broker if your shares are held in a brokerage account, or notify us if you hold registered shares. You may notify us by calling us at (877) 405-2653 or by mailing a request to us at 2325 E. Camelback Road, 9th Floor, Phoenix, Arizona 85016, Attention: Investor Relations.

PROPOSAL 1
ELECTION OF DIRECTORS

The Board of Directors is responsible for monitoring and supervising the performance of our executive management team. Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies or until his or her earlier death, resignation or removal. The Company’s charter provides that the number of directors shall not be less than the minimum number required by the Maryland General Corporation Law nor more than fifteen; provided, however, that the number of directors may be changed from time to time by resolution adopted by the affirmative vote of a majority of the Board. The number of directors on the Board is currently fixed at nine.
Any director who fails to be elected by a majority vote shall offer his or her resignation to the Board, subject to acceptance. The Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will then act on our Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is duly elected and qualifies. The director who offers his or her resignation will not participate in the Board’s decision regarding whether to accept or reject such director’s resignation.
The Board of Directors, at the recommendation of the Nominating and Corporate Governance Committee, proposes that the nine nominees listed below, all of whom are currently serving on our Board, be elected to serve as directors until the 2022 annual meeting of stockholders and until his or her successor is duly elected and qualifies. Priscilla Almodovar and Susan Skerritt were recommended to the Nominating and Corporate Governance Committee by certain non-management members of the Board of Directors in connection with their appointment to the Board of Directors in February 2021. If a nominee becomes unavailable to serve as a director for any reason, the shares represented by any proxy will be voted for any substitute nominee, if any, who may be designated by the Board to replace that nominee. At this time, the Board of Directors does not know of any reason why any nominee would not be able to serve as a director.
Vote Required
The election of each director nominee requires the affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present. For purposes of the election of directors, a majority of the votes cast means that the number of votes cast “for” a nominee for election as a director exceeds the number of votes cast “against” that nominee.
Director Nominees and Business Experience
The matrix below represents some of the key skills that our Board has identified as particularly valuable to the effective oversight of the Company and the execution of our strategy. This matrix highlights the depth and breadth of skills of our current directors.

	Rufrano	Frater	Almodovar	Henry	Hogan Preusse	Lieb	Pinover	Richardson	Skerritt

Age	71	65	53	72	52	61	73	58	66
Gender	Male	Male	Female	Male	Female	Male	Male	Female	Female
Director Since	2015	2015	2021	2015	2017	2017	2015	2015	2021
Independent		✓	✓	✓	✓	✓	✓	✓	✓
REIT / Real Estate	✓	✓	✓	✓	✓	✓	✓
Business Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓
Public Company Executive	✓	✓		✓		✓			✓
Public Company Director	✓	✓		✓	✓	✓		✓	✓
Capital Markets	✓	✓	✓	✓	✓	✓	✓	✓	✓
Accounting / Finance	✓	✓		✓	✓	✓		✓	✓
Legal			✓				✓
Risk Oversight	✓	✓	✓	✓	✓				✓
Real Estate Securities Investment	✓				✓		✓

Set forth below are the names, biographical information and positions each of the nominees holds with the Company as of the date of this proxy statement.

Glenn J. Rufrano
Age:	71
CEO and Director Since:	April 2015
Positions:	Chief Executive Officer and Director
Committee(s):	None
Biography:
Prior to joining the Company, Mr. Rufrano served as Chief Executive Officer of O’Connor Capital Partners, a privately-owned, independent real estate investment, development and management firm specializing in retail and multifamily residential properties that he co-founded, from November 2013 through March 2015. He also served as a director for Ventas, Inc., a publicly traded healthcare real estate investment trust (“REIT”) from June 2010 to May 2018 and Columbia Property Trust, Inc., a publicly traded commercial real estate REIT, from January 2015 until March 2015. Previously, Mr. Rufrano was President and Chief Executive Officer of Cushman & Wakefield, Inc., a private, global commercial property and real estate services company, and a member of its Board of Directors from March 2010 to June 2013. From January 2008 through February 2010, he served as Chief Executive Officer of Centro Properties Group, an Australian-based shopping center company, and from April 2007 through January 2008, Mr. Rufrano served as Chief Executive Officer of Centro Properties Group U.S. From 2000 until its acquisition by Centro Properties Group in April 2007, he served as Chief Executive Officer and director of New Plan Excel Realty Trust, Inc., a commercial retail REIT formerly listed on the New York Stock Exchange. He presently serves on the advisory Board of New York University’s Real Estate Institute, on the Steven L. Newman Real Estate Institute Advisory Board at Baruch College, as Vice-Chairman of the Board of Trustees of International Council of Shopping Centers (“ICSC”), and on the Dean’s Council for the W.P. Carey School of Business at Arizona State University. He is a former member of National Association of Real Estate Investment Trusts, Inc.’s (“Nareit”) Advisory Board of Governors and a former trustee of the Urban Land Institute. From June 2015 to December 2018, Mr. Rufrano served on the Boards of Directors of the following non-listed REITs: Cole Credit Property Trust V, Inc. (“CCPT V”), CIM Income NAV, Inc. (formerly known as Cole Real Estate Income Strategy (Daily NAV), Inc.) (“INAV”), Cole Office & Industrial REIT (CCIT II), Inc. (“CCIT II”), Cole Office & Industrial REIT (CCIT III), Inc. (“CCIT III”) and CIM Real Estate Finance Trust, Inc. (formerly known as Cole Credit Property Trust IV, Inc.) (only from June 2016 until February 2018) (“CCPT IV” and collectively with CCPT V, INAV, CCIT II and CCIT III, the “Cole REITs”). Mr. Rufrano had served on the Boards of Directors of the Cole REITs prior to the sale of the Company’s investment management business, Cole Capital, to an affiliate of CIM Group, LLC in February 2018, as the Cole REITs were sponsored and externally managed by the Company and his board service comprised part of his then duties as Chief Executive Officer of the Company.

Education:
Mr. Rufrano received a Bachelor’s Degree in Business Administration from Rutgers University and a Master of Science degree in Management and Real Estate from Florida International University.
Skills and Qualifications:
We believe Mr. Rufrano’s extensive experience in the real estate industry, his tenure on various REIT boards and his wide-ranging leadership experience make him well qualified to serve on our Board of Directors.

Hugh R. Frater
Age:	65
Director Since:	April 2015
Positions:	Non-Executive Chairman of the Board of Directors (Independent Director)
Committee(s):	None
Biography:
In October 2018, Mr. Frater was appointed as interim Chief Executive Officer of the Federal National Mortgage Association (“Fannie Mae”) and served in this position until March 2019 when he was appointed, and currently serves as, the Chief Executive Officer of Fannie Mae. From April 2014 until his retirement in December 2015, Mr. Frater served as Chairman of Berkadia Commercial Mortgage LLC (“Berkadia”), an industry-leading commercial real estate company that is owned 50% by Berkshire Hathaway Inc. and 50% by Leucadia National Corporation, which provides comprehensive capital solutions and investment sales advisory and research services for multifamily and commercial properties. Mr. Frater formerly served as Berkadia’s Chief Executive Officer from August 2010 until April 2014. From November 2007 until June 2010, Mr. Frater was the Chief Operating Officer at Good Energies, Inc. and from February 2004 until May 2007, Mr. Frater was Executive Vice President at PNC Financial Services, where he led the real estate division. From August 1988 until February 2004, he was a Founding Partner and Managing Director of BlackRock, Inc., the largest global investment manager, where he also led the real estate practice. Mr. Frater has also served as a director of Hippo Analytics Inc., a private home insurance company since July 2018. He has also served on the Real Estate Advisory Board at the Columbia University Graduate School of Business since 2004 and on its Board of Overseers since 2015. Mr. Frater has also previously served on the Board’s Audit Committee and Nominating and Corporate Governance Committee from April 2015 to September 2015.
Education:
Mr. Frater received a Bachelor’s Degree from Dartmouth College and received a Master of Business Administration from the Columbia University Graduate School of Business.
Current Public Company Directorships:
Mr. Frater has served on the Board of Directors of Fannie Mae since January 2016, including having served on its risk and audit committees until his appointment as interim Chief Executive Officer of Fannie Mae in October 2018.
Skills and Qualifications:
We believe that Mr. Frater’s long-standing real estate and policy and government relations experience, in addition to his finance and business operations background, make him well qualified to serve on our Board of Directors.

Priscilla Almodovar
Age:	53
Director Since:	February 2021
Positions:	Independent Director
Biography:
Ms. Almodovar is the President and Chief Executive Officer of Enterprise Community Partners, a position she has held since 2019. Enterprise Community Partners, a social enterprise with 1,200 employees, has invested $53 billion in communities nationwide to address affordable housing solutions, racial equity initiatives and the accessibility to investment capital products. From 2010 to 2019, Ms. Almodovar served as a Managing Director at JP Morgan Chase, where she led national real estate businesses for its commercial bank which focused on commercial real estate and community development. From 2006 to 2009, she served as the President and Chief Executive Officer of New York state's housing finance and mortgage agencies. From 1990 to 2004, Ms. Almodovar practiced law at the global law firm, White & Case LLP, where she became a partner in 1998, specializing in international project finance. Ms. Almodovar also serves on the board of Bellwether Enterprise Real Estate Capital, LLC, a private full-service commercial and multifamily mortgage banking company and has previously served as the co-chair of the New York State Health Innovation Council, an advisory body of the New York State Department of Health.
Education:
Ms. Almodovar received her J.D. from Columbia University School of Law and her B.A. in Economics from Hofstra University.
Skills and Qualifications:
We believe that Ms. Almodovar’s extensive experience in the real estate and legal industries make her well qualified to serve on the Board of Directors.

David B. Henry
Age:	72
Director Since:	September 2015
Positions:	Independent Director
Committee(s):	Nominating and Corporate Governance Committee (Chair)
Audit Committee
Biography:
Mr. Henry served as Chief Executive Officer of Kimco Realty Corporation (“Kimco”), a publicly traded REIT, from December 2009 to January 2016 and Vice Chairman of Kimco from May 2001 to January 2016. Before joining Kimco in April 2001, Mr. Henry served in various capacities at GE Capital Real Estate (“GE”) from 1978 to 2001, including as GE’s Senior Vice President and Chief Investment Officer from 1998 to 2001. Mr. Henry also served as Chairman of GE’s Investment Committee and as a member of its Credit Committee. Prior to joining GE, Mr. Henry served as Vice President for Republic Mortgage Investors, a mortgage REIT, from 1973 to 1978. Mr. Henry has served on the Board of Directors of Fairfield County Bank, a private Connecticut mutual savings bank, since July 2010, on the Board of Directors of Starwood Real Estate Income Trust, Inc., a non-listed REIT, since January 2018, and on the board of Pine Tree, LLC, a private full-service real estate company specializing in retail since June 2020. Mr. Henry is a former trustee of ICSC and served as its Chairman from 2011 to 2012. Mr. Henry served as the Vice-Chairman of the Board of Governors of Nareit, ending his term on December 31, 2015, and serves on the real estate advisory boards of New York University, Baruch College and Alto Real Estate Funds. Mr. Henry is also the co-founder of Peaceable Street Capital, an equity lender for income producing commercial real estate properties.
Education:
Mr. Henry received a Bachelor of Science degree in Business Administration from Bucknell University and a Master of Business Administration from the University of Miami.
Current Public Company Directorships:
Mr. Henry has served on the Board of Directors of Healthpeak Properties, Inc., a publicly traded REIT, since January 2004, on the Board of Directors of Columbia Property Trust, Inc., a publicly traded REIT that owns and operates commercial office properties, since January 2016, and on the Board of Directors of Tanger Factory Outlet Centers, Inc. (“Tanger”), a publicly traded real estate company that owns the chain Tanger Outlets, since January 2016.
Skills and Qualifications:
We believe that Mr. Henry’s extensive REIT experience, leadership skills, public company experience and knowledge of the real estate business make him well qualified to serve on our Board of Directors.

Mary Hogan Preusse
Age:	52
Director Since:	February 2017
Positions:	Independent Director
Committee(s):	Compensation Committee
Nominating and Corporate Governance Committee
Biography:
Ms. Hogan Preusse is the former Managing Director and Co-Head of Americas Real Estate for APG Asset Management US (“APG”), the manager of pension assets on behalf of Dutch citizens, and had served in various capacities at APG from 2000 through her retirement in May 2017. As the Managing Director and Co-Head of Americas Real Estate for APG, she was responsible for managing the firm’s public real estate investments in North and South America, which encompassed over $13 billion in assets. She also served as a member of APG’s Executive Board from 2008 through 2017. At APG, she also served as Senior Portfolio Analyst and Portfolio Manager, US Real Estate from 2000 through 2004, and as Senior Portfolio Manager, North American Real Estate from 2004 through 2008. Prior to joining APG in 2000, Ms. Hogan Preusse spent eight years as a sell side analyst covering the REIT sector, and she began her career at Merrill Lynch & Co. as an investment banking analyst. She also serves on Nareit’s Real Estate Investment Advisory Council, is a member of Nareit’s Advisory Board of Governors, and is Co-Chair of Nareit’s Dividends Through Diversity, Equity & Inclusion Steering Committee.
Education:
Ms. Hogan Preusse graduated from Bowdoin College in Brunswick, Maine with a degree in Mathematics in 1990 and is a member of Bowdoin’s Board of Trustees.
Current Public Company Directorships:
Ms. Hogan Preusse has served as an independent director of Kimco since February 2017, as an independent director of Digital Realty Trust, Inc., a publicly traded REIT specializing in technical real estate since May 2017, and as an independent director of Host Hotels & Resorts, Inc., a publicly traded REIT since June 2017.

Skills and Qualifications:
We believe that Ms. Hogan Preusse’s real estate, investment management and financial services experience make her well qualified to serve on our Board of Directors.

Richard J. Lieb
Age:	61
Director Since:	February 2017
Positions:	Independent Director
Committee(s):	Audit Committee (Chair)
Compensation Committee
Biography:
Since January 1, 2019, Mr. Lieb has served as a Senior Advisor of Greenhill & Co., LLC (“Greenhill”), a publicly traded independent investment banking firm which he joined in 2005, and prior to that he served as Managing Director and Chairman of Real Estate at Greenhill. He served as Greenhill’s Chief Financial Officer from 2008 to 2012 and also served as a member of the firm’s Management Committee from 2008 to 2015. Mr. Lieb has also served during his tenure at Greenhill as head of the firm’s Restructuring business and as head of North American Corporate Advisory. Prior to joining Greenhill in 2005, Mr. Lieb spent more than 20 years with Goldman Sachs & Co., where he headed that firm’s Real Estate Investment Banking Department from 2000 to 2005. From June 2018 until November 2019, Mr. Lieb has served as an Advisory Director for Domio, Inc., a private technology enabled hotel startup company. Overall, Mr. Lieb has more than 30 years of experience focusing on advisory opportunities in the real estate industry. Mr. Lieb is licensed with FINRA and holds Series 7, Series 63 and Series 24 licenses. Mr. Lieb is an active member of the American Jewish Committee (AJC) and served as a member of Wesleyan University’s Career Advisory Counsel from 2007 through 2012.
Education:
Mr. Lieb received a Bachelor of Arts degree from Wesleyan University and a Master of Business Administration degree from Harvard Business School.
Current Public Company Directorships:
Mr. Lieb has served on the Board of Directors of CBL & Associates Properties, Inc., a publicly traded REIT focused on middle market regional malls, since February 2016, on the Board of Directors of AvalonBay Communities, a publicly traded REIT focused on apartment communities, since September 2016, and on the Board of Directors of iStar, Inc., a publicly traded REIT focused on the ground lease sector, since May 2019.
Skills and Qualifications:
We believe that Mr. Lieb’s extensive real estate experience and finance and accounting background make him well qualified to serve on our Board of Directors.

Eugene A. Pinover
Age:	73
Director Since:	September 2015
Positions:	Independent Director
Committee(s):	Audit Committee
Nominating and Corporate Governance Committee
Biography:
Mr. Pinover served as Senior Counsel with DLA Piper in New York City from July 2020 through December 2020, having previously served as a partner from May 2016 until June 2020. While at DLA Piper, he served as its co-chair of the New York Real Estate practice and on the firm’s global real estate steering committee. Prior to joining DLA Piper, Mr. Pinover was Of Counsel and Co-Chair of the Real Estate Department of Willkie Farr & Gallagher LLP (“Willkie”) and practiced law with Willkie from May 1992 until April 2016. Prior to joining Willkie, Mr. Pinover practiced law at Kaye Scholer LLP from 1973 to 1992. Mr. Pinover is a member of the American College of Real Estate Lawyers, the Association of the Bar of the City of New York, the American Bar Association, the Association of Foreign Investors in Real Estate and ICSC. Mr. Pinover previously served on the Board of Directors of Steep Rock Association, a land trust in Connecticut, including having served as the Board’s President. Mr. Pinover also has served as a member of the Board of Directors of New Alternatives for Children, a New York-based social service organization, since September 2006.
Education:
Mr. Pinover received his Bachelor of Arts from Dartmouth College and his Juris Doctor from the New York University School of Law and graduated both cum laude.
Skills and Qualifications:
We believe that Mr. Pinover’s extensive real estate experience and legal background make him well qualified to serve on our Board of Directors.

Julie G. Richardson
Age:	58
Director Since:	April 2015
Positions:	Independent Director
Committee(s):	Compensation Committee (Chair)
Nominating and Corporate Governance Committee
Biography:
From November 2012 to October 2014, Ms. Richardson was a senior advisor to Providence Equity Partners LLC (“Providence Equity”), a global asset management firm with over $40.0 billion in assets under management. From April 2003 to November 2012, she was a Partner and Managing Director at Providence Equity, and oversaw the firm’s New York office. While at Providence Equity, Ms. Richardson’s responsibilities included leading the initiation and execution of deals, and optimizing operating results and strategic positioning of portfolio companies throughout Providence Equity’s ownership period. Prior to Providence Equity, Ms. Richardson served as Global Head of JP Morgan’s Telecom, Media and Technology Group, and was previously a Managing Director in Merrill Lynch & Co.’s investment banking group. Ms. Richardson previously served on the Board of Directors of Arconic, Inc., a publicly traded manufacturer in the aerospace and automobile industries, from November 2016 to February 2018 and on the Board of Directors of The Hartford Financial Services Group, Inc., a publicly traded insurance and financial services company, from January 2014 to April 2020.
Education:
Ms. Richardson received a Bachelor of Business Administration from the University of Wisconsin-Madison.
Current Public Company Directorships:
Ms. Richardson has served on the Board of Directors of Yext, Inc., a public technology and online brand management company, since May 2015, on the Board of Directors of UBS Group AG, a publicly traded financial services company, since May 2017, and on the Board of Directors of Datadog, Inc., a publicly traded technology company that provides a monitoring and analytics platform for developers, information technology operations teams and other business users, since May 2019.

Skills and Qualifications:
We believe that Ms. Richardson’s capital markets, investment management and financial services experience, in addition to her experience on other public company boards, make her well qualified to serve on our Board of Directors.

Susan E. Skerritt
Age:	66
Director Since:	February 2021
Positions:	Independent Director
Biography:
Ms. Skerritt has served as a Senior Advisor of Promontory Financial Group, a financial services company and wholly owned subsidiary of IBM, guiding clients on regulatory, governance, and risk management matters, a position she has held since 2018. Prior to that she was the Chairman, Chief Executive Officer and President of Deutsche Bank Trust Company Americas (“Deutsche Bank”) from 2016 to 2018. Previously, she led the transaction banking businesses in North and South America for Deutsche Bank from 2013 to 2016. Prior to that, Ms. Skerritt was an Executive Member of the Board of Directors of Bank of New York Mellon Trust Company, N.A. and served as an Executive Vice President in a variety of roles in the cash management, trade finance, and securities servicing businesses. She also served on the Board of Directors of Royal Bank of Canada USA from January 2018 to November 2020. Ms. Skerritt has also served on the Board of Trustees of Hamilton College since 1994 and was previously its Vice Chairman. She is also a director of The Brooklyn Hospital Center since 2013 and currently serves as the board's Vice Chairman. She has been a director of the Falcon Group, a leading inventory management solutions business, since February 2020.
Education:
Ms. Skerritt received her B.A. in Economics from Kirkland (Hamilton) College and received her M.B.A. in Finance and International Business from New York University's Stern School of Business.
Current Public Company Directorships:
Ms. Skerritt has served on the Board of Directors of Tanger since July 2018 and Community Bank System, Inc., a public bank holding company since November 2020.
Skills and Qualifications:
We believe that Ms. Skerritt’s global financial markets, risk management, and public company executive and director experience, make her well qualified to serve on our Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF MESSRS. RUFRANO, FRATER, HENRY, LIEB, AND PINOVER AND MSES. ALMODOVAR, HOGAN PREUSSE, RICHARDSON AND SKERRITT TO SERVE ON THE BOARD OF DIRECTORS UNTIL THE 2022 ANNUAL STOCKHOLDERS MEETING AND UNTIL A SUCCESSOR FOR EACH IS DULY ELECTED AND QUALIFIES.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES
Leadership Structure of the Board of Directors
Our Board has the authority to select the leadership structure it considers appropriate. In making leadership structure determinations, the Board considers many factors, including the specific needs of our business and what is in the best interests of our stockholders. In recognition of the time commitments and activities required to function effectively as both the Chief Executive Officer and Chairman of the Board, we have separated the roles, with Mr. Rufrano serving as our Chief Executive Officer and Mr. Frater serving as our Non-Executive Chairman. The Board believes that the current separation of the roles of Chief Executive Officer and Chairman allows Mr. Rufrano to focus his time and energy on operating and managing the Company while leveraging the experience and perspectives of Mr. Frater in helping to set the strategic direction of the Company. The Board has determined that our current Board leadership structure is the most appropriate at this time, given the specific characteristics and circumstances of the Company.
Board Oversight of Risk Management
The Board has an active role in overseeing the management of risks applicable to the Company. A portion of this responsibility has been delegated by the Board to the committees of the Board with respect to the assessment of the Company’s risks and risk management in their respective areas of oversight.
In particular, the Board administers its risk oversight function through (i) the review and discussion of regular periodic reports by the Company’s management to the Board of Directors and its committees on topics relating to the risks that we face, including, among others, market conditions, significant existing and potential legal claims, cyber security matters, tenant concentrations and creditworthiness, leasing activity and expirations, the Company’s insurance programs, compliance with debt covenants, management of debt maturities and access to the debt and equity capital markets, (ii) the required approval by the Board of Directors (or a committee thereof) of significant transactions and other decisions, including, among others, significant acquisitions and dispositions of properties, certain borrowings and the appointment and retention of certain senior executives, (iii) the direct oversight of specific areas of our business by the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee and (iv) regular periodic reports from our auditors, our independent compensation consultant and other outside consultants regarding various areas of potential risk, including, among others, those relating to our qualification as a REIT for tax purposes, and our internal controls and financial reporting. The Board of Directors also relies on management to bring significant matters affecting the Company to its attention, and it has tasked the Audit Committee with monitoring the Company’s overall risk profile.
Pursuant to its charter, the Audit Committee is responsible for discussing with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor and control such exposures. The Audit Committee is also responsible for discussing with management the Company’s risk assessment and risk management policies. In addition, we have adopted policies and procedures with respect to complaints related to accounting, internal accounting control or auditing matters, which enables anonymous and confidential submission of complaints that the Audit Committee would then discuss with management.
Board Oversight of Environmental, Social and Governance Program
The Company’s environmental, social and governance (“ESG”) program is overseen by the Company’s Board along with members of the executive management team. The Board has delegated oversight of certain components of the Company’s ESG programs to specific Board committees and to certain members of the Company’s executive management team. The Compensation Committee is responsible for overseeing the “social” component in conjunction with the Company’s Head of Human Resources. The Nominating and Corporate Governance Committee is responsible for overseeing the “governance” component with the Company’s General Counsel. Further, within the executive management team, the Chief Operating Officer of the Company, is responsible for the “environmental” component of the ESG program. Semiannually, the Company’s executive management team, led by our Chief Executive Officer and General Counsel, provides an update on the Company’s ESG program to the full Board.
Board Meetings
During the fiscal year ended December 31, 2020, the Board of Directors held 13 meetings (including meetings held in person and by conference call or video conference). The Board of Directors regularly held executive sessions of the independent directors, over which Mr. Frater, as the Non-Executive Chairman of the Board, served as the presiding director. The number of meetings for each Board committee is set forth below under the heading “Board Committees.” During the year ended December 31, 2020, each of our directors attended at least 75% of the total number of meetings of the Board and of the committees on which he or she served. All but one of our directors attended the 2020 stockholders’ annual meeting. Pursuant to our Corporate Governance Guidelines, all directors should attend our 2021 Annual Meeting.
Board Governance Documents
The Board maintains charters for each of its standing committees (the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee). In addition, the Board has adopted a written set of Corporate Governance Guidelines as well as a Code of Business Conduct and Ethics that applies to all of the officers, employees, consultants and directors of the Company and its subsidiaries. The Company intends to satisfy the disclosure requirement regarding any amendment to or waiver of a provision of the Code of Business Conduct and Ethics for the Company’s principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions, by posting such information on the Company’s website. To view the charters of the Board’s standing committees as well as the Corporate Governance Guidelines and the Code of Business Conduct and Ethics, please visit our website at www.vereit.com. Each of these documents is also available, free of charge, in print to any stockholder who sends a written request to VEREIT, Inc., 2325 E. Camelback Road, 9th Floor, Phoenix, Arizona 85016, Attention: Lauren Goldberg, Executive Vice President, General Counsel and Secretary.
Independent Directors
Under the listing standards of the NYSE, at least a majority of the Company’s directors, and all of the members of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, must be independent. As part of the qualification for director independence, in addition to other specified criteria, the NYSE listing standards require our Board of Directors to affirmatively determine that the director has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. Our Board of Directors has affirmatively determined that eight directors - Hugh R. Frater, Priscilla Almodovar, David B. Henry, Mary Hogan Preusse, Richard J. Lieb, Eugene A. Pinover, Julie G. Richardson and Susan E. Skerritt - have no relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of our Board, and that they otherwise qualify as “independent” under the NYSE’s listing standards.
Effective July 13, 2020, Mark Ordan resigned from the Board of Directors. Prior to his resignation, he served as a member of the Audit Committee and the Compensation Committee. The Board had previously determined that Mr. Ordan qualified as an “independent” director under the NYSE’s listing standards and that he otherwise satisfied the membership requirements for service on the Compensation Committee.
Board Committees
The Board of Directors has three standing committees, with each committee described below. The members of each committee are also listed below. The committees consist solely of independent directors.

AUDIT COMMITTEE
Responsibilities Include:
Members:	❖	Oversee the Company’s accounting and financial reporting process, auditing and internal control activities, including the integrity of our financial statements;
Richard J. Lieb, Chair*	❖	Monitor the Company’s compliance with legal and regulatory requirements and the Company’s policies with respect to risk assessment and risk management;
David B. Henry*	❖	Oversee the performance of the Company’s independent auditors and internal audit activities, as applicable;
Eugene A. Pinover	❖	Responsible for engaging our independent registered public accounting firm;
	❖	Review with the independent registered public accounting firm the plans and results of the audit engagement;
	❖	Approve professional services provided by the independent registered public accounting firm, including the range of audit and non-audit fees;
Independent: All	❖	Review and monitor the independent auditor’s qualifications and independence; and
Meetings in 2020: 4	❖	Review the adequacy of our internal accounting controls.

*Audit Committee Financial Expert as defined by the SEC

The Board has determined that each of the members of the Audit Committee is “financially literate” and has accounting or related financial management expertise, as such qualifications are defined under the listing standards of the NYSE.
The Audit Committee’s report on our financial statements for the fiscal year ended December 31, 2020 is discussed below under the heading “Audit Committee Report.”

COMPENSATION COMMITTEE
Responsibilities Include:
Members:	❖	Approve and evaluate all compensation plans, policies and programs as they affect the Company’s executive officers;
Julie G. Richardson, Chair	❖	Review and oversee management’s annual process for evaluating the performance of our executive officers and review and approve on an annual basis the remuneration of our executive officers;
Mary Hogan Preusse	❖
Oversee our equity incentive plans, including, without limitation, the issuance of stock options, restricted shares of capital stock, restricted stock units, dividend equivalent rights and other equity-based awards;

Richard J. Lieb	❖	Assist the Board of Directors and the Non-Executive Chairman in overseeing the development of executive succession plans;
	❖	Determine from time to time and make recommendations to the Board regarding the remuneration for our non-executive directors;
	❖	Periodically review human capital matters including but not limited to the Company’s demographics, diversity and inclusion initiatives, employee retention and employee compensation practices; and
	❖	Consider the most recent non-binding advisory vote on named executive officer compensation.
Independent: All
Meetings in 2020: 5

The Board has determined that each member of the Compensation Committee is an independent director under the listing standards of the NYSE. Pursuant to the NYSE listing standards, in determining the independence of the directors serving on the Compensation Committee, our Board of Directors considered all factors specifically relevant to determining whether a director has a relationship to us which is material to that director’s ability to be independent from our management in connection with the duties of a Compensation Committee member, including, but not limited to, such director’s source of compensation and whether such director is affiliated with us, one of our subsidiaries, or an affiliate of one of our subsidiaries. In addition, all of the members of our Compensation Committee are “non-employee directors” within the meaning of the rules of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
In carrying out its responsibilities, our Compensation Committee may delegate any or all of its responsibilities to a subcommittee to the extent consistent with the Company’s charter, Bylaws and any other applicable laws, rules and regulations. The Compensation Committee has also authorized the Chief Executive Officer to grant discretionary equity-based awards under the Company’s current Equity Plan adopted in 2011 (the “Equity Plan” or the “prior Plan”) without the approval of the Compensation Committee in an amount not to exceed $100,000 per award (and not to exceed total awards in a calendar year of $2.0 million) to employees who are not subject to the reporting requirements under Section 16 of the Exchange Act.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Responsibilities Include:
Members:	❖	Establish, implement and periodically review (and if appropriate, recommend to the Board changes) to our corporate governance policies and procedures;
David B. Henry, Chair	❖	Provide counsel to the Board of Directors with respect to the organization, function and composition of the Board of Directors and its committees;
Mary Hogan Preusse	❖	Oversee the annual evaluation of the Board of Directors and its committees;
Eugene A. Pinover	❖	Identify and recommend to the Board of Directors potential director candidates for nomination; and
Julie G. Richardson	❖	Oversee and approve related person transactions in accordance with our Related Person Transaction Approval Policy.

Independent: All
Meetings in 2020: 3
Board Evaluation Process. The Nominating and Corporate Governance Committee oversees an annual assessment by the Board and each of its standing committees to assess their effectiveness. Mr. Henry, as Chair of the Nominating and Corporate Governance Committee, interviewed each director individually and had an open discussion about the effectiveness of the Board, its committees and any matters that such director felt should be raised for the Board’s consideration. The areas addressed in the evaluation included but were not limited to, Board and committee structure and composition, meetings and processes, interaction with management and materials and resources. Following these discussions, Mr. Henry reported back to each committee and the Board the results of the evaluation, and the Board discussed the comments provided and any corresponding potential future action in response to the comments.
Director Nominations. Identifying and recommending director candidates for election to our Board is a primary responsibility of our Nominating and Corporate Governance Committee. The Company is in the unique position of having replaced its entire Board of Directors beginning in 2015. In connection with this wholesale reconstitution of the Board, the Company focused on assembling a group of directors with extensive experience in key areas for the Company’s strategic needs including, but not limited to, real estate, accounting and finance, capital markets, legal, and public company experience both as executives and directors. We have continued to focus on these key strategic areas as new directors have joined the Board. In identifying potential future director candidates, our Nominating and Corporate Governance Committee will continue to seek to achieve an effective, well-rounded, appropriately experienced and diverse Board.
In determining appropriate candidates to nominate to the Board of Directors and in considering stockholder nominees, our Nominating and Corporate Governance Committee may consider such criteria as it deems appropriate, which may include, without limitation, a nominee’s:
•personal and professional integrity, ethics and values;
•experience in corporate management, such as serving as an officer or former officer of a publicly traded company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment;
•experience in the Company’s industry and with relevant social policy concerns;
•experience as a board member of another publicly traded company;
•academic expertise in an area of the Company’s operations;
•whether the appointment of the candidate would increase the diversity of background, skills and experience of the Board as a whole;
•practical and mature business judgment, including the ability to make independent analytical inquiries;
•the nature of and time involved in a director’s service on other boards and/or committees and whether a candidate’s service obligations to other boards complies with the Board’s then outstanding policy on service on boards of other public companies; and
•with respect to any person already serving as a director of the Company, the director’s past attendance at meetings and participation in and contribution to the activities of the Board and any committees on which he or she has served.

In addition, the Nominating and Corporate Governance Committee has identified certain key skills that the Board should possess overall and which are set forth in “Proposal 1 - Election of Directors” above.
Our Nominating and Corporate Governance Committee evaluates each nominee in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.
With respect to the consideration of director nominees nominated by stockholders, our Nominating and Corporate Governance Committee will consider such candidates provided that the stockholder submitting a nomination has complied with procedures set forth in the Company’s Bylaws. See “Stockholder Proposals for the 2022 Annual Meeting” for additional information regarding stockholder nominations of director candidates.
Communications with the Board of Directors
Stockholders and all interested parties may communicate with the Board of Directors or any individual director regarding any matter that is within the responsibilities of the Board. Stockholders and interested parties should send their communications to the Board of Directors, or an individual director, c/o VEREIT, Inc., 2325 E. Camelback Road, 9th Floor, Phoenix, Arizona 85016, Attention: Lauren Goldberg, Executive Vice President, General Counsel and Secretary. Ms. Goldberg will deliver all appropriate communications to the Board of Directors or the individual director no later than the next regularly scheduled meeting of the Board of Directors. If the Board of Directors modifies this process, the revised process will be posted on the Company’s website.

CORPORATE RESPONSIBILITY
The Company has a strong commitment to serve our tenants, stakeholders, and employees through our business approach which is disciplined, transparent, and consistent. This model permeates into every part of our business, including company culture, environmental initiatives, and our community involvement. The following highlights demonstrate our commitment to sound ESG practices. Additional information can also be found on our website at www.vereit.com. The information found on, or otherwise accessible through, our website is not incorporated by reference into, nor does it form a part of this proxy statement.

Environmental
Corporate Headquarters - LEED green building certifications at the Company’s corporate headquarters and New York corporate office certify that the buildings are highly efficient and cost-saving green buildings.
COMMITMENT TO SUSTAINABLE TRANSPORTATION In 2020, VEREIT received the Outstanding Travel Reduction Award from the Phoenix Department of Transportation.
Trip Reduction Program - The Company participates in the Phoenix Valley Metro’s Clean Air Campaign Trip Reduction Program to encourage alternative modes of transportation for employees.
Tenant Environmental Practices - Tenants play a primary role in the environmental practices of the properties included in the Company’s portfolio. The organization’s Property Management team engages with top tenants to participate in programs such as LEED certification, GHG reporting, carbon intensity testing, water efficiency and FSC certification to maintain environmental standards.

Climate Preparedness - The Company manages the impact of natural disasters, including flooding and severe storms, by developing emergency response plans and maintaining property and rental value insurance.

RISK MANAGEMENT
Ongoing training and awareness of cybersecurity is addressed by the Company’s robust cyber risk management program that is aligned to the National Institute of Standards and Technology (NIST) Cybersecurity Framework.

Corporate Recycling Program - At the Company’s corporate headquarters, audits are completed regularly to ensure electronics, batteries, ink, toner and paper are recycled properly. Since 2019, more than 600 pieces of IT equipment and Facilities appliances have been recycled through this program.

Measurable Impact - In 2020, the Company saved more than 2,000 pounds of wood through the use of digital signature software. Additionally, through the Shred-It document shredding and recycling initiative, the Company saved more than 17 trees from destruction in the last year.

Social	COMMUNITY INVOLVEMENT Since 2015, employees have contributed more than 1,300 service hours to local nonprofit organizations, like Clean the World.
Industry Growth - We participate in local university partnerships and manage an internship program to support the development of future real estate professionals.
Employee Wellness and Satisfaction - The Company encourages employee wellness in every aspect of life, including physical fitness, mental well-being and social connectedness.
Diverse Hiring Practices - The Company has a commitment to equal employment opportunities and does not discriminate against any person based on race, color, religion, sex, national origin, age, disability, sexual orientation, gender identification or expression, genetic information or any other basis made unlawful by federal, state or local law, ordinance or regulation.
EMPLOYEE SATISFACTION In part because of programs like vibe, the Company’s wellness initiative,we have received multiple corporate culture awards.
Nonprofit Contributions - Through a Matching Gift program, employees generously contribute financially to eligible nonprofit organizations and contributions are matched. Since the program launched in 2015, approximately $500,000 has been donated to nonprofit organizations.

Training and Education - To encourage employees to become more proficient in their jobs and prepare for greater responsibility, the Company offers reimbursement to individuals who seek career development opportunities through obtaining certain professional certifications, designations or licenses.

EMPLOYEE RECOGNITION
 Twice a year the Company recognizes employees that exemplify our values with the Veritas Award. This award recognizes individuals for their outstanding contributions to the organization.

Human Rights - The Company is committed to protecting the human rights of its employees and any individual impacted by the business. The Company complies with all U.S. laws regarding human rights and strives to create a supply chain that abides by the same standards. The Company observes regulations created to protect vulnerable individuals, including laws to prevent human trafficking and child labor.

Governance	DEDICATED TO DIVERSITY The Company has been designated as a “winning” company by the 2020 Women on Boards organization for having more than 20% of women on its Board of Directors.
Enterprise Risk Management - The Board of Directors and its committees oversee the management of significant risks that are applicable to the Company and work with management to develop strategies for identifying and mitigating such risks. To facilitate this process, the Board has delegated to its committees the assessment and management of certain risks with the Audit Committee being charged with the responsibility for monitoring the Company’s overall risk profile.

Shareholder Engagement - Our shareholder engagement program includes both direct engagement with investors, as well as providing investors on a quarterly basis a detailed supplemental filing and investor presentation to facilitate disclosure about our business and operations.
ENVIRONMENTAL RESPONSIBILITY Our corporate headquarters and New York corporate office have been certified as platinum LEED green buildings by the U.S. Green Building Council.
Work Environment - The Company is firmly committed to providing equal opportunity in all aspects of employment and prohibits discrimination or harassment of any kind in the workplace, any setting in which work related business is being conducted (whether during or after normal business hours), as well as any online and electronic interactions.

Whistleblower Protection - The Company has made a website and a telephone hotline available for reporting illegal or unethical behavior on a confidential, anonymous basis. The Company prohibits retaliation of any kind against individuals who in good faith report any known or suspected illegal or unethical conduct.

INDUSTRY
 IMPACT
The Company contributes to steering the REIT industry on ESG issues through participation in Nareit’s Real Estate Sustainability Council. This group helps shape the REIT industry on ESG topics and is made up of corporate member thought leaders.

Ethics - The Company has fostered a culture that is respectful, ethical, dedicated, collaborative and hard-working. The Company has established a Code of Conduct that guides daily business with tenants, stockholders, vendors and employees. This Code of Conduct, which is certified to annually by all employees and directors, was created to promote ethical conduct.

Insider Trading Policy - The Company’s Insider Trading Policy prohibits directors, officers, employees and other persons that may have access to the Company’s material, nonpublic information such as contractors and consultants from trading in securities of the Company or any other company while in possession of material nonpublic information.

Commitment to Sound Corporate Governance Policies - The Company remains committed to sound corporate governance policies and has, among other things, opted-out of Maryland’s anti-takeover statutes, adopted majority voting for uncontested director elections, adopted proxy access and stockholder rights plan limits and requires that all directors are elected annually.

EXECUTIVE OFFICERS
The following table sets forth the names and ages of each of the executive officers as of the date of this proxy statement and the position and office that each currently holds with the Company. Subject to certain rights set forth in their respective employment agreements, our executive officers serve at the pleasure of the Board of Directors.

Name	Age	Positions

Glenn J. Rufrano	71	Chief Executive Officer and Director*
Michael J. Bartolotta	63	Executive Vice President and Chief Financial Officer
Lauren Goldberg	53	Executive Vice President, General Counsel and Secretary
Paul H. McDowell	61	Executive Vice President and Chief Operating Officer
Thomas W. Roberts	62	Executive Vice President and Chief Investment Officer
__________________________
* See biographical summary under “Proposal 1: Election of Directors.”

Michael J. Bartolotta

Mr. Bartolotta has served as the Company’s Executive Vice President and Chief Financial Officer since October 2015. Mr. Bartolotta previously served as Executive Vice President and Chief Financial Officer of Cushman & Wakefield Inc. (“Cushman”), a global leader in commercial real estate services, from February 2012 until September 2015. Mr. Bartolotta also served on Cushman’s Board of Directors and served as Chairman of the Audit Committee from March 2007 until he assumed his position as Executive Vice President and Chief Financial Officer of Cushman in February 2012. Before becoming Cushman’s Chief Financial Officer, Mr. Bartolotta served as Vice President and Chief Financial Officer for EXOR, Inc., the U.S. arm of EXOR S.p.A. from 1991 to February 2012. Mr. Bartolotta received a Bachelor of Science degree in Accounting from New York University and is a Certified Public Accountant in New York.

Lauren Goldberg

Ms. Goldberg has served as the Company’s Executive Vice President, General Counsel and Secretary since May 2015, overseeing the Company’s legal and regulatory affairs, compliance and risk management. Prior to joining the Company, Ms. Goldberg served as Executive Vice President, General Counsel and Chief Compliance Officer for global cosmetics company, Revlon, Inc. from March 2011 through December 2013. Ms. Goldberg served as Senior Vice President - Law for MacAndrews & Forbes Inc. from November 2009 until February 2011, and as an Assistant United States Attorney for the United States Attorney’s Office in the Southern District of New York, from October 2000 until October 2009. Prior to her service in the U.S. Attorney’s Office, Ms. Goldberg worked as an associate at Stillman & Friedman, P.C. and at Fried, Frank, Harris, Shriver & Jacobson LLP. Ms. Goldberg also has prior accounting experience as an associate at Coopers & Lybrand. She currently serves as a director of the New York Legal Assistance Group and as a member of its Audit Committee. She received her Juris Doctor from Columbia Law School and her undergraduate degree in accounting from the Wharton School, University of Pennsylvania.

Paul H. McDowell

Mr. McDowell has served as the Company’s Executive Vice President and Chief Operating Officer since October 2015. He previously served as the Company’s Co-Head, Real Estate from January 2015 to September 2015 and the Company’s President, Office and Industrial Group from November 2013 until December 2014. Prior to joining the Company, Mr. McDowell was a founder of CapLease Inc. (“CapLease”), a publicly traded net-lease REIT, where he served as Chief Executive Officer from 2001 to 2014 and as Senior Vice President, General Counsel and Secretary from 1994 until 2001. Mr. McDowell served on the CapLease Board of Directors from 2003 to 2014 and was elected Chairman of the Board in December 2007. He served on the Board of Directors of CapLease’s predecessor from 2001 until 2004. From 1991 until 1994, Mr. McDowell was corporate counsel for Sumitomo Corporation of America, the principal U.S. subsidiary of one of the world’s largest integrated trading companies. From 1987 to 1990, Mr. McDowell was an associate in the corporate department at the Boston law firm of Nutter, McClennen & Fish LLP. He previously served as a member of the Dean’s Advisory Council for Tulane University School of Liberal Arts. He received his Juris Doctor with honors from Boston University School of Law in 1987, and received a Bachelor of Arts from Tulane University in 1982.

Thomas W. Roberts

Mr. Roberts has served as the Company’s Executive Vice President and Chief Investment Officer since October 2015. Previously he served as the Company’s Executive Vice President, Real Estate from the Company’s acquisition of Cole Real Estate Investments, Inc., a publicly traded Maryland corporation (“Cole”), until October 2015. He also served as the Chief Executive Officer and President and director of CCPT IV from December 2014 to February 2018. During his tenure at Cole and the Company, which began in 2009, he was responsible for the acquisition and disposition of over $30 billion of office, industrial and retail properties. Mr. Roberts is a 30-year veteran of the real estate industry. Prior to joining Cole, Mr. Roberts served as President and Chief Executive Officer of Opus West Corporation (“Opus”), a Phoenix-based real estate developer, from March 1993 until May 2009. During his career at Opus, he was responsible for the design, construction and development of more than 50 million square feet of commercial real estate valued in excess of $8 billion. From 1986 until 1990, Mr. Roberts worked as Vice President, Real Estate Development for the Koll Company. Mr. Roberts received a Bachelor of Science degree in Finance with a specialization in real estate from Arizona State University.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Deloitte was first appointed as our independent registered public accounting firm effective June 1, 2015, to audit the financial statements of the Company and VEREIT Operating Partnership, L.P. (the “Operating Partnership”) for the fiscal year ending December 31, 2015. Stockholder ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the appointment of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee may reconsider whether or not to retain Deloitte in the future. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company.
Fees
Aggregate fees for professional services rendered by Deloitte for the years ended December 31, 2019 and December 31, 2020, were as follows (in thousands):

	2019	2020
Type of Service
Audit Fees(1)	$2,953	$3,010
Audit-Related Fees(2)	41	298
Tax Fees	—	—
All Other Fees(3)	8	7
Total	$3,002	$3,315
__________________________
(1)Includes fees for professional services rendered for the audits of the Company’s and the Operating Partnership’s annual consolidated financial statements, the reviews of the Company’s and the Operating Partnership’s quarterly consolidated financial statements and other services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements, including comfort and other procedures associated with registration statements and consents.
(2)Includes fees for due diligence and consulting services related to the evaluation or implementation of accounting and reporting standards.
(3)Includes consulting service fees related to the evaluation of information technology needs, research software fees and educational seminar fees.

Pre-Approval Policies and Procedures
To help ensure the independence of the independent auditor, the Audit Committee’s charter requires that the Audit Committee pre-approve all audit and non-audit services to be performed by its independent auditor prior to the engagement of such independent auditor by the Company or its subsidiaries. The Audit Committee has pre-approved all services provided to us by Deloitte.
A representative of Deloitte is expected to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
Vote Required
The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of Deloitte as our independent registered public accounting firm.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

AUDIT COMMITTEE REPORT*
Management is responsible for the Company’s accounting and financial reporting processes, including its internal control over financial reporting, and for preparing the Company’s consolidated financial statements. Deloitte, the Company’s independent auditor, is responsible for performing an audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for expressing an opinion as to whether the Company’s consolidated financial statements are fairly presented in all material respects in conformity with accounting principles generally accepted in the United States of America (“GAAP”). In this context, the responsibility of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s consolidated financial statements.
In the performance of its oversight function, the Audit Committee reviewed and discussed with management and Deloitte the Company’s audited consolidated financial statements as of and for the year ended December 31, 2020. Management and Deloitte represented to the Audit Committee that the Company’s audited consolidated financial statements as of and for the year ended December 31, 2020 were prepared in accordance with GAAP. The Audit Committee also discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the U.S. Securities and Exchange Commission.
The Audit Committee received the written disclosures and a letter from Deloitte required by the applicable requirements of the PCAOB regarding Deloitte's communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.
Based on the Audit Committee’s review and the discussions described above, and subject to the limitations on its role and responsibilities described above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the year ended December 31, 2020 be included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2020 for filing with the SEC.
Submitted by the Audit Committee
Richard J. Lieb (Chair)
David B. Henry
Eugene A. Pinover
__________________________
*     The information contained in the Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

COMPENSATION DISCUSSION AND ANALYSIS
In this Compensation Discussion and Analysis, we describe our compensation practices, programs and decisions for executive officers who served as our named executive officers (“NEOs”), listed below, during the fiscal year ended December 31, 2020.

2020 Named Executive Officers

Glenn J. Rufrano, Chief Executive Officer
Michael J. Bartolotta, Executive Vice President and Chief Financial Officer
Lauren Goldberg, Executive Vice President, General Counsel and Secretary
Paul H. McDowell, Executive Vice President and Chief Operating Officer
Thomas W. Roberts, Executive Vice President and Chief Investment Officer

2020 Fiscal Year Highlights
Our Business. We are a full-service real estate operating company which owns and manages one of the largest portfolios of single-tenant commercial properties in the U.S. We own and actively manage a diversified portfolio of 3,831 retail, restaurant, office and industrial real estate properties with an aggregate of 89.5 million square feet, of which 98.1% was leased as of December 31, 2020, with a weighted-average remaining lease term of 8.4 years.
Summary of Financial and Operational Results. 2020 was a challenging year as the unexpected COVID-19 pandemic negatively affected our business as well as certain of our tenants. At the outset of the year, the Company was poised to go on the offensive following the resolution of the Company’s legacy legal issues in 2019. Although the Company expected decreased adjusted funds from operations (“AFFO”) per share in 2020 as compared to 2019, that decrease was the result of significant deleveraging activities, accomplished in large part through the sale of assets, as well as significant equity raised in 2019 in order to fund the litigation settlement payments resolving the outstanding legacy litigation. The resolution of these legacy legal issues was the culmination of the Company’s accomplishment of the business plan it set out in 2015, which included among other things significantly reducing leverage, restoring its investment grade rating, simplifying the business by selling its investment management business, Cole Capital, and creating a more diversified portfolio. The Company expected 2020 to be the initial year upon which it would thereafter begin to grow. With the unexpected onset of COVID-19 at the end of the first quarter of 2020, however, the Company adjusted its business plan and took certain steps to preserve and ensure adequate access to liquidity, transitioned its workforce to a remote work environment, and managed tenant requests for rent relief. The Company additionally decreased its dividend, which was already at a payout ratio above its peers, to provide additional liquidity. Notably, within the four trading days of the announcement of the dividend reduction, the Company’s share price increased approximately 18% as compared to the FTSE Nareit All Equity REITs Index, a market capitalization-weighted index of U.S. equity REITs (the “Nareit Equity Market Index”) return of approximately 6% during this same period.
While the Company’s strategy for 2020 transitioned from growth to managing the impact of COVID-19, the Company’s prior work of repositioning the portfolio, having 30% to 40% of investment grade tenants and reducing any single tenant exposure to less than 5% of annual rental income, aided the Company’s strong quarterly rent collections in 2020 in spite of the impact of COVID-19 on certain of our tenants’ businesses. Due to the Company’s well diversified portfolio, rent collections were 87% for the second quarter, 95% for the third quarter, and 98% for the fourth quarter, consistently at the top of its peer set and with minimal deferral of rent payments both in absolute terms and as compared to peers. Further, as the Company managed tenant rent relief requests, it saw an improvement to its weighted average lease term of 8.4 years from 8.3 years at the end of 2019. While the impact of COVID-19 caused the Company to withdraw its 2020 guidance at the onset of the pandemic, it ended the year with AFFO per share of $3.11, which was below the Company’s initial guidance of $3.20 to $3.30, but better than the Company’s updated 2020 guidance issued at the end of the third quarter of $3.10 per share. The Company achieved this result without any temporary or permanent reduction in headcount. In addition, the Company maintained throughout the COVID-19 pandemic its investment grade rating and outlook and received an incremental upgrade to its investment grade rating level.
Although 2020 presented a number of challenges in light of COVID-19, it also saw the following significant accomplishments:

✓	Portfolio enhancements
•Rent collections were 87% for the second quarter, 95% for the third quarter, and 98% for the fourth quarter, one of the highest among its peers.

•Continued to reposition the Company’s portfolio through strategic acquisitions and dispositions with $438.4 million of dispositions and $342.5 million of acquisitions in 2020 as well as the acquisition of a mezzanine position in two last-mile distribution facilities for $10.0 million and a preferred equity interest in one distribution center for $22.8 million.
•Acquired $246.8 million for the industrial partnership and $33.1 million for the office partnership.
•Occupancy level of 98.1%.
•Weighted average lease term increased from 8.3 to 8.4 years.

✓	Capital market activity
•The Company redeemed an aggregate of 12.0 million shares of the Company’s 6.70% Series F Preferred Stock in 2020 and effected the Reverse Stock Split.
•The Company issued 13.3 million shares of common stock in 2020 under the Company’s “at the market” (“ATM”) continuous equity offering programs for net proceeds of $478.7 million, providing capital for anticipated acquisition growth in 2021.
•Fully repaid the Company’s 3.75% convertible senior notes due 2020.
•Repaid the outstanding balance of $900.0 million of the term loan and terminated $900.0 million in interest rate swaps and $400.0 million of forward starting interest rate swaps.
•Continued to further stagger the Company’s debt maturity profile and accessed the capital markets by issuing an aggregate of $1.8 billion in aggregate principal amount of senior notes. Weighted average debt term increased from 4.8 to 6.0 years. The Company’s $1.2 billion senior notes offering in November 2020 was at a weighted average interest rate of 2.7%, the lowest cost achieved since the beginning of the Company’s turnaround.
Looking forward, the Company believes it is well positioned for growth in 2021 with significant cash on the balance sheet, an undrawn revolver at fiscal year end and the first expected AFFO per share growth since 2015. The Company also increased its dividend by 20% in the first quarter of 2021.
Summary of 2020 Compensation Results. We believe that we have strong pay for performance alignment. In spite of the challenges faced in 2020, the years of successfully repositioning the Company’s portfolio yielded the strong results in 2020 and provide a platform for future value creation and growth. Our compensation results for 2020 directly reflect the performance results described above.
Beginning in 2020, the Company implemented a new annual incentive award program with 70% of the payout based on an objective criteria of AFFO per share and the remaining 30% based on individual performance. Despite the withdrawal of the Company’s original AFFO guidance because of COVID-19, for purposes of determining 2020 NEO compensation, the Compensation Committee continued to adhere to the compensation targets set at the beginning of the year prior to the onset of the pandemic and did not exercise any additional discretion in determining 2020 annual incentive awards beyond that provided for in the original program structure which was set prior to any impact from COVID-19. An additional change for 2020 is that the Compensation Committee did not include stock options as an element of long-term incentive compensation.
The 2018 performance-based restricted stock unit awards, which had a performance period of January 1, 2018 through December 31, 2020, vested at 75.24% of target with the remainder of the awards being canceled. The performance-based restricted stock unit awards granted in 2019 and 2020 for performance periods that end December 31, 2021 and 2022, respectively, are outstanding. Objective vesting criteria for each of these awards is tied to our total stockholder return (“TSR”) as compared to a market index and our net-lease REIT peers (as discussed further below). Further, the performance-based restricted stock unit award granted in February 2020 to our Chief Executive Officer provides that in the event the Company’s TSR during the three-year performance period is negative, the maximum amount of the award that may vest cannot exceed target or 100%.
See “Elements of Compensation - Annual Incentive Award” and “- Long-Term Equity Incentive Awards” below for additional details on the compensation elements and results for 2020. See Appendix A for certain definitions and additional information about the Company’s non-GAAP measures. Portfolio concentrations discussed throughout this proxy statement are based on Annualized Rental Income as discussed in Appendix A.

Executive Compensation Practices
As described below, the Company developed and maintains the comprehensive compensation and governance framework that we believe is aligned with sound market practices and standards.

Objective framework as a basis for determining annual incentive awards	Established a new annual incentive award program in 2020 that provides the opportunity to earn an annual incentive award based on achievement of an objective pre-established AFFO per share financial goal and tailored individual objectives. The pre-established AFFO per share objective determines 70% of each NEO’s annual incentive award. The remaining 30% is awarded based on achievement of individual goals and objectives.

Tie pay to performance
In addition to an objective framework to determine annual incentive plan awards, a significant portion of our long-term incentive awards for executive officers, including two-thirds of the long-term incentive award for our Chief Executive Officer, is tied to our TSR performance relative to a market index and our net-lease peers.

Engage an independent compensation consultant firm	The Compensation Committee engages Semler Brossy Consulting Group (“Semler Brossy”), an independent compensation advisor, to provide independent, third-party advice on executive compensation.

Executive compensation designed to be competitive with our peer group
The Compensation Committee, with the advice of Semler Brossy, uses peer group and survey data to ensure that our pay is competitive with comparable companies based on asset size, revenue and enterprise value.

Offer limited perquisites	We provide modest perquisites to our executives, including our Chief Executive Officer and our other executive officers.

Maintain robust stock ownership requirements for our executive officers and non-employee directors
We have stock ownership guidelines of 6x base salary for the Chief Executive Officer, 3x base salary for the Chief Financial Officer, 2x base salary for other executive officers and 5x the annual cash retainer for non-employee directors, which are required to be achieved within a five-year time period.

Double trigger vesting upon change in control	Equity awards are subject to “double trigger” vesting requiring a qualified termination of employment following a change in control before vesting is accelerated for executive officers.

Provide reasonable severance benefits
Severance benefits, including following a change in control, have been reviewed against peer groups and are reasonable compared to market. We intend to continue to reference reasonable market practice for any future employment agreements or other arrangements.

Prohibit pledging and hedging of our securities
We have adopted a policy applicable to our directors, officers, any other individuals subject to the reporting requirements under Section 16 of the Exchange Act and any other designated employees (and any of their respective beneficially-owned entities), which prohibits:
•pledging the Company’s securities for any purpose not approved by the Board of Directors or the Compensation Committee; and
•engaging in short sales with respect to our securities, purchasing our securities on margin or otherwise hedging our securities, including through options or derivative transactions.

Prohibit repricing of stock options
We have adopted a policy prohibiting the Board of Directors or the Compensation Committee from reducing the aggregate exercise, base or purchase price of any award granted under an equity incentive plan of the Company without the approval of the Company’s stockholders, except for equitable adjustments permitted under our policy and equity incentive plan in connection with an enumerated corporate reorganization event.

Adopted a clawback policy
We have adopted a clawback policy providing for the potential recoupment of officer compensation in the event the Company is required to prepare a financial restatement due to the material non-compliance of the Company with any financial reporting requirement. For additional information, see “Clawback Policy” below.

No gross ups of “golden parachute” excise taxes upon a change in control	The employment agreements for our executive officers do not provide for tax gross ups in the event of a change in control.
Compensation Philosophy, Consultants and Peer Group
Philosophy. We believe that the quality, skills and dedication of our NEOs are critical factors that affect the long-term value of the Company. We therefore design our executive compensation program to attract and retain high quality executive officers and set compensation at levels that are comparable to those of other companies that operate in our industry or that compete for the same talent pool. In setting compensation, the Compensation Committee seeks to design an executive compensation program that strikes a balance between short-term and long-term objectives and contains a mix of individual, business and corporate goals. In developing an executive compensation program, the Compensation Committee also seeks to reward strong corporate performance but with defined parameters to avoid excessive risk, and reward individual and team performance. Our compensation philosophy seeks to link a significant portion of each executive officer’s total compensation to Company results that will create stockholder value in both the short and long term.
Compensation Consultant. To assist with the design of our executive compensation program as well as setting compensation levels, the Compensation Committee has engaged Semler Brossy, an executive compensation consulting firm, as its compensation consultant to provide independent, third-party advice on executive compensation. The Compensation Committee assessed the independence of Semler Brossy pursuant to the rules prescribed by the SEC and the NYSE and determined that no conflict of interest existed that would prevent Semler Brossy from serving as an independent consultant to the Compensation Committee.
Competitive Benchmarking. The Compensation Committee, with the assistance of Semler Brossy, conducts an annual review of pay levels and practices for our NEOs relative to a customized peer group of similar REITs as well as survey data published by Nareit which assists with the benchmarking for executive positions that are not reported in public peer proxies with sufficient frequency to develop meaningful competitive benchmarks. This review provides valuable information to the Compensation Committee in formulating its decisions about NEO compensation as it monitors pay practices across the Company’s peers and industry.
The public company peer group was developed in consultation with Semler Brossy based on an annual assessment of REITs with similar asset mix (retail, office and net-lease markets) and comparable size in terms of assets and total enterprise value to the Company. The Compensation Committee annually evaluates and monitors the peer group with the assistance of Semler Brossy and, in 2020, as part of this evaluation, added National Retail Properties, Inc. and STORE Capital Corp. The Compensation Committee added these companies as their businesses and total assets make them appropriately sized comparators and they also are part of the Company’s performance peer group described in further detail below. The Compensation Committee approved the following “Compensation Peer Group” for purposes of assessing competitive pay practices:

Boston Properties, Inc.	Prologis, Inc.	STORE Capital Corp.
Brixmor Property Group, Inc.	Realty Income Corporation	The Macerich Company
Healthpeak Properties, Inc.	Regency Centers Corporation	Ventas, Inc.
Kimco Realty Corporation	Simon Property Group, Inc.	Vornado Realty Trust
National Retail Properties, Inc.	SL Green Realty Corp.	Welltower Inc.
Paramount Group, Inc.	Spirit Realty Capital, Inc.	W.P. Carey, Inc.

The Compensation Committee reviewed the compensation levels for each NEO position relative to the Compensation Peer Group or survey data for each component of pay: annual base salary, annual incentive awards and long-term equity incentive awards (which included time-based and performance-based restricted stock unit awards) and used such data as a guide in its determination of total target direct compensation and target total cash for total NEO compensation as compared to total NEO long-term incentive awards. The Compensation Committee considered each NEO’s level and job performance, his or her duties and responsibilities at the Company compared to the duties and responsibilities of executive officers in similar positions at the Compensation Peer Group companies and in the survey data, other circumstances unique to the Company, and evaluated whether the compensation elements and levels provided to our NEOs were generally appropriate relative to their responsibilities at the Company and compensation elements and levels provided to their counterparts in the Compensation Peer Group or within survey data. The Compensation Committee considers both objective and subjective criteria to evaluate Company and individual performance, which allows it to exercise discretion with respect to certain aspects of the compensation program and not rely solely on rigid formulas and quantitative analyses. Accordingly, the Compensation Committee does not formulaically tie compensation decisions to any particular range or percentile level of total compensation paid to executives at the Compensation Peer Group companies or survey data.
Stockholder Say-on-Pay Vote
We provide our stockholders with the opportunity to vote annually on a say-on-pay proposal. At our 2020 annual meeting of stockholders held on May 21, 2020, approximately 96% of the votes cast by stockholders on the advisory vote on named executive officer compensation (the “say-on-pay proposal”) were in favor of the compensation of our NEOs.
Changes for 2020
As the Company looked toward setting compensation for 2020, the Company remained committed to structuring a compensation program that strikes a balance between short-term and long-term objectives, contains a mix of individual, business and corporate goals and that will allow the Company to retain its high quality executive officers. The Company made the changes described below to the Company’s NEO compensation program and disclosures effective in 2020 to further align executive compensation with the objective of creating long-term stockholder value.

✓	Enhanced compensation disclosures in our proxy statement.
•In response to concerns over falling AFFO per share targets year over year, we increased our disclosure to better explain why these decreasing performance goals were expected and an intentional part of our strategy for restructuring our business and enhancing value for our stockholders.

✓	Restructured our annual incentive award to reduce degree of discretion.
•Effective in 2020, the Company modified the structure of its annual incentive award program to give greater weight to an objective pre-established AFFO per share metric, significantly reducing the discretionary aspect of the program. The new program provides the opportunity to earn an annual incentive award based on achievement of a pre-established AFFO per share financial goal and tailored individual objectives. The pre-established AFFO per share objective determines 70% of each NEO’s annual incentive award on a pre-determined, formulaic basis, with a maximum payout of this portion of the award of 150% of target. The remaining 30% is awarded based on achievement of individual goals and objectives, with a maximum payout of this portion of the award of two times target. Consistent with previous years, the Compensation Committee approves specific performance measures, individual goals and a range of award opportunity (based on a percentage of base salary) for each NEO.

✓	Added a cap on payouts for performance-based restricted stock units if TSR is negative for the Chief Executive Officer.
•The performance-based restricted stock unit award granted in February 2020 to our Chief Executive Officer provides that in the event the Company’s TSR during the three-year performance period is negative, the maximum amount of the award that may vest cannot exceed target or 100%.

✓	Discontinued grants of stock options.
•For 2020, the Compensation Committee did not include stock options as an element of long-term incentive compensation.  Stock options, were awarded in 2019 and 2018 due to the unique circumstances faced by the Company as a result of the accounting issues that occurred under the Company’s prior management, specifically that the accomplishments achieved by the Company were not adequately reflected in the Company’s common stock price due, at least in part, to the overhang of litigation arising out of those accounting issues.
Elements of Compensation
For 2020, our NEO compensation consisted of three components, with the majority of NEO compensation in the form of variable pay to emphasize our commitment to pay for performance: base salary, an annual incentive award and long-term equity incentive awards, which included time-based and performance-based restricted stock unit awards.
Base Salary
The base salary payable to each NEO provides a fixed component of compensation that reflects the executive’s position and responsibilities and is based on market analysis. In February 2020, after having maintained base salaries at the same levels for five years for all NEOs except one whose base salary had remained the same for the past three years and in recognition of their high level of performance over the five-year period, the Compensation Committee determined to increase annual base salary amounts for each of the NEOs, except for the Chief Executive Officer. The base salaries for the NEOs are set forth below.

Name	2020 Base Salary	2019 Base Salary	2018 Base Salary

Glenn J. Rufrano	$1,000,000	$1,000,000	$1,000,000
Michael J. Bartolotta	$525,000	$500,000	$500,000
Lauren Goldberg	$525,000	$500,000	$500,000
Paul H. McDowell	$525,000	$500,000	$500,000
Thomas W. Roberts	$525,000	$500,000	$500,000
Annual Incentive Award
The Company pays an annual incentive award to reward executives for achieving or surpassing performance goals. Beginning in 2020, the Compensation Committee modified the structure of its annual incentive award program to give greater weight to an objective pre-established AFFO per share metric, thereby significantly reducing the discretionary aspect of the program. The new program is as set forth below:

Objective Company Achievement of AFFO Target - Weighted 70%
Individual Performance (Financial and Business Metrics and Individual Goals) - Weighted 30%

✓	Opportunity to earn an annual incentive award based on achievement of a pre-established AFFO per share financial goal and tailored individual objectives

✓	The maximum payout for any NEO may not exceed 165% of such officer’s target annual incentive award opportunity.

✓	The Compensation Committee approves individual, financial and business goals for each NEO.

✓	All of the compensation awarded under the program is at-risk.

✓	No guaranteed minimum annual incentive award.
Annual awards are generally paid in cash in March for the prior year’s performance. However, beginning with the 2019 annual incentive award, Mr. Rufrano’s award was paid in time-based restricted stock units, that vest ratably over four years, granted in February for the prior year’s performance. The objective of satisfying Mr. Rufrano’s award in restricted stock units is to further align his interests with the long-term interests of shareholders.
AFFO Per Share Scorecard (70%). At the beginning of 2020, prior to the onset of the pandemic, the Compensation Committee set an AFFO per share target for the Company of $3.20 to $3.30 consistent with the Company’s original 2020 guidance. Based on the structure of the program, 70% of each NEOs award is paid if the Company achieves this target. According to the formula used in the program, payment of this portion of the annual incentive award is increased or decreased by 10% as applicable for each five cent increase or decrease of AFFO above or below the target range, up to a maximum of 150% and down to 50% for this portion of the award, and thereafter to zero under the formula. The Company’s AFFO per share for the year ended December 31, 2020, was $3.11, thereby achieving AFFO per share at 80% and resulting in a payout of 56% of target for each of the NEOs for this objective portion of the program. For purposes of determining 2020 annual incentive awards for each NEO, the Compensation Committee continued to adhere to the compensation targets set at the beginning of the year prior to the onset of the pandemic and did not alter the original targets or exercise any additional discretion beyond that provided for in the original program structure.
Individual Scorecard (30%). For the individual scorecard, which under the new structure of the annual incentive program accounts for 30% of each NEO’s annual incentive program award and is capped at two times target, the Compensation Committee set individual performance goals to consider financial metrics (weighted 35%), key business metrics (weighted 35%) and individual performance (weighted 30%). Financial metrics generally consist of financial goals for the Company as a whole, whereas key business metrics may be targeted operational or strategic metrics related to a NEO’s area of responsibility. Individual discretionary metrics are generally additional qualitative goals and objectives for each NEO. Although the Compensation Committee considers the achievement of certain financial, key business and individual discretionary metrics for each NEO and the associated weightings, these weightings are discretionary and only provide general guidelines.

As part of the Compensation Committee’s assessment, each NEO undergoes a review of his or her performance during the year, which includes Mr. Rufrano’s review of each executive’s performance. Based upon the executive’s performance and evaluation rating, his or her award can decrease or increase up to the maximum payout of two times target for this portion of the award. Actual assessment and payout determinations for the individual scorecard are at the discretion of the Compensation Committee with input from the Chief Executive Officer. The assessment also takes into consideration each NEO’s adherence to our core values, which include being: respectful, ethical, dedicated, collaborative, and hard working. See below for additional information about items considered by the Compensation Committee as part of the individual assessments for each NEO.
To inform the Compensation Committee’s determination of actual 2020 annual incentive award payouts, the Compensation Committee used the following objectives as guidelines for the calculation of 30% of the NEOs’ awards:
Financial Metrics (Individual Scorecard: 35% weighting). The Compensation Committee considered the following Company financial metrics for 2020 in determining each of the NEO’s actual annual award: (i) the Company’s AFFO per diluted share of $3.11 per share was below the target range of $3.20 to $3.30; (ii) Normalized EBITDA was $1.0 billion; and (iii) the Company achieved Net Debt to Normalized EBITDA of 5.64x, which was in line with the Company’s initial February 2020 guidance of 5.5x to 6.0x. In addition, the Compensation Committee considered the Company’s general and administrative expenses, which results were $61.3 million, approximately $1.4 million below the Company’s general and administrative expenses for 2019. Each of these metrics are non-GAAP measures used by management to measure the financial performance of the Company. Additional information about each metric is included in Appendix A.
Key Business Metrics (Individual Scorecard: 35% weighting). The various business metrics considered included, but were not limited to:
•certain operational metrics, such as tenant occupancy rates (which the Company targeted to be approximately 98.0% and was in line with guidance for 2020) and same store contract rental revenue growth (targeted at 0.3% to 0.8% and was (1.3)% for 2020);
•dispositions for the year of $438.4 million (the Company’s original guidance targeted $250.0 million to $350.0 million of dispositions), and acquisitions for the year of $342.5 million (the Company’s original guidance targeted $1.0 billion to $1.3 billion of acquisitions), which was below the Company’s original guidance as it paused its acquisition program for the second and third quarters of 2020 in light of the ongoing COVID-19 pandemic and in order to preserve cash;
•management of the Company’s debt maturities, including improving the Company’s weighted average debt term which increased to 6.0 years in 2020 from 4.8 years in 2019, and development of financing plans for certain of the Company’s debt;
•access to the debt and equity capital markets, including through the Company’s continuous equity offering program; issuance of $600.0 million aggregate principal amount of 3.40% senior notes due 2028, $500.0 million aggregate principal amount of 2.20% senior notes due 2028, and $700.0 million aggregate principal amount of 2.85% senior notes due 2032; and issuance of 13.3 million shares under the Company’s continuous equity offering program for net proceeds of approximately $478.7 million, after underwriting discounts and offering expenses; and
•continued management of operational expenses within each NEO’s departmental budget.

Individual Performance (Individual Scorecard: 30% weighting). The Compensation Committee also considered the individual successes and goals of each NEO, which among other things, included succession planning for each executive’s department, and the input from Mr. Rufrano as to each other NEO’s performance during the year. Although Mr. Rufrano provides the Compensation Committee his assessment of each other executive’s performance and achievements, the ultimate payout is determined by the Compensation Committee.
In determining the individual scorecard actual payouts for 2020, the Compensation Committee considered the additional Company and individual goals set at the beginning of the year and actual performance during 2020 particularly in light of the impact of COVID-19. More specifically, the Compensation Committee considered the following as part of the individual scorecard performance assessments for each executive:

Glenn J. Rufrano
•Following the achievements under our initial business plan, created a new business plan to provide for future growth. Successfully managed the Company’s business through 2020 and the effects of COVID-19.

•Completed acquisitions of $342.5 million, as the Company paused its acquisition program for the second and third quarters of 2020 in light of the pandemic and in order to preserve cash.
•Oversaw the acquisition of $246.8 million of properties for the industrial partnership and $33.1 million for the office partnership.
•Oversaw the issuance of $1.8 billion in aggregate principal amount of senior notes.
•Oversaw the successful use of the Company’s ATM continuous equity offering program for net proceeds of $478.7 million, after underwriting discounts and offering expenses for 2020.
•Continued to expand the Company’s investor base.
•Oversaw the successful transition of employees to a remote work environment in light of COVID-19 and the implementation of a Company COVID-19 response plan.
•Oversaw the Company’s achievement of rent collection of 87% for the second quarter, 95% for the third quarter, and 98% for the fourth quarter in light of the COVID-19 pandemic.
•Continued to foster a culture of compliance and transparency.

Michael J. Bartolotta
•Managed the volume, timing and funding of acquisitions and dispositions to achieve targeted Net Debt to EBITDA of 5.64x.
•Successfully completed $1.8 billion in aggregate principal amount of senior notes further staggering the Company’s debt maturity profile and increasing the Company’s weighted average debt term to 6.0 years.
•Successfully accessed the equity capital markets through the Company’s continuous equity offering program and issued 13.3 million shares under the Company’s continuous equity offering program for net proceeds of approximately $478.7 million, after underwriting discounts and offering expenses.
•Continued to manage the Company’s debt reduction efforts and used proceeds from the senior notes offerings along with borrowings under the Company’s revolving credit facility and cash on hand to repay the $900.0 million term loan including related interest rate swap agreements, fund the redemption of 12.0 million shares of the Company’s 6.70% Series F preferred stock, repay $195.9 million of mortgage debt, and repay its 3.75% convertible senior notes due 2020, resulting in significant anticipated interest savings in 2021 and going forward.
•Achieved unencumbered assets ratio of 81.7% and a fixed charge coverage ratio of 3.43x.
•Successfully managed capital expenditures as well as operating expenses for the Company, including its information technology, accounting and finance departments.
•Oversaw the successful transition of department employees to a remote work environment in light of COVID-19.
•Continued to foster a culture of compliance and transparency.

Lauren Goldberg
•Successfully completed $1.8 billion in aggregate principal amount of senior notes further staggering the Company’s debt maturity profile and increasing the Company’s weighted average debt term to 6.0 years.
•Managed all legal aspects of the redemption of 12.0 million shares of the Company’s 6.70% Series F preferred stock, the Reverse Stock Split, the issuance of $1.8 billion of senior notes and all securities filings and capital markets transactions.
•Managed the Company’s litigation and related costs and insurance recoveries.
•Supervised and oversaw key corporate initiatives, including managing the Company’s annual stockholder meeting and Board oversight of ESG initiatives.
•Successfully managed operating expenses for the legal, compliance and risk management departments.
•Oversaw the successful transition of department employees to a remote work environment in light of COVID-19 and the implementation of a Company COVID-19 response plan.
•Continued to foster a culture of compliance and transparency.

Paul H. McDowell
•Managed the Company’s requests for rent relief and achievement of rent collection of 87% for the second quarter, 95% for the third quarter, and 98% for the fourth quarter in light of the COVID-19 pandemic.

•Maintained tenant occupancy rates of approximately 98.1% for the year.
•Improved portfolio diversification between retail, restaurant, industrial and office properties.
•Achievements with respect to tenants with an investment grade rating and made significant efforts towards maintaining the Company’s weighted average lease term.
•Led with credibility and strong competence during Mr. Rufrano’s recovery from COVID-19.
•Successfully managed capital expenditures as well as operating expenses for the Company, including its real estate operations departments.
•Oversaw the successful transition of department employees to a remote work environment in light of COVID-19.
•Continued to foster a culture of compliance and transparency.

Thomas W. Roberts
•Completed acquisitions of $342.5 million, as the Company paused its acquisition program for the second and third quarters of 2020 in light of the ongoing COVID-19 pandemic and in order to preserve cash.
•Oversaw the acquisition of $246.8 million of properties for the industrial partnership and $33.1 million for the office partnership.
•Managed the volume, timing and funding of acquisitions and dispositions to achieve targeted Net Debt to EBITDA of 5.64x.
•Successfully managed internal acquisition and disposition expenses.
•Achievements with respect to tenants with an investment grade rating and efforts towards maintaining the Company’s weighted average lease term, as well as property diversification generally, within the Company’s targeted ranges.
•Oversaw the successful transition of department employees to a remote work environment in light of COVID-19.
•Continued to foster a culture of compliance and transparency.

2020 Actual Annual Incentive Award Payouts. Based on an evaluation of the performance and contribution of each of the NEOs, the Compensation Committee approved an annual incentive award for each of the NEOs.
Each NEO has a target annual incentive award opportunity defined as a percentage of base salary. The following table shows the target and maximum annual incentive award opportunities for 2020 for each of our NEOs and the actual award earned (which actual amounts earned are also reported in the “Summary Compensation Table - Non-Equity Incentive Plan Compensation” below). For each of the NEOs, the target annual award is a percentage of the executive’s base salary. The target award opportunity as a percentage of base salary for each NEO remained the same as in 2019. There is no minimum guaranteed annual incentive award. The actual annual incentive award that each NEO received for 2020 for the AFFO per share scorecard (70% weighting) was pre-determined based upon the Company’s achievement of AFFO for the year and for the individual scorecard (30% weighting) was determined by the Compensation Committee. Due to the difficult circumstances encountered in 2020, and the Company’s achievement of AFFO of $3.11 per share, resulting in an 80% payout of the AFFO portion of the annual incentive award, each NEO received an annual incentive award less than his/her target opportunity. Annual incentive awards were paid in cash in March 2021 for all executives other than Mr. Rufrano. To further incentivize Mr. Rufrano’s continued retention and focus on the long-term performance of our shares, the Compensation Committee determined to pay Mr. Rufrano’s annual incentive award in time-based restricted stock units that vest over four years.

Name	Target Opportunity (as a % of Base Salary)	Target Opportunity ($)	Maximum Opportunity ($)	Actual Annual Incentive Award ($)

Glenn J. Rufrano	150%	$1,500,000	$2,475,000	$1,290,000	(1)
Michael J. Bartolotta	130%	$682,500	$1,126,125	$587,000
Lauren Goldberg	105%	$551,250	$909,563	$474,000
Paul H. McDowell	115%	$603,750	$996,188	$540,000
Thomas W. Roberts	120%	$630,000	$1,039,500	$540,000
__________________________
(1)Mr. Rufrano’s 2020 performance-based annual incentive award was paid in a time-based restricted stock unit award granted in February 2021. This award will be reported in the Company’s 2021 Summary Compensation Table in next year’s proxy statement.
Long-Term Equity Incentive Awards
The objectives of the Company’s long-term incentive compensation program are to:
•Reward achievement over a multi-year period;
•Align the interests of executives with those of stockholders by focusing executives on the Company’s stockholder return performance; and
•Provide a retention mechanism through multi-year vesting.
The long-term equity incentive opportunity for the 2020 executive compensation program consisted exclusively of restricted stock unit awards with a combination of performance-based and time-based vesting. For Mr. Rufrano, the mix of annual restricted stock unit awards in 2020 was two-thirds performance based and one-third time based and for all other NEOs, the mix of annual restricted stock unit awards in 2020 was one-half performance based and one-half time based. For each of the NEOs, the amount of their individual long-term equity incentive awards was determined by the Compensation Committee.
Both the time-based and performance-based restricted stock units include a right to receive dividend equivalents with respect to the shares subject to the award, which are subject to the same vesting conditions as the underlying shares.
Equity awards granted to the NEOs under the Equity Plan in 2020 are included under “Compensation Tables-Grants of Plan Based Awards” and are described further below.
Time-Based Restricted Stock Units. The restricted stock units that are subject to time-based vesting vest, for all NEOs other than Mr. Rufrano, ratably on each of the first three anniversaries of February 23, 2020 and for Mr. Rufrano, vest ratably on each of the first four anniversaries of February 23, 2020.
Performance-Based Restricted Stock Units. The restricted stock units that are subject to performance-based vesting will vest only if the Company achieves certain performance conditions over a three-year performance period of January 1, 2020 to December 31, 2022, subject to review and approval by the Compensation Committee. For Mr. Rufrano, in addition to meeting these performance conditions over a three-year performance period, his performance-based restricted stock unit award is also subject to a further one-year time-based vesting requirement following the conclusion of the performance period.
The target award of the performance-based restricted stock units granted to NEOs is eligible to vest in an amount ranging from 0% to 160% of target, as follows:
(i) 50% of the target award will vest, if at all, based on the Company’s TSR relative to the TSR of the Nareit Equity Market Index, during the performance period, and
(ii) 50% of the target award will vest, if at all, based on the Company’s TSR relative to the stockholder return of the Performance Peer Group (set forth below) during the performance period, subject to each executive’s continued service through the end of the performance period.
However, with respect to the performance-based restricted stock unit award for the Chief Executive Officer, in the event the Company has a negative TSR for the performance period, then the target award will not vest in an amount greater than 100%.
Use of these weightings allows the Compensation Committee to consider the Company’s performance against the broader industry by reviewing its performance against the Nareit Equity Market Index as well as to consider the Company’s performance against a more focused triple net-lease REIT Performance Peer Group that is more closely aligned to the Company’s business. In 2020, the Compensation Committee evaluated its Performance Peer Group and determined that the group continued to appropriately represent the Company’s net-lease REIT peers and therefore did not make any changes to the peer group members. For purposes of the peer group weighting, the Company maintained the following REITs for inclusion in the “Performance Peer Group”:

Agree Realty Corp.	National Retail Properties, Inc.	STORE Capital Corporation
Essential Properties Realty Trust, Inc.	Realty Income Corporation	W.P. Carey, Inc.
Lexington Realty Trust	Spirit Realty Capital, Inc.

Under the awards, TSR is calculated as the stock price appreciation from the beginning to the end of the period, plus dividends and distributions made or declared during the period (assuming such dividends or distributions are reinvested in common stock), expressed as a percentage return. If performance falls between the points specified below, the percentage of restricted stock units that will vest will be determined using linear interpolation between such points except that there is no interpolation for payouts below 50%. As described in the charts below, achievement of any vesting below a 50% vesting percentage is more restrictive for the Company’s Chief Executive Officer than for its other NEOs.

Nareit Equity Market Index (50% Weighting)
Vesting Percentages for NEOs(1)

Company TSR Percentile	Vesting Percentage (as a percentage of Target Award)

> 65th Percentile	160%
60th Percentile	130%
55th Percentile	100%
45th Percentile	75%
> 35th Percentile	50%
> 10th Percentile and < 35th Percentile	25%
< 10th Percentile	0%

__________________________
(1)For the Chief Executive Officer only, a TSR less than the 35th percentile results in a 0% vesting percentage.

Performance Peer Group (50% Weighting)
Vesting Percentages for NEOs(2)

Company TSR vs. Performance Peer Group 55th Percentile (Percentage Point Difference)	Vesting Percentage (as a percentage of Target Award)

> + 6% points	160%
+ 3% points	130%
0% points (performance = 55th percentile)	100%
-2.5% points	75%
> -5% points	50%
> -10% Points and < -5% Points	25%
< -10% points	0%
__________________________
(2)For the Chief Executive Officer only, a TSR percentage point differential less than -5% results in a 0% vesting percentage.
2018 Performance-Based Restricted Stock Units. As previously disclosed in the Company’s proxy statement filed with the SEC on March 21, 2019, in 2018, the Compensation Committee awarded performance-based restricted stock units which had a three-year performance period of January 1, 2018 to December 31, 2020. The 2018 performance-based restricted stock units were eligible to vest in an amount ranging from 0% to 160% of the target award based on the Company’s TSR achievement as compared to the Nareit Equity Market Index (weighted 50%) and the Performance Peer Group (weighted 50%). The Performance Peer Group for the 2018 performance-based restricted stock units included the following performance peers: Agree Realty Corp., Lexington Realty Trust, National Retail Properties, Inc., Realty Income Corporation, Spirit Realty Capital, Inc., STORE Capital Corporation and W.P. Carey, Inc. Following the completion of the performance period, the Compensation

Committee determined that based on achievement of the vesting criteria, approximately 75% of the target award of the 2018 performance-based restricted stock units would vest and the remainder of the target award was canceled.
Executive Equity Ownership Guidelines
In order to further foster the strong ownership culture among our senior executive management team and ensure the continued direct alignment of management and stockholder interests, we have adopted executive equity ownership guidelines requiring that our executive officers maintain a minimum ownership level of equity in the Company. The equity ownership requirements for our executives are as follows:

Chief Executive Officer	6 times annual base salary
Chief Financial Officer	3 times annual base salary
All Other Executive Officers	2 times annual base salary

Executive officers have five years from the date of becoming an executive officer to satisfy the ownership requirement. To the extent an officer has not achieved compliance with these guidelines, he or she is required to hold 70% of any vested equity awards (exclusive of any shares withheld to satisfy tax withholding obligations). As of December 31, 2020, all of the officers subject to the equity ownership guidelines satisfied the ownership requirements.
We have also adopted equity ownership guidelines for our Board of Directors. See “Compensation of the Board of Directors — Director Stock Ownership Guidelines.”
Employment Agreements
The Company has entered into an employment agreement with each of our NEOs. These agreements provide for a minimum base salary, an initial target annual incentive award opportunity, as well as long-term equity incentive awards that will be determined on the same basis as equity awards made generally to other senior executives of the Company. See “Compensation Tables — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” for additional information about the employment agreements.
In addition, the employment agreements provide for reasonable severance benefits upon involuntary termination of employment or termination by the executive for Good Reason as defined in the agreement (including for Mr. Rufrano upon termination within a Change in Control Period, as defined in his employment agreement). The Compensation Committee believes that such reasonable severance policies serve the interests of the stockholders as they reduce the risk and uncertainty for our executives, enabling them to focus on their duties without the distraction of worrying about their own employment status during times of transition.
Clawback Policy
On February 22, 2017, the Board of Directors, upon a recommendation from the Compensation Committee, adopted a clawback policy in advance of the SEC adopting final rules and regulations related thereto, as the Board determined that it was in the best interests of the Company and its stockholders to adopt such a policy providing for the recoupment of officer compensation in the event the Company is required to prepare a financial restatement due to the material non-compliance of the Company with any financial reporting requirement. In such an event, the Compensation Committee, after taking into account any factors it deems reasonable, may require any of the Company’s officers subject to the reporting requirements of Section 16 of the Exchange Act to repay or forfeit to the Company that part of his or her incentive compensation received by the officer during the three-year period preceding the publication of the restated financial statements that was in excess of the amount the officer would have received based on the results reported in the restated financial statements.
Analysis of Risk Associated with Our Executive Compensation Program
Our Compensation Committee has discussed the concept of risk as it relates to our executive compensation program, including with its independent advisor Semler Brossy, and the Compensation Committee does not believe our executive compensation program encourages excessive or inappropriate risk taking for the reasons stated below.
We structure our pay to consist of both fixed and variable compensation. The fixed portion (base salary) of compensation is designed to provide a base level of income regardless of our financial or share price performance. The variable portions of compensation (annual incentive awards and long-term equity incentive awards) are designed to encourage and reward both short and long-term corporate performance. For short-term performance, the annual incentive awards is awarded based on assessments of performance during the prior year with 70% of the payout determined based upon the objective achievement of an AFFO target and the remaining 30% based on a discretionary evaluation of certain financial and non-financial objectives. In addition, payouts under the annual incentive awards are capped for all officers. For long-term performance, restricted stock unit awards, which comprise a mix of time-based and performance-based awards, limit incentives for risk taking. Time-based restricted stock unit awards vest over three or four years and performance-based equity awards generally vest based on the Company’s TSR over a three-year period as compared to two different independent peer sets and are subject to a maximum vesting percentage if the performance criteria are met. In addition, for the Chief Executive Officer, payout is capped at 100% of the target award to the extent the Company’s TSR is negative for the performance period.
As noted above, the Company has also adopted good governance practices which mitigate against undue risk taking including benchmarking executive compensation, robust stock ownership guidelines, prohibition against pledging and hedging Company securities and adoption of a clawback policy.
Overall, our executive compensation program is structured to achieve its objectives by (i) providing incentives to our NEOs to manage the Company for the creation of long-term stockholder value, (ii) avoiding the type of disproportionately large short-term incentives that could encourage our NEOs to take risks that may not be in the Company’s long-term interests, (iii) requiring our NEOs to maintain a significant investment in the Company, and (iv) evaluating annually an array of performance criteria in determining executive compensation rather than focusing on a single metric.
Deductibility of Executive Compensation
The Compensation Committee’s policy is to consider the tax treatment of compensation paid to our executive officers while simultaneously seeking to provide our executives with appropriate rewards for their performance. The SEC requires that we comment upon our policy with respect to Section 162(m) of the Code, which limits the deductibility of compensation of more than $1.0 million paid to any “covered employee” unless certain exceptions are met, primarily relating to “performance-based compensation.” Although certain qualifying “performance-based compensation” was previously exempt from this deduction limit, the Tax Cuts and Jobs Act of 2017 (the “TCJA”) made certain changes to Section 162(m) of the Code. Pursuant to such changes, “performance-based compensation” is no longer exempt under Section 162(m) of the Code effective for tax years beginning after January 1, 2018, subject to a transition rule for written binding contracts which were in effect on November 2, 2017 and which were not modified in any material respect on or after such date.

The Internal Revenue Service had previously issued a series of private letter rulings which indicated that compensation paid by an operating partnership to executive officers of a REIT that serves as its general partner is not subject to the limitation under Section 162(m) to the extent such compensation is attributable to services rendered to the REIT’s operating partnership. However, in December 2019, the Internal Revenue Service issued proposed regulations under Section 162(m) that are effective for taxable years ending on or after December 20, 2019 and represent a significant change from the Internal Revenue Service’s prior position. The proposed regulations provide that compensation subject to Section 162(m) now includes compensation paid to a covered employee by an operating partnership to the extent the publicly held corporation is allocated a distributive share of the operating partnership’s deduction for that compensation. To the extent that compensation paid to our executive officers is subject to and does not qualify for deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income taxation as dividend income rather than return of capital. However, we do not believe that Section 162(m) will materially affect the taxability of stockholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder. Further, our Compensation Committee believes that our stockholders’ interests are best served if the Compensation Committee’s discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expense. For these reasons, the Compensation Committee’s compensation policy and practices are not directly guided by considerations relating to Section 162(m) of the Code.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee
Julie G. Richardson (Chair)
Mary Hogan Preusse
Richard J. Lieb

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table shows the amount of securities available under the Company’s equity compensation plans as of December 31, 2020:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights(2) (b)	Securities available for future issuance under equity compensation plans (3) (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,598,842	$37.85	20,400,811
Equity compensation plans not approved by security holders	—	$—	—
Total	1,598,842	$37.85	20,400,811

__________________________
(1)Includes awards of time-based restricted stock units, performance-based restricted stock units (assuming the maximum level of performance achievement), deferred stock units and common stock issuable upon the exercise of outstanding options as of December 31, 2020.
(2)Because there is no exercise price associated with restricted stock units and deferred stock units, such awards are not included in the weighted average exercise price calculation.
(3)Represents the total number of shares of common stock reserved for issuance under the Company’s equity compensation plans as of December 31, 2020.

COMPENSATION TABLES
Summary Compensation Table
The following table summarizes the total compensation paid to or earned by our NEOs for the years ended 2020, 2019 and 2018.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)		All Other Compensation ($)(7)	Total Compensation ($)
Glenn J. Rufrano Chief Executive Officer	2020	1,000,000	—	6,580,805	—	—	(6)	729,686	8,310,491
	2019	1,000,000	—	4,926,470	300,000	—		594,648	6,821,118
	2018	1,000,000	1,615,000	4,851,634	300,000	—		314,179	8,080,813
Michael J. Bartolotta Executive Vice President (“EVP”), Chief Financial Officer	2020	520,833	—	1,305,685	—	587,000		168,206	2,581,724
	2019	500,000	815,000	1,107,078	300,000	—		116,452	2,838,530
	2018	500,000	740,000	1,075,521	300,000	—		59,259	2,674,780
Lauren Goldberg EVP, General Counsel and Secretary	2020	520,833	—	1,205,278	—	474,000		152,370	2,352,481
	2019	500,000	680,000	1,006,433	300,000	—		107,747	2,594,180
	2018	500,000	615,000	977,745	300,000	—		50,481	2,443,226
Paul H. McDowell EVP, Chief Operating Officer	2020	520,833	—	1,230,355	—	540,000		157,499	2,448,687
	2019	500,000	730,000	1,031,596	300,000	—		111,078	2,672,674
	2018	500,000	665,000	1,002,188	300,000	—		46,205	2,513,393
Thomas W. Roberts EVP, Chief Investment Officer	2020	520,833	—	1,556,752	—	540,000		204,709	2,822,294
	2019	500,000	760,000	1,358,684	300,000	—		148,228	3,066,912
	2018	500,000	690,000	1,319,958	300,000	—		76,289	2,886,247
__________________________
(1)Represents base salary earned during the year. Effective March 1, 2020, the base salary for each of Messrs. Bartolotta, McDowell and Roberts and for Ms. Goldberg was increased to $525,000.
(2)Represents performance-based annual incentive cash bonus earned during 2018 and 2019 and paid in cash in the following year for all executives with the exception of Mr. Rufrano whose performance-based annual incentive bonus for 2019 was paid in a time-based restricted stock unit award granted in February 2020.
(3)Reflects the grant date fair value of restricted stock unit awards computed in accordance with ASC Topic 718, without regard to forfeitures. For further information on how we account for equity-based compensation and the assumptions used, see “Note 13 - Equity-based Compensation” to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 24, 2021. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual values, if any, that will be realized by the executives. The underlying grants are presented in further detail in the “Grants of Plan-Based Awards” table below. For Mr. Rufrano, the amount in 2020 includes his 2019 performance-based annual incentive award that was paid in a time-based restricted stock unit award granted in February 2020 and vests ratably over four years. The maximum potential payouts under the performance-based restricted stock units granted under the Equity Plan during 2020 for each of the NEOs, based upon the grant date fair value of the awards computed in accordance with ASC Topic 718, without regard to forfeitures, would be as follows: Mr. Rufrano - $5.2 million, Mr. Bartolotta - $1.0 million, Ms. Goldberg - $0.97 million, Mr. McDowell - $0.99 million and Mr. Roberts - $1.3 million.
The 2018 performance-based restricted stock units awarded by the Compensation Committee in 2018, which represented two-thirds of Mr. Rufrano’s 2018 long-term equity incentive award and one-half of the long-term equity incentive award for each of the other NEOs, are included in the “Summary Compensation Table” for fiscal year 2018. These awards had a three-year performance period of January 1, 2018 to December 31, 2020. Following the completion of the performance period, the Compensation Committee determined that based on partial achievement of the vesting criteria, 75.24% of the 2018 performance-based restricted stock units would vest and the remainder would not and were canceled. For additional information about these awards, see the “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity Incentive Awards” herein.
(4)Reflects the grant date fair value of option awards computed in accordance with ASC Topic 718, without regard to forfeitures. For further information on how we account for equity-based compensation and assumptions used, see “Note 13 - Equity-based Compensation” to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 24, 2021. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual values, if any, that will be realized by the executives.  The underlying awards are presented in further detail in the “Grants of Plan-Based Awards” table below.
(5)Represents performance-based annual incentive award earned during 2020 and paid in cash in the following year for all executives with the exception of Mr. Rufrano whose performance-based annual incentive award for 2020 was paid in a time-based restricted stock unit award granted in February 2021. See “Compensation Discussion and Analysis-Elements of Compensation-Annual Incentive Award” for a discussion of each NEO’s actual award relative to his or her target award for 2020.
(6)Mr. Rufrano’s 2020 performance-based annual incentive award was $1,290,000 and was paid in a time-based restricted stock unit award granted in February 2021 that vests ratably over four years. This award will be reported in the Company’s 2021 Summary Compensation Table in next year’s proxy statement.

(7)The table below shows the components of “All Other Compensation” for 2020, which includes dividends or dividend equivalents paid on stock awards, 401(k) matching contributions and other taxable fringe benefits.

Name	Dividends/Dividend Equivalents Paid on Stock Awards ($)	401(k) Match($)	Other($)±	Total($)
Glenn J. Rufrano	716,134	6,750	6,802	729,686
Michael J. Bartolotta	157,840	6,750	3,616	168,206
Lauren Goldberg	143,490	6,750	2,130	152,370
Paul H. McDowell	147,078	6,750	3,671	157,499
Thomas W. Roberts	193,713	6,750	4,246	204,709
__________________________
± Represents amounts for Company-paid long-term disability and group term life insurance.
Grants of Plan-Based Awards for Fiscal Year 2020
The following table sets forth information with respect to the awards granted to NEOs during the fiscal year ended December 31, 2020. Amounts in the table below have been adjusted to account for the Reverse Stock Split.

Name	Grant Date	Approval Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)		Grant Date Fair Value of Stock and Option Awards ($)(6)
			Threshold ($)(2)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Glenn J. Rufrano	02/25/2020	02/24/2020	—	—	—	17,289	69,156	110,650	—		3,264,163
	02/25/2020	02/24/2020	—	—	—	—	—	—	34,578		1,666,660
	02/25/2020	02/24/2020	—	—	—	—	—	—	34,232	(5)	1,649,982
			525,000	1,500,000	2,475,000	—	—	—	—		—
Michael J. Bartolotta	02/25/2020	02/24/2020	—	—	—	1,686	13,485	21,576	—		655,708
	02/25/2020	02/24/2020	—	—	—	—	—	—	13,485		649,977
			238,875	682,500	1,126,125	—	—	—	—		—
Lauren Goldberg	02/25/2020	02/24/2020	—	—	—	1,556	12,448	19,917	—		605,284
	02/25/2020	02/24/2020	—	—	—	—	—	—	12,448		599,994
			192,938	551,250	909,563	—	—	—	—		—
Paul H. McDowell	02/25/2020	02/24/2020	—	—	—	1,588	12,707	20,331	—		617,878
	02/25/2020	02/24/2020	—	—	—	—	—	—	12,707		612,477
			211,313	603,750	996,188	—	—	—	—		—
Thomas W. Roberts	02/25/2020	02/24/2020	—	—	—	2,010	16,078	25,725	—		781,793
	02/25/2020	02/24/2020	—	—	—	—	—	—	16,078		774,960
			220,500	630,000	1,039,500	—	—	—	—		—
__________________________
(1)Represents performance-based annual incentive cash award that could have been earned during 2020 and would be paid in cash in the following year for all executives with the exception of Mr. Rufrano whose performance-based annual incentive award for 2020 was paid in a time-based restricted stock unit award granted in February 2021. See “Compensation Discussion and Analysis-Elements of Compensation-Annual Incentive Award” for a discussion of each NEO’s actual award relative to his or her target award for 2020.
(2)There is no minimum guaranteed annual incentive award.
(3)Represents performance-based restricted stock units granted under the Equity Plan during 2020. These restricted stock units vest based on the achievement of certain performance conditions, which are based on the Company’s TSR relative to its peers and the Nareit Equity Market Index over a three-year period from January 1, 2020 to December 31, 2022. For Mr. Rufrano, subject to the achievement of these performance conditions, the restricted stock units will vest on February 23, 2024, subject to his continued employment through this date. These amounts exclude dividend equivalent rights which are eligible to vest upon the conclusion of the applicable performance period and upon February 23, 2024 for Mr. Rufrano. The threshold, target and maximum amounts correspond to the number of restricted stock units that would be earned in the event that specified performance goals are achieved. For more information on performance-based restricted stock units, see “Compensation Discussion and Analysis-Elements of Compensation-Long-Term Equity Incentive Award.”
(4)Represents time-based restricted stock units granted under the Equity Plan during 2020. These restricted stock units vest in equal installments on each of the first three anniversaries of February 23, 2020 and for Mr. Rufrano these restricted stock units vest in equal installments on each of the first four anniversaries of February 23, 2020, subject in each case to continued service. For more information on time-based restricted stock units, see “Compensation Discussion and Analysis-Elements of Compensation-Long-Term Equity Incentive Award.”

(5)Represents time-based restricted stock units granted under the Equity Plan for payment of the 2019 performance-based annual incentive award.
(6)The grant date fair value of each award was computed in accordance with ASC Topic 718, without regard to forfeitures. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual values, if any, that will be realized by the NEOs.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Below is a summary of the employment agreements with our NEOs.
Glenn J. Rufrano
Pursuant to an employment agreement with the Company, originally effective as of April 1, 2015 and amended on February 21, 2018, Mr. Rufrano receives an annual base salary of not less than $1,000,000 and is eligible to receive a target annual incentive award equal to 150% of his base salary. Mr. Rufrano’s employment agreement is subject to additional one-year terms unless terminated pursuant to the terms of his employment agreement. Mr. Rufrano’s base salary is reviewed at least annually to determine if his base salary should be increased in the discretion of the Compensation Committee. Under his amended employment agreement, Mr. Rufrano is eligible to receive an annual long-term incentive equity award with respect to shares of common stock or other securities for each calendar year during the term of his employment which shall be subject to such terms and conditions, including the type of award and vesting conditions, as may be determined by the Compensation Committee.
Mr. Rufrano is subject to non-compete and non-solicitation for a period of two years after his termination of employment (or for a period of one year thereafter, in the event that the Company does not renew Mr. Rufrano’s employment term other than during a Change in Control Period (as defined in his employment agreement)).
Michael J. Bartolotta
Pursuant to an employment agreement with the Company, effective as of October 5, 2015 and amended on February 21, 2018, Mr. Bartolotta is entitled to a minimum annual base salary of $500,000 and is eligible to receive an initial target annual incentive award equal to 125% of his base salary. In February 2019, the Compensation Committee approved a target annual incentive award equal to 130% of his base salary to better align his total cash compensation with the external market. Mr. Bartolotta is also eligible to receive annual long-term incentive equity awards for each calendar year of employment, as may be determined by the Compensation Committee in consultation with the Chief Executive Officer and will be determined on the same basis as equity awards made generally to other senior executives of the Company.
Mr. Bartolotta is subject to twelve months of non-compete and non-solicitation following the termination of his employment.
Lauren Goldberg
Pursuant to an employment agreement with the Company, effective as of May 26, 2015, as amended on February 23, 2016 and on February 21, 2018, Ms. Goldberg is entitled to receive a minimum annual base salary of $450,000 and is eligible to receive an initial target annual incentive equal to 100% of her base salary. In February 2019, the Compensation Committee approved a target annual incentive award equal to 105% of her base salary to better align her total cash compensation with the external market. She is also eligible to receive annual long-term equity awards for each calendar year of employment, as may be determined by the Compensation Committee in consultation with the Chief Executive Officer and will be determined on the same basis as equity awards made generally to other senior executives of the Company.
Ms. Goldberg is subject to twelve months of non-compete and non-solicitation following the termination of her employment.
Paul H. McDowell
Effective as of February 23, 2016, Mr. McDowell and the Company entered into an amended and restated employment agreement which superseded and replaced in all respects the prior employment agreement with the Company, effective as of January 8, 2014 as amended on February 21, 2018. Pursuant to the employment agreement, Mr. McDowell is entitled to receive a minimum annual base salary of $500,000 and is eligible to receive an initial target annual incentive award equal to 100% of his base salary. In February 2019, the Compensation Committee approved a target annual incentive award equal to 115% of his base salary to better align his total cash compensation with the external market. He is eligible to receive annual long-term equity awards for each calendar year of employment, as may be determined by the Compensation Committee in consultation with the Chief Executive Officer and will be determined on the same basis as equity awards made generally to other senior executives of the Company.

Mr. McDowell is subject to twelve months of non-compete and non-solicitation following the termination of his employment.
Thomas W. Roberts
Effective as of February 23, 2016, Mr. Roberts and the Company entered into an amended and restated employment agreement which superseded and replaced in all respects his prior employment agreement with the Company, effective as of April 1, 2015 as amended on February 21, 2018. Pursuant to his employment agreement, Mr. Roberts is entitled to receive a minimum annual base salary of $500,000 and is eligible to receive an initial target annual incentive award of up to 100% of his base salary. In February 2019, the Compensation Committee approved a target annual incentive award equal to 120% of his base salary to better align his total cash compensation with the external market. Mr. Roberts is also eligible to receive annual long-term incentive equity awards for each calendar year of employment, as may be determined by the Compensation Committee in consultation with the Chief Executive Officer and will be determined on the same basis as equity awards made generally to other senior executives of the Company.
Mr. Roberts is subject to twelve months of non-compete and non-solicitation following the termination of his employment.
Outstanding Equity Awards at Fiscal Year End

The following table provides a summary of outstanding stock option and restricted stock units awards granted to NEOs as of December 31, 2020. Amounts in the table below have been adjusted to account for the Reverse Stock Split. The market value of restricted stock unit awards is based on the closing price of the Company’s common stock on December 31, 2020, which was $37.79.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Glenn J. Rufrano	—	81,081	—	41.30	02/20/2029	115,932	4,381,070	150,855	5,700,810
	—	78,947	—	34.20	02/21/2028
Michael J. Bartolotta	—	81,081	—	41.30	02/20/2029	27,911	1,054,757	26,965	1,019,007
	—	78,947	—	34.20	02/21/2028
Lauren Goldberg	—	81,081	—	41.30	02/20/2029	25,563	966,026	24,702	933,489
	—	78,947	—	34.20	02/21/2028
Paul H. McDowell	—	81,081	—	41.30	02/20/2029	26,150	988,209	25,268	954,878
	—	78,947	—	34.20	02/21/2028
Thomas W. Roberts	—	81,081	—	41.30	02/20/2029	33,783	1,276,660	32,622	1,232,785
	—	78,947	—	34.20	02/21/2028
__________________________
(1)Represents stock option awards granted on February 20, 2019 and February 21, 2018, and which vest in full on February 20, 2022 and February 21, 2021, respectively, subject to the executive’s continued service.
(2)The following table presents by grant date the number of shares of time-based restricted stock units outstanding, including the applicable vesting conditions, as of December 31, 2020. Amounts in the table below have been adjusted to account for the Reverse Stock Split. Awards will generally vest in equal installments over the applicable vesting period as noted below.

Name	Grant Date	Type of Award	Number of Time-Based Shares or Restricted Stock Units That Have Not Vested (#)	Ratable Vesting on the Anniversary of the Grant Date for the Following Number of Years†
Glenn J. Rufrano	February 25, 2020	Restricted Stock Units	34,578	Four
	February 25, 2020	Restricted Stock Units	34,232	Four
	February 20, 2019	Restricted Stock Units	30,637	Four
	February 21, 2018	Restricted Stock Units	16,485	Three
Michael J. Bartolotta	February 25, 2020	Restricted Stock Units	13,485	Three
	February 20, 2019	Restricted Stock Units	8,986	Three
	February 21, 2018	Restricted Stock Units	5,440	Three
Lauren Goldberg	February 25, 2020	Restricted Stock Units	12,448	Three
	February 20, 2019	Restricted Stock Units	8,170	Three
	February 21, 2018	Restricted Stock Units	4,945	Three
Paul H. McDowell	February 25, 2020	Restricted Stock Units	12,707	Three
	February 20, 2019	Restricted Stock Units	8,374	Three
	February 21, 2018	Restricted Stock Units	5,069	Three
Thomas W. Roberts	February 25, 2020	Restricted Stock Units	16,078	Three
	February 20, 2019	Restricted Stock Units	11,029	Three
	February 21, 2018	Restricted Stock Units	6,676	Three
__________________________
†Such restricted stock units vest in four or three, as applicable, equal installments on each of the one-year anniversaries of February 23, 2020, 2019, and 2018, as applicable.
(3)Represents restricted stock units that will vest subject to the achievement of certain performance conditions at target levels for awards granted in 2020 and 2019. The performance conditions are based on the Company’s TSR relative to its peers and the Nareit Equity Market Index. The performance period for awards granted in 2020 is January 1, 2020 to December 31, 2022 and for awards granted in 2019 is January 1, 2019 to December 31, 2021. For Mr. Rufrano, subject to the achievement of these performance conditions, the restricted stock units are also subject to his continued employment through February 23, 2024 and February 23, 2023, respectively. The amounts do not include performance-based restricted stock unit awards granted in 2018 (performance period was January 1, 2018 to December 31, 2020) for which the Compensation Committee determined that the awards would vest at 75.24% of the target award based upon the partial achievement of the vesting criteria as of December 31, 2020 and which were settled in accordance with the terms of the award agreement. For additional information about the performance-based restricted stock unit awards granted in 2018, see the “Option Exercises and Stock Vested” table below.
Option Exercises and Stock Vested in Fiscal Year 2020
The following table provides a summary of the option exercises (if any) and restricted stock units issued to NEOs, which vested during the fiscal year ended December 31, 2020. Amounts in the table below have been adjusted to account for the Reverse Stock Split.

	Option Awards(1)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (#)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Glenn J. Rufrano	—	—	113,603	4,639,439
Michael J. Bartolotta	—	—	26,332	1,149,442
Lauren Goldberg	—	—	23,940	1,045,035
Paul H. McDowell	—	—	24,537	1,071,086
Thomas W. Roberts	—	—	32,317	1,410,697
__________________________
(1)No options were eligible to be exercised during the fiscal year ended December 31, 2020.
(2)The amounts include time-based restricted stock unit awards that vested during the year and the portion of the performance-based restricted stock unit awards granted in 2018 (performance period was January 1, 2018 to December 31, 2020) for which the Compensation Committee determined that the awards would vest at 75.24% of the target award based upon the partial achievement of the vesting criteria as of December 31, 2020 and which were settled in accordance with the terms of the award agreement.
(3)Value realized on vesting is calculated based on the per share closing market price of the Company’s common stock on the vesting date, which ranged from $35.70 to $50.60 per share, as adjusted for the Reverse Stock Split.

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Employment Agreements
Below is a summary of the employment agreements with our NEOs and the potential payments to each NEO upon his or her termination, including in connection with a change in control.
Glenn J. Rufrano
Mr. Rufrano is party to an employment agreement with the Company which became effective on April 1, 2015, and was amended on February 21, 2018. For purposes of the “Termination Scenario Table” below, we have presented Mr. Rufrano’s termination scenarios as set forth in his employment agreement that was in effect as of December 31, 2020.
Death or Disability. If Mr. Rufrano’s employment is terminated due to his death or at the election of the Company due to his Disability (as defined in his employment agreement), Mr. Rufrano will be entitled to “Accrued Benefits” comprised of (i) any earned and accrued but unpaid base salary through the termination date, (ii) reimbursement for any unreimbursed business expenses incurred through the termination date, (iii) all other applicable payments or benefits to which Mr. Rufrano is entitled under the terms of any applicable compensation arrangement, benefit plan or program and (iv) vesting of his then-outstanding unvested equity awards in accordance with the terms of the applicable award agreements. Mr. Rufrano will also be entitled to any accrued but unpaid annual cash award for the year prior to the year of termination, if applicable.
Termination by the Company without Cause or Resignation for Good Reason (other than during a Change in Control Period). If Mr. Rufrano’s employment is terminated other than during the period (“Change in Control Period”) beginning 120 days prior to, and ending 24 months following, a Change in Control (as defined in the respective employment agreement) by the Company without Cause (as defined in his employment agreement) or if Mr. Rufrano resigns for Good Reason (as defined in his employment agreement), Mr. Rufrano will be entitled to (i) Accrued Benefits, (ii) any earned and accrued but unpaid annual cash award for the year prior to the year of termination, (iii) an amount equal to two times the sum of his then-effective annual base salary and target annual incentive award for the year of termination (provided that for purposes of calculating this amount, the target annual incentive award shall not be less than 150% of Mr. Rufrano’s annual rate of base salary amount), (iv) vesting of his then-outstanding unvested equity awards in accordance with the terms of the applicable award agreements and (v) continued group medical coverage until the earlier of 18 months following the termination date or such time as Mr. Rufrano obtains new employment that offers group medical coverage.
Termination by the Company without Cause or Resignation for Good Reason (during a Change in Control Period). If Mr. Rufrano’s employment is terminated during a Change in Control Period by the Company without Cause or due to the non-renewal of the employment agreement by the Company or if Mr. Rufrano resigns for Good Reason, Mr. Rufrano will be entitled to (i) Accrued Benefits, (ii) any earned and accrued but unpaid annual incentive award for the year prior to the year of termination, (iii) an amount equal to three times the sum of his then-effective annual base salary and target annual incentive award for the year of termination (provided that for purposes of calculating this amount, the target annual cash award shall not be less than 150% of Mr. Rufrano’s annual rate of base salary amount) and (iv) vesting of his then-outstanding unvested equity awards in accordance with the terms of the applicable award agreements.
Termination by the Company for Cause, Resignation without Good Reason or Non-Renewal by Mr. Rufrano. If Mr. Rufrano’s employment is terminated by the Company for Cause, by Mr. Rufrano without Good Reason or upon the non-renewal of the employment term by Mr. Rufrano, the Company will pay Mr. Rufrano only Accrued Benefits and Mr. Rufrano will forfeit all unvested equity awards.
Termination by Non-Renewal by the Company. If Mr. Rufrano’s employment is terminated upon the non-renewal of the employment agreement by the Company (other than during a Change in Control Period), Mr. Rufrano will be entitled to (i) Accrued Benefits, (ii) any earned and accrued but unpaid annual incentive award for the year prior to the year of termination and (iii) an amount equal to the sum of his annual base salary and target annual incentive award.
In order to receive the payments under his employment agreement (excluding any Accrued Benefits Mr. Rufrano may be entitled to receive), Mr. Rufrano must execute and not revoke a general release and waiver agreement which includes a confirmation of his confidentiality, non-competition and non-solicitation obligations of his employment agreement.
Michael J. Bartolotta
Mr. Bartolotta is party to an employment agreement with the Company which became effective on October 5, 2015, and was amended on February 21, 2018. For purposes of the “Termination Scenario Table” below, we have presented Mr. Bartolotta’s termination scenarios as set forth in his employment agreement that was in effect as of December 31, 2020.

Death or Disability. If Mr. Bartolotta’s employment is terminated due to his death or Disability (as defined in his employment agreement), then Mr. Bartolotta will be entitled to “Accrued Benefits” comprised of (i) any unpaid base salary through the termination date, (ii) reimbursement for any unreimbursed business expenses incurred through the termination date and (iii) all other payments or benefits to which Mr. Bartolotta is entitled under the terms of any applicable compensation arrangement or benefit plan or program. Mr. Bartolotta will also be entitled to any accrued but unpaid annual incentive award for the year prior to the year of termination, if applicable, and any outstanding equity awards granted to Mr. Bartolotta prior to the third anniversary of the effective date of his employment agreement will vest on a pro rata basis calculated by dividing the number of whole months elapsed from the issuance of the award until the termination date by the number of whole months in the applicable vesting period for time-based awards or the performance measurement period of a performance-based award (with performance criteria assumed to be achieved at target levels). Any outstanding equity awards granted to Mr. Bartolotta after the third anniversary of the effective date of his employment agreement will vest in accordance with the terms of the applicable award agreements.
Termination by the Company without Cause or by Mr. Bartolotta for Good Reason (other than during a Change in Control Period). If Mr. Bartolotta’s employment is terminated by the Company other than during a Change in Control Period without Cause (as defined in his employment agreement) or by Mr. Bartolotta for Good Reason (as defined in his employment agreement), then Mr. Bartolotta will be entitled to (i) the Accrued Benefits, (ii) any accrued but unpaid annual incentive award for the year prior to the year of termination, (iii) an amount equal to the sum of his annual base salary and target award for the year of termination and (iv) continued medical coverage, at the same cost to Mr. Bartolotta as if he were an active employee, until the earliest of: (x) one year following the date of the termination; (y) such time as Mr. Bartolotta obtains new employment that offers group medical coverage or (z) the end of the COBRA continuation period. In addition, all outstanding equity awards granted to Mr. Bartolotta prior to the third anniversary of the effective date of his employment agreement will vest in full for unvested time-based equity awards and will vest at target levels for unvested performance-based equity awards (assuming the performance criteria had been achieved at target levels for such period). Any outstanding equity awards granted to Mr. Bartolotta after the third anniversary of the effective date of his employment agreement will vest in accordance with the terms of the applicable award agreements.
Termination by the Company without Cause or by Mr. Bartolotta for Good Reason (during a Change in Control Period). If Mr. Bartolotta’s employment is terminated by the Company during a Change in Control Period without Cause or by Mr. Bartolotta for Good Reason, then Mr. Bartolotta will be entitled to (i) the Accrued Benefits, (ii) any accrued but unpaid annual incentive award for the year prior to the year of termination, (iii) an amount equal to two times the sum of his annual base salary and target award as in effect on the date of his termination and (iv) continued medical coverage, at the same cost to Mr. Bartolotta as if he were an active employee, until the earliest of: (x) one year following the date of the termination; (y) such time as Mr. Bartolotta obtains new employment that offers group medical coverage or (z) the end of the COBRA continuation period. In addition, all outstanding equity awards granted to Mr. Bartolotta prior to the third anniversary of the effective date of his employment agreement will vest in full for unvested time-based equity awards and will vest at target levels for unvested performance-based equity awards (assuming the performance criteria had been achieved at target levels for such period). Any outstanding equity awards granted to Mr. Bartolotta after the third anniversary of the effective date of his employment agreement will vest in accordance with the terms of the applicable award agreements.
In order to receive the payments under his employment agreement (excluding any Accrued Benefits Mr. Bartolotta may be entitled to receive), Mr. Bartolotta must execute and not revoke a general release and waiver agreement which includes a confirmation of his confidentiality, non-competition and non-solicitation obligations of his employment agreement.
Termination by the Company for Cause or Resignation without Good Reason. If Mr. Bartolotta’s employment is terminated by the Company for Cause or Mr. Bartolotta voluntarily resigns without Good Reason, then Mr. Bartolotta will be entitled only to Accrued Benefits and he will forfeit all unvested equity awards.
Lauren Goldberg
Ms. Goldberg is party to an employment agreement with the Company which became effective on May 26, 2015, as amended on February 23, 2016 and on February 21, 2018. For purposes of the “Termination Scenario Table” below, we have presented Ms. Goldberg’s termination scenarios as set forth in her employment agreement that was in effect as of December 31, 2020.
Death or Disability. If Ms. Goldberg’s employment is terminated due to her death or Disability (as defined in her employment agreement), then Ms. Goldberg will be entitled to “Accrued Benefits” comprised of (i) any unpaid base salary through the termination date, (ii) reimbursement for any unreimbursed business expenses incurred through the termination date and (iii) all other payments or benefits to which Ms. Goldberg is entitled under the terms of any applicable compensation arrangement or benefit plan or program. Ms. Goldberg will also be entitled to any accrued but unpaid annual incentive award for the year prior to the year of termination, if applicable, and any outstanding equity awards granted to Ms. Goldberg prior to the third anniversary of the effective date of her employment agreement will vest on a pro rata basis calculated by dividing the number of whole months elapsed from the issuance of the award until the termination date by the number of whole months in the applicable vesting period for time-based awards or the performance measurement period of a performance-based award (with performance criteria assumed to be achieved at target levels). Any outstanding equity awards granted to Ms. Goldberg after the third anniversary of the effective date of her employment agreement will vest in accordance with the terms of the applicable award agreements.
Termination by the Company without Cause or by Ms. Goldberg for Good Reason (other than during a Change in Control Period). If Ms. Goldberg’s employment is terminated by the Company other than during a Change in Control Period without Cause (as defined in her employment agreement) or by Ms. Goldberg for Good Reason (as defined in her employment agreement), then Ms. Goldberg will be entitled to (i) the Accrued Benefits, (ii) any accrued but unpaid annual incentive award for the year prior to the year of termination, (iii) an amount equal to the sum of her annual base salary and target award for the year of termination and (iv) continued medical coverage, at the same cost to Ms. Goldberg as if she were an active employee, until the earliest of: (x) one year following the date of the termination; (y) such time as Ms. Goldberg obtains new employment that offers group medical coverage or (z) the end of the COBRA continuation period. In addition, all outstanding equity awards granted to Ms. Goldberg prior to the third anniversary of the effective date of her employment agreement will vest in full for unvested time-based equity awards and will vest at target levels for unvested performance-based equity awards (assuming the performance criteria had been achieved at target levels for such period). Any outstanding equity awards granted to Ms. Goldberg after the third anniversary of the effective date of her employment agreement will vest in accordance with the terms of the applicable award agreements.
Termination by the Company without Cause or by Ms. Goldberg for Good Reason (during a Change in Control Period). If Ms. Goldberg’s employment is terminated by the Company during a Change in Control Period without Cause or by Ms. Goldberg for Good Reason, then Ms. Goldberg will be entitled to (i) the Accrued Benefits, (ii) any accrued but unpaid annual incentive award for the year prior to the year of termination, (iii) an amount equal to two times the sum of her annual base salary and target award as in effect on the date of her termination and (iv) continued medical coverage, at the same cost to Ms. Goldberg as if she were an active employee, until the earliest of: (x) one year following the date of the termination; (y) such time as Ms. Goldberg obtains new employment that offers group medical coverage or (z) the end of the COBRA continuation period. In addition, all outstanding equity awards granted to Ms. Goldberg prior to the third anniversary of the effective date of her employment agreement will vest in full for unvested time-based equity awards and will vest at target levels for unvested performance-based equity awards (assuming the performance criteria had been achieved at target levels for such period). Any outstanding equity awards granted to Ms. Goldberg after the third anniversary of the effective date of her employment agreement will vest in accordance with the terms of the applicable award agreements.
In order to receive the payments under her employment agreement (excluding any Accrued Benefits Ms. Goldberg may be entitled to receive), Ms. Goldberg must execute and not revoke a general release and waiver agreement which includes a confirmation of her confidentiality, non-competition and non-solicitation obligations of her employment agreement.
Termination by the Company for Cause or Resignation without Good Reason. If Ms. Goldberg’s employment is terminated by the Company for Cause or Ms. Goldberg voluntarily resigns without Good Reason, then Ms. Goldberg will be entitled only to Accrued Benefits and she will forfeit all unvested equity awards.
Paul H. McDowell
Mr. McDowell is party to an employment agreement with the Company which became effective on February 23, 2016, and was amended on February 21, 2018. For purposes of the “Termination Scenario Table” below, we have presented Mr. McDowell’s termination scenarios as set forth in his employment agreement that was in effect as of December 31, 2020.
Death or Disability. If Mr. McDowell’s employment is terminated due to his death or Disability (as defined in his employment agreement), then Mr. McDowell will be entitled to “Accrued Benefits” comprised of (i) any unpaid base salary through the termination date, (ii) reimbursement for any unreimbursed business expenses incurred through the termination date and (iii) all other payments or benefits to which Mr. McDowell is entitled under the terms of any applicable compensation arrangement or benefit plan or program. Mr. McDowell will also be entitled to any accrued but unpaid annual incentive award for the year prior to the year of termination, if applicable, and any outstanding equity awards granted to Mr. McDowell on or after the effective date of his employment agreement, but prior to April 1, 2018, will vest on a pro rata basis calculated by dividing the number of whole months elapsed from the issuance of the award until the termination date by the number of whole months in the applicable vesting period for time-based awards or the performance measurement period of a performance-based award (with performance criteria assumed to be achieved at target levels). Any outstanding equity awards granted to Mr. McDowell after April 1, 2018 will vest in accordance with the terms of the applicable award agreements.

Termination by the Company without Cause or by Mr. McDowell for Good Reason (other than during a Change in Control Period). If Mr. McDowell’s employment is terminated by the Company other than during a Change in Control Period without Cause (as defined in his employment agreement) or by Mr. McDowell for Good Reason (as defined in his employment agreement), then Mr. McDowell will be entitled to (i) the Accrued Benefits, (ii) any accrued but unpaid annual incentive award for the year prior to the year of termination, (iii) an amount equal to the sum of his annual base salary and target award for the year of termination and (iv) continued medical coverage, at the same cost to Mr. McDowell as if he were an active employee, until the earliest of: (x) one year following the date of the termination; (y) such time as Mr. McDowell obtains new employment that offers group medical coverage or (z) the end of the COBRA continuation period. In addition, all outstanding equity awards granted to Mr. McDowell on or after the effective date of his employment agreement, but prior to April 1, 2018, will vest in full for unvested time-based equity awards and will vest at target levels for unvested performance-based equity awards (assuming the performance criteria had been achieved at target levels for such period). Any outstanding equity awards granted to Mr. McDowell after April 1, 2018 will vest in accordance with the terms of the applicable award agreements.
Termination by the Company without Cause or by Mr. McDowell for Good Reason (during a Change in Control Period). If Mr. McDowell’s employment is terminated by the Company during a Change in Control Period without Cause or by Mr. McDowell for Good Reason, then Mr. McDowell will be entitled to (i) the Accrued Benefits, (ii) any accrued but unpaid annual incentive award for the year prior to the year of termination, (iii) an amount equal to two times the sum of his annual base salary and target award as in effect on the date of his termination and (iv) continued medical coverage, at the same cost to Mr. McDowell as if he were an active employee, until the earliest of: (x) one year following the date of the termination; (y) such time as Mr. McDowell obtains new employment that offers group medical coverage or (z) the end of the COBRA continuation period. In addition, all outstanding equity awards granted to Mr. McDowell on or after the effective date of his employment agreement, but prior to April 1, 2018, will vest in full for unvested time-based equity awards and will vest at target levels for unvested performance-based equity awards (assuming the performance criteria had been achieved at target levels for such period). Any outstanding equity awards granted to Mr. McDowell after April 1, 2018 will vest in accordance with the terms of the applicable award agreements.
In order to receive the payments under his employment agreement (excluding any Accrued Benefits Mr. McDowell may be entitled to receive), Mr. McDowell must execute and not revoke a general release and waiver agreement which includes a confirmation of his confidentiality, non-competition and non-solicitation obligations of his employment agreement.
Termination by the Company for Cause or Resignation without Good Reason. If Mr. McDowell’s employment is terminated by the Company for Cause or Mr. McDowell voluntarily resigns without Good Reason, then Mr. McDowell will be entitled only to Accrued Benefits and he will forfeit all unvested equity awards.
Thomas W. Roberts
Mr. Roberts is party to an employment agreement with the Company which became effective on February 23, 2016, and was amended on February 21, 2018. For purposes of the “Termination Scenario Table” below, we have presented Mr. Roberts’ termination scenarios as set forth in his employment agreement that was in effect as of December 31, 2020.
Death or Disability. If Mr. Roberts’ employment is terminated due to his death or Disability (as defined in his employment agreement), then Mr. Roberts will be entitled to “Accrued Benefits” comprised of (i) any unpaid base salary through the termination date, (ii) reimbursement for any unreimbursed business expenses incurred through the termination date and (iii) all other payments or benefits to which Mr. Roberts is entitled under the terms of any applicable compensation arrangement or benefit plan or program. Mr. Roberts will also be entitled to any accrued but unpaid annual incentive award for the year prior to the year of termination, if applicable, and any outstanding equity awards granted to Mr. Roberts on or after the effective date of his employment agreement, but prior to April 1, 2018, will vest on a pro rata basis calculated by dividing the number of whole months elapsed from the issuance of the award until the termination date by the number of whole months in the applicable vesting period for time-based awards or the performance measurement period of a performance-based award (with performance criteria assumed to be achieved at target levels). Any outstanding equity awards granted to Mr. Roberts after April 1, 2018 will vest in accordance with the terms of the applicable award agreements.
Termination by the Company without Cause or by Mr. Roberts for Good Reason (other than during a Change in Control Period). If Mr. Roberts’ employment is terminated by the Company other than during a Change in Control Period without Cause (as defined in his employment agreement) or by Mr. Roberts for Good Reason (as defined in his employment agreement), then Mr. Roberts will be entitled to (i) the Accrued Benefits, (ii) any accrued but unpaid annual incentive award for the year prior to the year of termination, (iii) an amount equal to the sum of his annual base salary and target award for the year of termination and (iv) continued medical coverage, at the same cost to Mr. Roberts as if he were an active employee, until the earliest of: (x) one year following the date of the termination; (y) such time as Mr. Roberts obtains new employment that offers group medical coverage or (z) the end of the COBRA continuation period. In addition, all outstanding equity awards granted to

Mr. Roberts on or after the effective date of his employment agreement, but prior to April 1, 2018, will vest in full for unvested time-based equity awards and will vest at target levels for unvested performance-based equity awards (assuming the performance criteria had been achieved at target levels for such period). Any outstanding equity awards granted to Mr. Roberts after April 1, 2018 will vest in accordance with the terms of the applicable award agreements.
Termination by the Company without Cause or by Mr. Roberts for Good Reason (during a Change in Control Period). If Mr. Roberts’ employment is terminated by the Company during a Change in Control Period without Cause or by Mr. Roberts for Good Reason, then Mr. Roberts will be entitled to (i) the Accrued Benefits, (ii) any accrued but unpaid annual incentive award for the year prior to the year of termination, (iii) an amount equal to two times the sum of his annual base salary and target award as in effect on the date of his termination and (iv) continued medical coverage, at the same cost to Mr. Roberts as if he were an active employee, until the earliest of: (x) one year following the date of the termination; (y) such time as Mr. Roberts obtains new employment that offers group medical coverage or (z) the end of the COBRA continuation period. In addition, all outstanding equity awards granted to Mr. Roberts on or after the effective date of his employment agreement, but prior to April 1, 2018, will vest in full for unvested time-based equity awards and will vest at target levels for unvested performance-based equity awards (assuming the performance criteria had been achieved at target levels for such period). Any outstanding equity awards granted to Mr. Roberts after April 1, 2018 will vest in accordance with the terms of the applicable award agreements.
In order to receive the payments under his employment agreement (excluding any Accrued Benefits Mr. Roberts may be entitled to receive), Mr. Roberts must execute and not revoke a general release and waiver agreement which includes a confirmation of his confidentiality, non-competition and non-solicitation obligations of his employment agreement.
Termination by the Company for Cause or Resignation without Good Reason. If Mr. Roberts’ employment is terminated by the Company for Cause or Mr. Roberts voluntarily resigns without Good Reason, then Mr. Roberts will be entitled only to Accrued Benefits and he will forfeit all unvested equity awards.
Termination Scenario Table
The table below provides certain estimates of the payments and benefits that would be provided to our NEOs in the event that a qualifying termination of employment or a change in control occurred, assuming that the triggering event took place on December 31, 2020. The value of vested equity is based on the closing price of the Company’s common stock on December 31, 2020, the last business day of the 2020 fiscal year, which was $37.79, and have been adjusted for the Reverse Stock Split.

Name and Termination Scenario	Accrued Annual Incentive Award ($)(1)	Severance ($)	Equity Awards ($)(2)	Accrued Benefits ($)(3)	Total Payout ($)
Glenn J. Rufrano
Death or Disability	—	—	3,974,631	73,077	4,047,708
Without Cause or Resignation for Good Reason (no Change in Control)	—	5,000,000	11,240,705	100,951	16,341,656
Without Cause or Resignation for Good Reason (Change in Control)	—	7,500,000	11,240,705	73,077	18,813,782
For Cause or Voluntary Resignation	—	—	—	73,077	73,077
Non-Renewal by the Company	—	2,500,000	—	73,077	2,573,077
Michael J. Bartolotta
Death or Disability	587,000	—	1,306,316	2,353	1,895,669
Without Cause or Resignation for Good Reason (no Change in Control)	587,000	1,207,500	2,534,253	13,697	4,342,450
Without Cause or Resignation for Good Reason (Change in Control)	587,000	2,415,000	2,534,253	13,697	5,549,950
For Cause or Voluntary Resignation	—	—	—	2,353	2,353
Lauren Goldberg
Death or Disability	474,000	—	1,216,185	38,366	1,728,551
Without Cause or Resignation for Good Reason (no Change in Control)	474,000	1,076,250	2,343,169	45,086	3,938,505
Without Cause or Resignation for Good Reason (Change in Control)	474,000	2,152,500	2,343,169	45,086	5,014,755
For Cause or Voluntary Resignation	—	—	—	38,366	38,366

Name and Termination Scenario	Accrued Annual Incentive Award ($)(1)	Severance ($)	Equity Awards ($)(2)	Accrued Benefits ($)(3)	Total Payout ($)
Paul H. McDowell
Death or Disability	540,000	—	1,238,773	38,366	1,817,139
Without Cause or Resignation for Good Reason (no Change in Control)	540,000	1,128,750	2,390,952	49,710	4,109,412
Without Cause or Resignation for Good Reason (Change in Control)	540,000	2,257,500	2,390,952	49,710	5,238,162
For Cause or Voluntary Resignation	—	—	—	38,366	38,366
Thomas W. Roberts
Death or Disability	540,000	—	1,531,741	32,977	2,104,718
Without Cause or Resignation for Good Reason (no Change in Control)	540,000	1,155,000	3,012,018	46,572	4,753,590
Without Cause or Resignation for Good Reason (Change in Control)	540,000	2,310,000	3,012,018	46,572	5,908,590
For Cause or Voluntary Resignation	—	—	—	32,977	32,977
__________________________
(1)Represents the actual 2020 performance-based annual incentive award which was paid in cash in the following year for all executives with the exception of Mr. Rufrano’s 2020 performance-based annual incentive award which was paid in a time-based restricted stock unit award granted in February 2021 and will be reported in next year’s proxy statement. See “Compensation Discussion and Analysis-Elements of Compensation-Annual Incentive Award” for a discussion of each NEO’s actual annual incentive award relative to his or her target award for 2020.
(2)Includes the value of accelerating equity awards and dividend equivalents on restricted stock units. The amounts do not include performance-based restricted stock unit awards granted in 2018 (performance period was January 1, 2018 to December 31, 2020) because there would not be an acceleration of the awards as a result of a termination on December 31, 2020 as the performance criteria would have been satisfied and would be settled in accordance with its terms. The Compensation Committee determined that the awards would vest at 75.24% of the target award based upon the partial achievement of the vesting criteria as of December 31, 2020. For additional information about the performance-based restricted stock unit awards granted in 2018, see the “Option Exercises and Stock Vested” table above.
(3)Includes accrued vacation and/or medical coverage for the executive and his or her spouse and then-covered dependents.
Pay Ratio Disclosure
Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the SEC adopted a rule requiring annual disclosure of the ratio of the Company’s median employee annual total compensation to the annual total compensation of the Company’s principal executive officer, Mr. Rufrano, our Chief Executive Officer.
For fiscal year 2020, Mr. Rufrano had total compensation as reflected in the Summary Compensation Table above. The 2020 annual compensation for the Company’s median employee (calculated excluding Mr. Rufrano) was approximately $112,700. As a result, for 2020, Mr. Rufrano’s compensation was approximately 74 times that of the annual compensation for the median employee. As of December 31, 2020, we had 157 employees, including 156 full-time employees and one part-time employee. In determining the median employee for 2020, we utilized employees’ compensation as reported on their Form W-2s for the year ended December 31, 2020.
Under the SEC’s rules and guidance, there are numerous ways to determine the compensation of a company’s median employee, including the elements of pay and benefits used, assumptions made and the use of statistical sampling. Further, each company has unique employee populations and compensation programs. As such our pay ratio may not be comparable to the pay ratio reported by other companies.

COMPENSATION OF THE BOARD OF DIRECTORS
Director Compensation
In May 2018, the Compensation Committee engaged Semler Brossy to conduct a competitive assessment of the compensation program for the Board of Directors, as compared to the peer group then approved for reviewing executive pay. Following this review, with the recommendation of Semler Brossy and the Compensation Committee, the Board approved the following compensation program for directors:

•$70,000 annual cash retainer;
•$125,000 annual equity retainer in the form of deferred stock units;
•elimination of meeting fees and the adoption of an excess meeting fee policy which provides a fee of $1,500 per meeting of the Board or of a Board committee in excess of ten meetings in a calendar year for the Board or the respective committee;
•a reduced non-Executive Chairman of the Board annual cash retainer of $100,000;
•an annual cash retainer of $30,000 for the chair of the Audit Committee and an annual cash retainer of $15,000 for each other member of the Audit Committee;
•an annual cash retainer of $25,000 for the chair of the Compensation Committee and an annual cash retainer of $10,000 for each other member of the Compensation Committee; and
•an annual cash retainer of $15,000 for the chair of the Nominating and Corporate Governance Committee and an annual cash retainer of $6,000 for each other member of the Nominating and Corporate Governance Committee.

Cash compensation for the Board of Directors is paid to the independent directors quarterly in arrears. The annual equity retainer is granted to each independent director on or around each regularly scheduled annual meeting of stockholders and if an independent director is elected to the Board between annual meetings of stockholders, a pro-rata annual equity retainer is granted at such independent director’s election measured from the effective date of the election to the one-year anniversary of the previous year’s annual meeting of stockholders.

The annual equity retainer for independent directors consists of deferred stock units granted under the Equity Plan. The deferred stock units vest upon issuance and will be settled three years from the date of grant or, if a director ends his or her tenure for any reason prior thereto, at the end of his or her tenure. The deferred stock units entitle the holder to dividend equivalent payments consistent with the dividends paid on the Company’s common stock.

Independent directors may elect to participate in the Independent Directors’ Deferred Compensation Program (“Deferred Compensation Program”) whereby they receive deferred stock units in lieu of cash compensation (including any annual cash retainer for serving as Non-Executive Chairman or as chair or member of any of the Board committees and excess meeting fees) and can defer their annual equity retainer. If a director makes this election, he or she receives a quarterly issuance of deferred stock units equal to his or her aggregate deferred retainers and meeting fees for the prior calendar quarter divided by the closing price of the Company’s common stock on the NYSE on the last business day of a quarter. If an independent director elects to defer his or her annual equity retainer, such director will receive deferred stock units that vest upon issuance but will settle at the earlier of the end of the director’s tenure, death or a change in control. The deferred stock units entitle the holder to receive on the last regular common stock dividend payment date in the year, deferred stock units in an amount equal in value to the dividends paid on the Company’s common stock for such year.
Director Compensation Table for 2020
The following table sets forth the information regarding the compensation of our directors who served during the fiscal year ended December 31, 2020:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total Compensation ($)
Glenn J. Rufrano(4)	—	—	—	—
Hugh R. Frater	173,000	125,000	19,523	317,523
David B. Henry	104,500	125,000	19,523	249,023
Mary Hogan Preusse	90,500	125,000	19,563	235,063
Richard J. Lieb	114,500	125,000	19,523	259,023
Mark S. Ordan(5)	47,500	125,000	17,894	190,394

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total Compensation ($)
Eugene A. Pinover	95,500	125,000	51,376	271,876
Julie G. Richardson	102,500	125,000	54,736	282,236
__________________________
(1)For a description of the annual non-employee director retainer fees and related payments, please see “Compensation of the Board of Directors—Director Compensation.” Messrs. Pinover and Ordan and Ms. Richardson each elected to participate in the Deferred Compensation Program in 2020, and amounts in this column include amounts for cash compensation which were deferred.
(2)Amounts in this column include only amounts for the annual equity retainer and reflect the grant date fair value of deferred stock unit awards computed in accordance with ASC Topic 718, without regard to forfeitures. For further information on how we account for equity-based compensation and the assumptions used, see “Note 13 - Equity-based Compensation” to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 24, 2021. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual amounts, if any, that will be recognized by the directors. Mr. Pinover and Mses. Hogan Preusse and Richardson each elected to defer their annual equity retainer pursuant to their election to participate in the Deferred Compensation Program in 2020.
(3)Reflects dividend equivalents on deferred stock units that have not yet settled. In the case of Messrs. Pinover and Ordan and Ms. Richardson, also reflects the value of deferred stock units granted in lieu of dividend equivalents pursuant to their election to participate in the Deferred Compensation Program in 2020.
(4)Mr. Rufrano did not receive any fees for serving as a director in 2020.
(5)Mr. Ordan resigned from the Board effective July 13, 2020.
Director Stock Ownership Guidelines

In 2015, our Board adopted guidelines encouraging each director to hold shares of the Company’s common stock. Each non-employee director of the Company is required to own common stock of the Company with a fair market value of at least five times the cash portion of his or her annual retainer. Each non-employee director has a phase-in period of five years from the date of his or her election to the Board to achieve the required minimum share ownership level. As of December 31, 2020, all of the non-employee directors met the requirements.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The table below presents the members of the Compensation Committee and their respective service terms. None of these persons had, at any time, served as an officer or employee of the Company and, during 2020, none of these persons had any relationships with the Company requiring disclosure under applicable rules and regulations of the SEC.

Name	Dates
Julie G. Richardson (Independent Director)(1)	April 1, 2015 - Present
Mary Hogan Preusse (Independent Director)	April 5, 2017 - Present
Richard J. Lieb (Independent Director)	April 5, 2017 - Present
__________________________
(1)Ms. Richardson has served as the Chair of the Compensation Committee since September 29, 2015.

PROPOSAL 3
NON-BINDING ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to vote on a non-binding advisory resolution approving the named executive officers’ compensation described herein. This proposal, known as a “say on pay” proposal, gives the Company’s stockholders the opportunity to express their views on our named executive officer’s compensation.
The Board believes that the information provided in the Compensation Discussion and Analysis demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation. In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve, on a non-binding advisory basis, the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, the compensation tables and related narrative discussion, is hereby approved.”
While the say-on-pay vote is advisory and will be non-binding, the Compensation Committee does value the opinions of our stockholders and intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers. Unless the Board modifies its policy on the frequency of future say-on-pay advisory votes, the next say-on-pay advisory vote will be held at the 2022 annual meeting of stockholders, and the next advisory vote on the frequency of holding a say-on-pay vote will occur no later than the 2026 annual meeting of stockholders.
We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This non-binding advisory vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as described in this proxy statement pursuant to Item 402 of Regulation S-K.
Vote Required
The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve by non-binding advisory resolution the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS RESOLUTION.

PROPOSAL 4
APPROVAL OF THE VEREIT, INC. 2021 EQUITY INCENTIVE PLAN

On March 24, 2021, the Board, upon the recommendation of the Compensation Committee, approved the VEREIT, Inc. 2021 Equity Incentive Plan (the “2021 Plan”), subject to the approval of our stockholders. The 2021 Plan will become effective if and when it is approved by our stockholders and will replace the Company’s existing equity plan, originally adopted in 2011 (the “Prior Plan”) and the Company’s Non-Executive Director Stock Plan, originally adopted in 2011, effective as of such date of stockholder approval. Following the effective date of the 2021 Plan, no further awards will be made under the Prior Plan or the Non-Executive Director Stock Plan. Additionally, the number of shares of common stock available for issuance under the 2021 Plan will be reduced by the number of shares of common stock underlying awards granted under the Prior Plan after February 28, 2021, if any. No new grants have been made since 2014 or will be made under the Non-Executive Director Stock Plan after February 28, 2021 if the 2021 Plan is approved by stockholders. All share amounts presented in this Proposal 4 are reflected on a post-split basis in accordance with the Reverse Stock Split.

We believe that having an equity incentive plan in place is critical to our ability to attract, retain and motivate employees in a highly competitive marketplace and to ensure that the Company’s compensation program is structured in a manner that aligns employee interests with the success of the Company. By adopting the 2021 Plan, we will be able to continue using equity awards to attract, retain and motivate employees, as our Prior Plan expires on September 5, 2021. The following highlights key reasons why we believe stockholders should approve the 2021 Plan:

Reasonable Plan Cost
•Reasonable number of shares of common stock requested – 8,800,000 shares less shares granted under the Prior Plan after February 28, 2021.
•Awards would not have a substantially dilutive effect (issuance of all shares would be approximately 3.84% of outstanding shares of common stock outstanding).

Stockholder-Friendly Plan Features
•Minimum vesting of one year required for all equity awards, other than a limited number of excepted awards.
•No liberal share recycling and shares of stock withheld for tax withholding, net settlement or exercise payment are not added back.
•No evergreen feature providing for automatic increases in the share reserve without stockholder approval.
•No stock option repricing permitted without stockholder approval.
•No accelerated vesting in connection with a change in control without consummation of such change in control (i.e., no liberal change in control definition).
•For all award types, no payment of dividends permitted prior to the vesting of the underlying awards.

Responsible Grant Practices by the Company
•Pay is tied to performance - for 2020, long-term incentive compensation for executive officers, including two-thirds of the long-term incentive award for our Chief Executive Officer, is tied to TSR performance relative to a market index and our net-lease peers.
•For 2020, time-based restricted stock units vest ratably over three years for all executive officers except our Chief Executive Officer whose equity awards vest ratably over four years.
•Executive compensation is designed to be competitive with our peer group.
•Robust stock ownership requirements for our executive officers.
•Double-trigger acceleration of vesting upon change in control which requires a qualified termination of employment following a change in control before vesting of equity awards is accelerated for executive officers.
•Clawback policy applies to equity awards.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 4 TO APPROVE THE 2021 PLAN.

Shares Available for Issuance

Under the 2021 Plan, the number of shares of common stock to be available for issuance for new awards will be 8,800,000 shares less the number of shares of common stock underlying awards granted under the Prior Plan after February 28, 2021.

As of February 28, 2021, there were 229,129,625 shares of common stock outstanding and the number of shares of common stock to be issued upon the settlement of deferred stock units, the vesting and settlement of outstanding restricted stock unit awards and the exercise of option awards for which we have reserved shares under our Prior Plan was:

	As of February 28, 2021
Options (upon exercise)	1,048,492	(1)
Performance-based restricted stock units (unvested)	461,006	(2)
Time-based restricted stock units (unvested)	353,224
Deferred stock units	113,214	(3)
Total	1,975,936
__________________________
(1) As of February 28, 2021, 505,253 options are vested and exercisable. As of February 28, 2021, the weighted average exercise price of the outstanding options is $37.88 and the weighted average remaining term of the outstanding options is 7.50 years.
(2) The amount assumes achievement of performance-based restricted stock units at target level. If achievement of performance-based restricted stock units at the maximum level is assumed, the total shares of common stock issuable under the outstanding performance-based restricted stock units is 737,610.
(3) All of the deferred stock units are vested but settle three years following the grant date or, for directors participating in the deferred compensation plan, upon the director’s earlier separation of service, death or a change in control of the Company.
Other than the foregoing, no other awards pursuant to which shares of common stock were issuable under any of our existing or prior equity compensation plans, including the Prior Plan and the Non-Executive Director Stock Plan, were outstanding as of February 28, 2021. Set forth below is the total shares available for issuance under our existing and prior equity compensation plans.

	As of February 28, 2021
Prior Plan	20,025,922
Non-Executive Director Stock Plan	10,800

Shares available for issuance upon shareholder approval of the 2021 Plan:
2021 Plan	8,800,000	(1)
Prior Plan	—
Non-Executive Director Stock Plan	—
	8,800,000	(1)
__________________________
(1) Amount to be reduced by shares underlying awards granted under the Prior Plan after February 28, 2021, if any, and subject to adjustments as set forth in the 2021 Plan.
Burn Rate

The following table sets forth information regarding historical awards granted during 2020, 2019 and 2018 and the corresponding burn rate, which is defined as the number of shares subject to stock or unit awards granted in a year divided by the weighted average number of shares of common stock outstanding for that year, for each of the last three fiscal years:

	2020	2019	2018
Stock Options Granted (A)	—	559,460	560,528
Full-Value Awards Granted (B) (1)	333,995	299,016	369,266
Weighted Average Common Stock/Units Outstanding During the Fiscal Year (C) (2)	217,703,031	203,224,097	198,563,555
Annual Burn Rate ((A+(Bx2))/C) (3)	0.31%	0.57%	0.65%
Three Year Average Burn Rate (4)	0.51%
__________________________
(1) Full-value awards include (i) time-based restricted stock units, (ii) performance-based restricted stock units (at the target level) and (iii) deferred stock units, in each case, granted during the applicable year.

(2) For each applicable year, represents the weighted average number of shares of common stock of the Company and common units of the Company’s operating partnership outstanding during the year. Because the Company is a real estate investment trust that conducts substantially all of its operations through an operating partnership, both shares of common stock of the Company and common units of the Company’s operating partnership not owned by the Company are included for purposes of calculating our burn rate. Each common unit of the Company’s operating partnership is exchangeable into shares of common stock on a one-for-one basis, subject to certain conditions.
(3) Burn rate represents: (a) the sum of (i) stock options granted plus (ii) the number of shares subject to full-value awards granted during the year multiplied by 2.0, which is a multiplier that is intended to reflect the greater value delivered by full-value awards as compared to stock options for purposes of comparing burn rates among companies that may utilize different forms of equity awards, divided by (b) the weighted average number of shares of Common Stock of the Company and common units of the Company’s operating partnership outstanding during the year.
(4) As illustrated in the table, our three-year average burn rate for the last three fiscal years was 0.51%, which is below the applicable industry index burn rate benchmark of 2.15% established by Institutional Shareholder Services.
Summary of the 2021 Plan

The following description of certain material features of the 2021 Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the 2021 Plan that is attached hereto as Appendix B.

Shares of Common Stock Available. The maximum number of shares of common stock that may be issued under the 2021 Plan is 8,800,000 shares less shares underlying awards granted under the Prior Plan after February 28, 2021, if any, and subject to adjustments as set forth in the 2021 Plan. Based solely on the closing price of our common stock as reported on the NYSE on February 26, 2021 (the last trading day prior to February 28, 2021), the maximum aggregate market value of the 8,800,000 shares that could potentially be issued under the 2021 Plan is $343.2 million. Shares of common stock underlying awards granted under the 2021 Plan or the Prior Plan that are forfeited, canceled or otherwise terminated (other than by exercise) will be added back to the shares of common stock available for issuance under the 2021 Plan. Notwithstanding the foregoing, the following shares will not be added to shares authorized for grant under the 2021 Plan: (i) shares tendered or held back upon the exercise of stock options or settlement of an award to cover the exercise price or tax withholding and (ii) shares subject to stock appreciation rights that are not issued in connection with the stock settlement of the stock appreciation right upon exercise. Any shares of common stock issued pursuant to assumed or substituted awards granted in connection with the acquisition of another company will not reduce the number of shares authorized for grant under the 2021 Plan. In addition, in connection with the acquisition of another company, the Company may assume outstanding awards granted by another company as if they had been granted under the 2021 Plan or grant awards under the 2021 Plan in substitution of such outstanding awards, in each case, to the extent the applicable award recipient is eligible to be granted such an award under the 2021 Plan. Any shares of common stock issued pursuant to such assumed or substituted awards will not reduce the number of shares authorized for grant under the 2021 Plan.

Plan Administration. The 2021 Plan will be administered by either the Compensation Committee, the Board or by such other committee of the Board performing the functions of the Compensation Committee (in either case, the “Administrator”). The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, to determine the specific terms and conditions of each award, subject to the provisions of the 2021 Plan, to accelerate the exercisability or vesting of any award in circumstances involving the grantee’s death, disability, retirement or termination of employment or service relationship or a change in control and to otherwise administer the 2021 Plan and the awards granted thereunder. Subject to applicable law, unless the Administrator determines otherwise, in its sole discretion, our Chief Executive Officer, or his or her delegate, is authorized to exercise any and all of the Administrator’s authority and duties with respect to the granting of awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not himself or herself, subject to certain limitations.

No Liberal Stock Recycling. Shares of common stock tendered or held back for taxes or to cover the exercise price of an option will not be added back to the reserved pool under the 2021 Plan. Upon the exercise of a stock appreciation right that is settled in shares of common stock, the full number of shares of common stock underlying the award will be charged to the reserved pool. Additionally, shares of stock we reacquire on the open market will not be added to the reserved pool. In the event we repurchase shares of stock on the open market, such shares of common stock shall not be added to the shares of common stock available for issuance under the 2021 Plan.

Types of Awards. The types of awards permitted under the 2021 Plan include stock options, stock appreciation rights, restricted stock unit awards, restricted stock awards, unrestricted stock awards, dividend equivalent rights and other equity-based awards. Subject to the overall limit on the number of shares that may be issued under the 2021 Plan, shares of common stock may be issued up to such maximum number pursuant to any type of award; provided that no more than 8,800,000 shares of common stock (plus, to the extent permitted by the Code, any shares added back to the 2021 Plan as described above) may be issued in the form of incentive stock options.

Eligibility. All officers, employees, non-employee directors and consultants of the Company and its subsidiaries will be eligible to receive awards under the 2021 Plan. Persons eligible to participate in the 2021 Plan will be those officers, employees, non-employee directors and consultants of the Company and its subsidiaries as selected from time to time by the Administrator, as well as such other persons selected from time to time by the Administrator to whom issuances of shares under the 2021 Plan may be registered and permitted under applicable securities laws. As of February 28, 2021, approximately 173 individuals would have been eligible to participate in the 2021 Plan had it been effective on such date, which includes five executive officers, 153 employees who are not executive officers, eight non-employee directors and seven consultants.

Adjustments for Stock Dividends, Stock Splits, Etc. The 2021 Plan requires the Administrator to make appropriate equitable adjustments to the number and kind of shares of common stock that are subject to issuance under the 2021 Plan, to certain limits in the 2021 Plan, and to any outstanding awards under the 2021 Plan, as well as equitable adjustments to the purchase price or exercise price, as applicable, of outstanding awards under the 2021 Plan, to reflect any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar change in the Company’s capital stock, including as a result of any merger or consolidation or sale of all or substantially all of the assets of the Company.

Sale Event and Change in Control. The 2021 Plan provides that in the event of a Sale Event, as defined in the 2021 Plan, outstanding stock options and stock appreciation rights or other awards may be assumed, continued or substituted with new stock options or stock appreciation rights or other awards, as applicable, of the successor entity. In connection with any Sale Event in which shares are exchanged for or converted into the right to receive cash, outstanding unvested awards may be converted into the right to receive an amount of cash equal to the per share cash consideration multiplied by the number of shares subject to such awards (net of any applicable exercise prices), subject to any remaining vesting provisions relating to such awards. To the extent that outstanding stock options and stock appreciation rights are not assumed, continued or substituted, such awards will terminate, unless otherwise provided in the award agreement, and each stock option and stock appreciation right that is terminated will become vested and fully exercisable and the Company will take one of the following actions with respect to each such award (with the choice to be made by the Administrator in its sole discretion): (i) make or provide for a payment, in cash or in kind, to the grantee holding such awards, in an amount equal to the excess, if any, of (A) the per share consideration from such Sale Event multiplied by the number of shares subject to such awards (to the extent then exercisable, after taking into account any acceleration, at prices not in excess of the per share amount of such consideration) above (B) the aggregate exercise price for such shares subject to such awards; or (ii) permit the grantee holding such awards, within a specified period of time prior to such termination, as determined by the Administrator, to exercise the awards (to the extent such awards would be exercisable, after taking into account any acceleration).

Minimum Vesting Period. The minimum vesting period for each equity award granted under the 2021 Plan must be at least one year, provided that up to 5% of the shares authorized for issuance under the 2021 Plan may be utilized for unrestricted stock awards or other equity awards with a minimum vesting period of less than one year. In addition, the Administrator may grant equity awards that vest within one year (i) if such awards are granted as substitute awards in replacement of other awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within one year or (ii) if such awards are being granted in connection with an elective deferral of cash compensation that, absent a deferral election, otherwise would have been paid to the grantee within the one year.

Term. No awards may be granted under the 2021 Plan ten years or more after the date of stockholder approval and no incentive stock options may be granted after the tenth anniversary of the date the 2021 Plan is approved by the Board.

Repricing. The Administrator may not, without stockholder approval, reduce the exercise price of outstanding stock options or stock appreciation rights or effect repricing through cancellation and re-grants or cancellation of stock options or stock appreciation Rights in exchange for cash or other awards, other than as a result of a proportionate adjustment made in connection with a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar event.

Stock Options. The 2021 Plan permits the granting of (1) options intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2021 Plan will be non-qualified stock options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Non-qualified stock options may be granted to any persons eligible to receive incentive stock options and to non-employee directors and consultants. Incentive stock options may be granted only to employees of the Company or any subsidiary. The exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of our shares of common stock on the date of grant, subject to certain exceptions set forth in the 2021 Plan. The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator. Options may be exercised in whole or in part by giving written or electronic notice to the

Company. Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Administrator or by delivery (or attestation to the ownership following such procedures as we may prescribe) of shares of common stock that are not subject to restrictions under any Company plan. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Administrator may permit non-qualified stock options to be exercised using a net exercise feature which reduces the number of shares of common stock issued to the optionee by the number of shares of common stock with a fair market value equal to the exercise price. To qualify as incentive stock options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares of common stock subject to incentive stock options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Administrator may award stock appreciation rights to participants subject to such conditions and restrictions as the Administrator may determine, provided that the exercise price may not be less than 100% of the fair market value of our shares of common stock on the date of grant, subject to certain exceptions set forth in the 2021 Plan. Stock appreciation rights are settled in cash or shares of common stock. In addition, no stock appreciation right shall be exercisable more than ten years after the date the stock appreciation right is granted.

Restricted Stock Units. Restricted stock unit awards are payable in the form of shares of common stock (or cash, to the extent explicitly provided in the award agreement) and may be subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. In the Administrator’s sole discretion, it may permit a participant to defer settlement of his or her restricted stock units to one or more dates specified in the applicable award agreement or elected by the participant. In addition, in the Administrator’s sole discretion, and subject to the participant’s compliance with the procedures established by the Administrator and requirements of Section 409A of the Code, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award.

Restricted Stock. The Administrator may award shares of common stock to participants subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain pre-established performance goals and/or continued employment or service through a specified restriction period. If the lapse of restrictions with respect to the shares of common stock is tied to attainment of vesting conditions, any cash dividends paid by the Company during the vesting period will be retained by, or repaid by the grantee to, the Company until and to the extent the vesting conditions are met with respect to the award; provided, that to the extent provided for in the applicable award agreement or by the Administrator, an amount equal to such cash dividends retained by the Company or repaid by the grantee, may be paid to the grantee upon the lapsing of such restrictions.

Unrestricted Stock. The 2021 Plan gives the Administrator discretion to grant stock awards free of any restrictions. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Dividend Equivalent Rights. Dividend equivalent rights are awards entitling the grantee to current or deferred payments equal to cash dividends on a specified number of shares of common stock. Dividend equivalent rights may be settled in cash or stock and are subject to other conditions as the Administrator shall determine. Dividend equivalent rights may be granted to any grantee as a component of an award or as a freestanding award. For a dividend equivalent right granted as a component of an award under the 2021 Plan, such dividend equivalent right will be settled only upon settlement or payment of, or lapse of restrictions on, such award, and such dividend equivalent right will be forfeited under the same conditions as such award.

Other Equity-Based Awards. The Administrator may grant units in the Company’s operating partnership or other units or any other membership or ownership interests (which may be expressed as units or otherwise) in a subsidiary (or other affiliate of the Company), with any stock being issued in connection with the conversion of (or other distribution on account of) an interest granted under the provisions of the 2021 Plan.

Tax Withholding. Participants in the 2021 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon any exercise, vesting or settlement of awards, as applicable. Subject to approval by the Administrator, participants may elect to have the tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued. Additionally, the Administrator may provide for mandatory share withholding up to the required withholding amount. The Administrator may also require tax withholding obligations to be satisfied by an arrangement where shares issued pursuant to an award are immediately sold and proceeds from such sale are remitted to the Company in an amount to satisfy such tax withholding obligations.

Amendments and Termination. Generally, under current NYSE rules, all material amendments to the 2021 Plan, including those that materially increase the number of shares of common stock available (other than an increase solely to reflect a reorganization, stock split, merger, spin-off or similar transaction), expand the types of awards available or the persons eligible to receive awards, extend the term of the 2021 Plan, change the method of determining the exercise price of options or delete or limit any provision prohibiting the repricing of options, must be approved by our common stockholders. The Board may determine to make amendments subject to the approval of the common stockholders for purposes of complying with the rules of the NYSE or to preserve the qualified status of incentive stock options. Otherwise, our Board may amend or discontinue the 2021 Plan at any time, provided that no such action will materially and adversely affect the rights under any outstanding awards without the holder’s consent.

Certain Federal Income Tax Consequences – Options and Stock Appreciation Rights

The following is a summary of the principal federal income tax consequences of certain transactions under the 2021 Plan relating to options and stock appreciation rights. It does not describe all federal tax consequences under the 2021 Plan, nor does it describe state or local tax consequences.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares of common stock, any amount realized in excess of the option price (the amount paid for the shares of common stock) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally: (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof; and (2) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Stock Options. No taxable income is generally realized by the optionee upon the grant of a non-qualified stock option. Generally: (1) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount; and (2) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified stock option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Stock Appreciation Rights. No income will be recognized by a recipient upon the grant of either tandem or freestanding stock appreciation rights. For the year in which the stock appreciation right is exercised, the recipient will generally be taxed at ordinary income rates on the amount equal to the cash received plus the fair market value of any unrestricted shares received on the exercise.

Parachute Payments. The vesting of any portion of an option or stock appreciation right that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments,” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for awards under the 2021 Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

New Plan Benefits

Because the grant of awards under the 2021 Plan is within the discretion of the Administrator, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2021 Plan.

Vote Required

The affirmative vote of a majority of the votes cast is required for the approval of the 2021 Plan. In addition, the rules of the NYSE require that votes for the proposal must be at least a majority of all of the votes cast on the proposal (including votes for and against and abstentions). The NYSE treats abstentions as votes cast, but does not treat broker non-votes as votes cast.

PROPOSAL 5
AMENDMENTS TO THE COMPANY’S CHARTER AND BYLAWS

We are asking our stockholders to approve amendments to the Company’s Charter and Bylaws to allow the Company’s Bylaws to be amended by our stockholders.

Background

As permitted by the Maryland General Corporation Law, Section 5.01 of Article 5 of the Company’s Charter currently provides that the Board shall have the exclusive power to adopt, alter or repeal any provision of the Company’s Bylaws and to make new bylaws. In addition, Section 7.07 of the Company’s Bylaws currently provides that the Board shall have the exclusive power to alter, amend or repeal the Bylaws, provided that certain sections of the Bylaws, including Section 7.07, may not be altered, amended or repealed by the Board unless the Board shall also obtain the approval of the Company’s stockholders. Consequently, for stockholders to have the right to amend the Bylaws, the Company’s stockholders are required to approve amendments to both the Charter and the Bylaws.

The Board has adopted an amendment to the Charter (the “Articles of Amendment”) to amend Section 5.01 of Article 5 so that the Board does not have the exclusive power to amend the Bylaws, and has recommended that our stockholders approve the Articles of Amendment at the Annual Meeting. The Board has also adopted an amendment to the Bylaws (the “Amended and Restated Bylaws”) to permit stockholders to amend the Amended and Restated Bylaws under certain circumstances, and has recommended that our stockholders approve the Amended and Restated Bylaws at the Annual Meeting. The Amended and Restated Bylaws would permit the stockholders of the Company, to the extent permitted by law, to amend the Amended and Restated Bylaws by the affirmative vote of a majority of all the votes entitled to be cast on the matter pursuant to a binding proposal submitted by a stockholder that (i) owned shares of the Company’s common stock in the amount and for the duration of time specified in Rule 14a-8 under the Exchange Act on the date the bylaw proposal is delivered or mailed to and received by the Company’s Secretary in accordance with the Amended and Restated Bylaws and (ii) continuously owns such shares through the date of the annual or special meeting of stockholders where such proposal will be considered. The foregoing right to amend the Amended and Restated Bylaws would be subject to additional eligibility, procedural and disclosure requirements set forth in Section 7.07 of the Amended and Restated Bylaws.

Text and Effectiveness of Proposed Amendments

The summary of the proposed Articles of Amendment and Amended and Restated Bylaws set forth above is qualified in its entirety by the text of the proposed Articles of Amendment and Amended and Restated Bylaws, attached as Appendix C and Appendix D to this proxy statement, respectively. Additions of text are indicated by underlining, and text that will be deleted is stricken through.

Assuming stockholder approval, we anticipate filing the Articles of Amendment with the State Department of Assessments and Taxation of Maryland on the day following the Annual Meeting and the Amended and Restated Bylaws shall be effective concurrently with the acceptance for record of the Articles of Amendment. If our stockholders do not approve the proposed amendments, the Charter will continue in effect as currently stated, the Bylaws will not be amended and, subject to the limited restrictions set forth therein, our Board would continue to have the exclusive power to adopt, alter or repeal any provision of our Bylaws and to make new bylaws.

Vote Required

Approval of the proposed Articles of Amendment and Amended and Restated Bylaws requires the affirmative vote of a majority of shares of common stock entitled to cast votes on this Proposal 5. Abstentions and broker non-votes, if any, will have the same effect as a vote “against” this Proposal 5.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 5 TO AMEND THE COMPANY’S CHARTER AND BYLAWS.

STOCK OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of February 28, 2021, in each case including shares of common stock which such persons have a right to acquire within 60 days, by:
•each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of its common stock based solely upon the amounts and percentages contained in the public filings of such persons;
•each of the Company’s executive officers and directors; and
•all of the Company’s executive officers and directors as a group.

	Percentage of Common Stock
Name of Beneficial Owner	Shares Owned (1)	Percentage (2)
Cohen & Steers, Inc.(3)	36,677,695	16.0%
The Vanguard Group(4)	30,722,327	13.4%
Blackrock, Inc.(5)	17,978,049	7.8%

Directors and Executive Officers(6)
Hugh R. Frater(7)	33,249	*
Priscilla Almodovar(8)	740	*
David B. Henry(9)	18,239	*
Mary Hogan Preusse(10)	14,618	*
Richard J. Lieb(11)	14,514	*
Eugene A. Pinover(12)	36,382	*
Julie G. Richardson(13)	42,988	*
Susan Skerritt(14)	740	*
Glenn J. Rufrano	408,472	*
Michael J. Bartolotta	58,773	*
Lauren Goldberg	49,816	*
Paul H. McDowell	55,122	*
Thomas W. Roberts(15)	101,720	*
All directors and executive officers as a group	835,373	*
(13 persons)
__________________________
* Represents less than 1% of the shares of the Company’s common stock outstanding.
(1)Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any shares of the Company’s common stock if that person has or shares voting power or investment power with respect to those shares, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.
(2)Based on an assumed 229,394,873 shares of common stock outstanding as of February 28, 2021, which includes 113,214 deferred stock units that are immediately vested upon grant but generally will be settled either on the earlier of the date on which the director separates from the Company, dies or the third anniversary of the grant date, or if granted pursuant to the Deferred Compensation Plan, on the date the director separates from the Company (or upon a change of control or death), and 152,034 OP Units that are exchangeable into shares of the Company’s common stock. OP Units are exchangeable, except under certain limited circumstances, beginning one year from the date of issuance. Holders of the deferred stock units and OP Units are not entitled to voting rights.
(3)Cohen & Steers, Inc. has sole voting power with respect to 24,371,006 shares, has sole dispositive power with respect to 36,677,695 shares and has no shared voting or dispositive power. The information with respect to Cohen & Steers, Inc. is based solely on the Schedule 13G/A filed with the SEC on February 16, 2021. The address for Cohen & Steers, Inc. is 280 Park Avenue, 10th Floor, New York, New York 10017.
(4)The Vanguard Group has no sole voting power, shared voting power with respect to 715,106 shares, sole dispositive power with respect to 29,722,397 shares and shared dispositive power with respect to 999,930 shares. The information with respect to The Vanguard Group is based on the Schedule 13G/A filed with the SEC on February 10, 2021. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(5)BlackRock, Inc. has sole voting power with respect to 16,384,152 shares, has sole dispositive power with respect to 17,978,049 shares and has no shared voting or dispositive power. The information with respect to BlackRock, Inc. is based solely on the Schedule 13G/A filed with the SEC on February 1, 2021. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York, 10055.
(6)The address for each of the directors and executive officers is c/o VEREIT, Inc., 2325 E. Camelback Road, 9th Floor, Phoenix, Arizona 85016.

(7)Includes 11,352 deferred stock units issued in connection with such individual’s service as a member of the Board and 21,897 shares that are held in a trust.
(8)Includes 740 deferred stock units issued in connection with such individual’s service as a member of the Board.
(9)Includes 11,352 deferred stock units issued in connection with such individual’s service as a member of the Board.
(10)Includes 11,456 deferred stock units issued in connection with such individual’s service as a member of the Board.
(11)Includes 11,352 deferred stock units issued in connection with such individual’s service as a member of the Board.
(12)Includes 32,123 deferred stock units issued in connection with such individual’s service as a member of the Board and 4,259 shares of the Company’s common stock that are held in a trust.
(13)Includes 34,099 deferred stock units issued in connection with such individual’s service as a member of the Board and 3,480 shares of the Company’s common stock that are held in three separate trusts.
(14)Includes 740 deferred stock units issued in connection with such individual’s service as a member of the Board.
(15)Includes 79,841 shares of the Company’s common stock that are held in a trust.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Certain Conflict Resolution Procedures
Related Person Transaction Approval Policy
The Board has adopted a written Related Person Transaction Approval Policy for the review, approval or ratification of any related person transactions. This policy delegates to the Nominating and Corporate Governance Committee the authority to review such transactions and to take any actions as it may deem appropriate. Under the policy, each director, nominee for director and executive officer is responsible for providing prompt written notice to the committee of any potential related person transaction of which he or she is aware and regardless of the dollar amount involved or whether it involves the individual directly, his or her immediate family or any other director, nominee for director or executive officer. The Nominating and Corporate Governance Committee may consider all facts and circumstances it deems appropriate in reviewing or approving a related person transaction, including among other factors the related person’s interest in the transaction, the business purpose and reasonableness of the transaction, whether the transaction is on terms no less favorable than terms generally available to unaffiliated third parties, and the materiality of the transaction to the related person and the Company.

Operating Partnership
We have adopted policies that are designed to eliminate or minimize certain potential conflicts of interest, and the limited partners of the Operating Partnership have agreed that in the event of a conflict between the duties owed by our directors to the Company and the Company’s duties, in its capacity as the general partner of the Operating Partnership, to such limited partners, we are under no obligation to give priority to the interests of such limited partners.
There can be no assurance that these policies will be adequate to address all of the conflicts that may arise or will address such conflicts in a manner that is favorable to us.

OTHER MATTERS PRESENTED FOR ACTION AT THE 2021 ANNUAL MEETING
Our Board of Directors does not intend to present for consideration at the Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.
ATTENDANCE AT THE 2021 ANNUAL MEETING
All stockholders of record (including stockholders that hold their shares through a broker, bank or similar organization) of shares of the Company’s common stock at the close of business on the record date, or their designated proxies, are authorized to attend the Annual Meeting. To access the Annual Meeting, stockholders of record should visit www.virtualshareholdermeeting.com/VER2021 and enter the unique 16-digit control number included on their Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card (if they receive a printed copy of the proxy materials). In the event you do not have a control number, please contact your broker, bank or other nominee so that you can be provided with a control number. Participants will be able to log in 15 minutes prior to the start of the Annual Meeting. We encourage you to access the Annual Meeting in advance of the designated start time to ensure that you do not experience any technical difficulties. Stockholders will be able to vote electronically and submit questions electronically during the virtual Annual Meeting. Attendees will not be permitted to record the Annual Meeting and may be subject to security precautions.
STOCKHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING
Stockholder Proposals in Next Year’s Proxy Statement
Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when it holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2022 annual stockholders’ meeting, the proposal must be received at our principal executive offices no later than 5:00 p.m., Eastern Time, on the date which is 120 days prior to the anniversary of the date of this proxy statement (or December 16, 2021). We will not be required to include in our proxy statement and proxy card any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC’s proxy rules and Maryland corporate law.
In order for an eligible stockholder or group of stockholders to nominate a director nominee for election at our 2022 annual stockholders’ meeting pursuant to the proxy access provision of our Bylaws, notice of such nomination and other required information must be received at our principal executive offices on or before December 16, 2021. In the event that the 2022 annual stockholders’ meeting is scheduled to be held on a date more than 30 days before or more than 60 days after June 3, 2022 (or before May 4, 2022 or after August 2, 2022), our Bylaws state that such notice and other required information must be received at our principal executive offices not later than the close of business on the later of (x) the 150th day prior to the scheduled date of the 2022 annual stockholders’ meeting or (y) the tenth day following the day on which we first make a public announcement of the date of the 2022 annual stockholders’ meeting. In no event, shall the adjournment, postponement, or rescheduling of any previously scheduled meeting of stockholders, or the public announcement thereof, commence a new time period for giving notice.
In addition, our Bylaws require the eligible stockholder or group of stockholders to update and supplement such information (or provide notice stating that there are no updates or supplements) as of specified dates. Notices and other required information must be received by our Secretary at our principal executive office, which is currently VEREIT, Inc., 2325 E. Camelback Road, 9th Floor, Phoenix, Arizona 85016, Attention: Lauren Goldberg, Executive Vice President, General Counsel and Secretary.
Stockholder Proposals and Nominations for Directors to be Presented at the 2022 Annual Meeting
For any proposal that is not submitted for inclusion in our proxy material for the 2022 annual stockholders’ meeting but is instead sought to be presented directly at that meeting, the Bylaws permit such a presentation if (1) our Secretary receives written notice of the proposal at our principal executive offices not earlier than 5:00 p.m., Eastern Time, on November 16, 2021 nor later than 5:00 p.m., Eastern Time, on December 16, 2021 and (2) it meets the requirements of the Bylaws and the SEC for submittal. In the event that the date of the 2022 annual stockholders’ meeting is advanced or delayed by more than 30 days from the first anniversary of the date of this year’s Annual Meeting, notice by the stockholder to be timely must be delivered not earlier than 5:00 p.m., Eastern time, on the 150th day prior to the date of the meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the meeting, as originally convened, or the 10th day following the day on which public announcement of the date of the meeting is first made. In no event, shall the public announcement of a postponement or adjournment of an annual meeting of stockholders commence a new time period for giving notice.
All nominations must also comply with our charter. All proposals should be sent via registered, certified or express mail to our Secretary at our principal executive office, which is currently: VEREIT, Inc., 2325 E. Camelback Road, 9th Floor, Phoenix, Arizona 85016, Attention: Lauren Goldberg, Executive Vice President, General Counsel and Secretary.

APPENDIX A
CERTAIN DEFINITIONS AND RECONCILIATIONS

Annualized Rental Income is rental revenue under our leases on Operating Properties on a straight-line basis, which includes the effect of rent escalations and any tenant concessions, such as free rent, and our pro rata share of such revenues from properties owned by Unconsolidated Joint Ventures. Annualized Rental Income excludes any adjustments to rental income due to changes in the collectability assessment, contingent rent, such as percentage rent, and operating expense reimbursements. Management uses Annualized Rental Income as a basis for tenant, industry and geographic concentrations and other metrics within the portfolio. Annualized Rental Income is not indicative of future performance. Portfolio concentrations discussed throughout this proxy statement are based on Annualized Rental Income.
Contract Rental Revenue includes minimum rent, percentage rent and other contingent consideration, and rental revenue from parking and storage space and the Company's pro rata share of such revenues from properties owned by Unconsolidated Joint Ventures. Contract Rental Revenue excludes GAAP adjustments, such as straight-line rent and amortization of above-market lease assets and below-market lease liabilities. Contract Rental Revenue includes such revenues from properties subject to a direct financing lease, and omits the Contract Rental Revenue related to Excluded Properties. The Company believes that Contract Rental Revenue is a useful non-GAAP supplemental measure to investors and analysts for assessing performance. However, Contract Rental Revenue should not be considered as an alternative to revenue, as computed in accordance with GAAP, or as an indicator of the Company's financial performance. Contract Rental Revenue may not be comparable to similarly titled measures of other companies.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre") and Normalized EBITDA
Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate. Nareit defines EBITDAre as net income or loss computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate, gains or losses from disposition of property and our pro rata share of EBITDAre adjustments related to unconsolidated partnerships and joint ventures. We calculated EBITDAre in accordance with Nareit's definition described above.
In addition to EBITDAre, we use Normalized EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Normalized EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non-routine items such as acquisition-related expenses, litigation and non-routine costs, net, net revenue or expense earned or incurred that is related to the services agreement associated with a discontinued operation, gains or losses on sale of investment securities or mortgage notes receivable, payments on fully reserved loan receivables and restructuring expenses. We also exclude certain non-cash items such as impairments of goodwill, intangible and right of use assets, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, write-off of program development costs, and amortization of intangibles, above-market lease assets and below-market lease liabilities. Normalized EBITDA omits the Normalized EBITDA impact of Excluded Properties. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDAre and Normalized EBITDA should not be considered as an alternative to net income, as computed in accordance with GAAP. The Company uses EBITDAre and Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. EBITDAre and Normalized EBITDA may not be comparable to similarly titled measures of other companies.
EBITDAre AND NORMALIZED EBITDA
(Unaudited, in thousands)

Year Ended December 31,
2020
Net income (loss)	$201,219
Adjustments:
Interest expense	265,660
Depreciation and amortization	452,008
Provision for income taxes	4,513
Proportionate share of adjustments for unconsolidated entities	8,430
Gain on disposition of real estate assets, including joint ventures, net	(95,823)
Impairment of real estate	61,723

EBITDAre	$897,730
Impairment of intangibles and right of use assets	3,352
Payments received on fully reserved loans	—
Acquisition-related expenses	4,790
Litigation and non-routine costs, net	2,348
Loss on investments	294
Loss on derivative instruments, net	85,392
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	3,357
Loss on extinguishment and forgiveness of debt, net	1,486
Net direct financing lease adjustments	1,497
Restructuring expenses	—
Other adjustments, net	(4,078)
Proportionate share of adjustments for unconsolidated entities	(836)
Adjustment for Excluded Properties	—
Normalized EBITDA	$995,332

Excluded Properties are properties for which (i) the related mortgage loan is in default, and (ii) management decides to transfer the properties to the lender in connection with settling the mortgage note obligation. Certain non-GAAP measures and operating metrics omit the impact of such properties for the month beginning with the date that such criteria are met in order to better reflect the ongoing operations of the Company.

Fixed Charge Coverage Ratio is the sum of (i) Interest Expense, excluding non-cash amortization, (ii) secured debt principal amortization on Adjusted Principal Outstanding and (iii) dividends attributable to preferred shares divided by Normalized EBITDA. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations (unaudited, dollar amounts in thousands).

	December 31, 2020
Fixed Charge Coverage Ratio
Interest Expense, excluding non-cash amortization	$63,153
Secured debt principal amortization	858
Dividends attributable to preferred shares	7,923
Total fixed charges	71,934
Normalized EBITDA	246,689
Fixed Charge Coverage Ratio	3.43	x

Funds from Operations and Adjusted Funds from Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit has promulgated a supplemental performance measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under U.S. GAAP.
Nareit defines FFO as net income or loss computed in accordance with U.S. GAAP adjusted for gains or losses from disposition of property, depreciation and amortization of real estate assets, impairment write-downs on real estate, and our pro rata share of FFO adjustments related to unconsolidated partnerships and joint ventures. We calculate FFO in accordance with Nareit’s definition described above.
In addition to FFO, we use AFFO as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. AFFO, as defined by the Company, excludes from FFO non-routine items such as acquisition-related expenses, litigation and non-routine costs, net, net revenue or expense earned or incurred that is related to the services agreement associated with a discontinued operation, gains or losses on sale of investment securities or mortgage notes receivable, payments on fully reserved loan receivables and restructuring expenses. We also exclude certain non-cash items such as impairments of goodwill, intangible and right of use assets, straight-line rent, net direct financing lease adjustments, gains or losses on derivatives, reserves for loan loss, gains or losses on the extinguishment or forgiveness of debt, non-current portion of the tax benefit or expense, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt and investments, above-market lease assets and below-market lease liabilities. We omit the impact of the Excluded Properties and related non-recourse mortgage notes from FFO to calculate AFFO. Management believes that excluding these costs from FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. AFFO allows for a comparison of the performance of our operations with other publicly-traded REITs, as AFFO, or an equivalent measure, is routinely reported by publicly-traded REITs, and we believe often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and AFFO, in addition to net income (loss), as defined by U.S. GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the U.S. Securities and Exchange Commission (“SEC”), Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate AFFO and its use as a non-GAAP financial performance measure.

ADJUSTED FUNDS FROM OPERATIONS
(Unaudited, in thousands, except for share and per share data)

Year Ended December 31,
2020
Net income	$201,219
Dividends on Series F Preferred Stock	(44,590)
Gain on disposition of real estate assets, net	(95,823)
Depreciation and amortization of real estate assets	450,413
Impairment of real estate	61,723
Proportionate share of adjustments for unconsolidated entities	5,369
FFO attributable to common stockholders and limited partners	$578,311
Acquisition-related expenses	4,790
Litigation and non-routine costs, net	2,348
Impairment of intangible assets	3,352
Payments received on fully reserved loans	—
Loss on investments	294
Loss on derivative instruments, net	85,392
Amortization of premiums and discounts on debt and investments, net	(1,445)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	3,357
Net direct financing lease adjustments	1,497
Amortization and write-off of deferred financing costs	15,115
Loss on extinguishment and forgiveness of debt, net	1,486
Straight-line rent	(25,161)
Equity-based compensation	12,402
Restructuring expenses	—
Other adjustments, net	(2,488)
Proportionate share of adjustments for unconsolidated entities	(848)
Adjustment for Excluded Properties	—
AFFO attributable to common stockholders and limited partners	$678,402

Weighted-average shares outstanding - basic	217,548,175
Effect of weighted-average Limited Partner OP Units and dilutive securities	313,830
Weighted-average shares outstanding - diluted	217,862,005
—
AFFO attributable to common stockholders and limited partners per diluted share	$3.11

Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties, equity investments in the Cole REITs, investment in direct financing leases, investment securities backed by real estate and mortgage notes receivable, and the Company's pro rata share of such amounts related to properties owned by Unconsolidated Joint Ventures, net of gross intangible lease liabilities. We believe that the presentation of Gross Real Estate Investments, which shows our total investments in real estate and related assets, in connection with Net Debt, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
The following table shows a reconciliation of Gross Real Estate Investments to the amounts presented in accordance with GAAP on the balance sheet for the periods presented (unaudited, in thousands):

December 31, 2020
Total real estate investments, at cost - as reported	$14,603,626
Adjustments:
Investment in Cole REITs	7,255
Gross assets held for sale	91,341
Investment in direct financing leases, net	6,547
Gross intangible lease liabilities	(227,442)
Proportionate share of amounts for Unconsolidated Joint Ventures	165,643
Gross Real Estate Investments	$14,646,970

Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt and the Company's pro rata share of the Unconsolidated Joint Ventures' outstanding principal balance. This measure excludes (i) the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP, and (ii) the impact of Excluded Properties and related non-recourse mortgage notes. We believe that the presentation of Interest Expense, excluding non-cash amortization, which shows the interest expense on our contractual debt obligations, provides useful information to investors to assess our overall solvency and financial flexibility. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.
The following table shows a reconciliation of Interest Expense, excluding non-cash amortization to interest expense presented in accordance with GAAP on the statements of operations for the periods presented (unaudited, in thousands):

December 31, 2020
Interest expense - as reported	$68,416
Adjustments:
Amortization of deferred financing costs and other non-cash charges	(6,189)
Amortization of net premiums	120
Proportionate share of amounts for Unconsolidated Joint Ventures	806
Interest Expense, excluding non-cash amortization	$63,153
Net Debt, Principal Outstanding and Adjusted Principal Outstanding
Principal Outstanding is a non-GAAP measure that represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Principal Outstanding includes the Company's pro rata share of the Unconsolidated Joint Ventures' outstanding principal debt balance. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents and the Company's pro rata share of Unconsolidated Joint Ventures' cash and cash equivalents. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.

The following table shows a reconciliation of Net Debt, Principal Outstanding and Adjusted Principal Outstanding to the amounts presented in accordance with GAAP on the balance sheet for the periods presented (unaudited, in thousands):

December 31, 2020
Mortgage notes payable, net	$1,328,835
Corporate bonds, net	4,584,230
Convertible debt, net	—
Credit facility, net	—
Total debt - as reported	5,913,065
Deferred financing costs, net	44,573
Net discounts (premiums)	25,557
Principal Outstanding	5,983,195
Proportionate share of amounts for Unconsolidated Joint Ventures	106,516
Adjusted Principal Outstanding	$6,089,711
Cash and cash equivalents	(523,539)
Proportionate share of amounts for Unconsolidated Joint Ventures	(1,619)
Net Debt	$5,564,553

Net Debt to Normalized EBITDA Annualized equals Net Debt divided by the respective quarter Normalized EBITDA multiplied by four. We believe that the presentation of Net Debt to Normalized EBITDA Annualized provides useful information to investors because our management reviews Net Debt to Normalized EBITDA Annualized as part of its management of our overall liquidity, financial flexibility, capital structure and leverage (unaudited, dollar amounts in thousands).

	December 31, 2020
Net Debt Ratios
Net Debt	$5,564,553
Normalized EBITDA annualized	986,756
Net Debt to Normalized EBITDA annualized ratio	5.64	x

Operating Properties refers to all properties owned and consolidated by the Company except Excluded Properties as of the reporting date.

Real Estate Properties The Company has 3,831 retail, restaurant, office and industrial real estate properties with an aggregate of 89.7 million square feet of which 97.9% was leased, with a weighted-average remaining lease term of 8.3 years. Omitting the square feet of one redevelopment property and including the pro rata share of square feet and annualized rental income from the Company’s Unconsolidated Joint Ventures, we owned an aggregate of 89.5 million square feet, of which 98.1% was leased, with a weighted-average remaining lease term of 8.4 years as of December 31, 2020.

Unconsolidated Joint Ventures include the Company's investments in unconsolidated joint ventures formed to acquire and own real estate properties and exclude other investments in unconsolidated entities.

Unencumbered Asset Ratio equals unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage (unaudited, dollar amounts in thousands).

December 31, 2020
Unencumbered Assets/Real Estate Assets
Unencumbered Gross Real Estate Investments	$11,968,277
Gross Real Estate Investments	14,646,970
Unencumbered Asset Ratio	81.7%

APPENDIX B
VEREIT, INC.
2021 EQUITY INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS
The name of the plan is the VEREIT, Inc. 2021 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of VEREIT, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
The following terms shall be defined as set forth below:
“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee that is designated by the Board as the administrator of the Plan.
“Award” or “Awards,” means an award under the Plan and, except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Unrestricted Stock Awards, Dividend Equivalent Rights and other equity-based awards as contemplated herein.
“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.
“Board” means the Board of Directors of the Company.
“Change in Control” means and includes any of the following events:
(i) any Person is or becomes Beneficial Owner (as defined under Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the then outstanding securities of the Company, excluding (A) any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x) of subsection (ii) below and (B) any Person who becomes such a Beneficial Owner through the issuance of such securities with respect to purchases made directly from the Company; or
(ii) the consummation of a merger or consolidation of the Company with any other Person or the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) fifty percent (50%) or more of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the then outstanding securities of the Company; or

(iii) the consummation of a sale or disposition by the Company of all or substantially all of the assets of the Company; or
(iv) persons who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to such date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by a vote of at least a majority of the Incumbent Directors; or
(v) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company
Notwithstanding the foregoing, no event or condition shall constitute a Change in Control to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.
“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the New York Stock Exchange or another national securities exchange, the determination shall be made by reference to reported market sales prices. If there are no reported market sales prices for such date, the determination shall be made by reference to the last date preceding such date for which there are reported market sales prices.
“Family Member” of a grantee means a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50% of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50% of the voting interests.
“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.
“Minimum Vesting Period” means the one-year period following the date of grant of an Award.
“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
“Operating Partnership” means VEREIT Operating Partnership, L.P.
“Person” means any natural person, corporation, partnership, association, limited liability company, estate, trust, joint venture, any federal, state or municipal government or any bureau, department or agency thereof, any other legal entity, or a “group” as that term is used for purposes of Rule 13d-5(b) or Section 13(d) of the Exchange Act and any fiduciary acting in such capacity on behalf of the foregoing.
“Restricted Stock” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.
“Restricted Stock Award” means an Award of Restricted Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Restricted Stock Units” means the units underlying a Restricted Stock Unit Award, each of which represents the right to receive one share of Stock or a cash payment equal to the Fair Market Value of one share of Stock at the time and upon the conditions applicable to the Restricted Stock Unit Award.
“Restricted Stock Unit Award” means an Award of Restricted Stock Units subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization, consolidation or other transaction (other than a sale of securities by the Company) pursuant to which the outstanding voting power and outstanding stock of the Company immediately prior to such transaction does not either (A) continue to represent a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction or (B) convert into, or become immediately exchangeable for, a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, or (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert.
“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
“Service Relationship” means any relationship as an employee, director or Consultant of the Company or any Subsidiary (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).
“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.
“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
“Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.
“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.
“Unit” means units of partnership interest, including one or more classes of profits interests in the Operating Partnership.
“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.
SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS
(a)Administration of Plan. The Plan shall be administered by the Administrator.
(b)Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan and otherwise administer the Plan and the Awards granted hereunder, including, without limitation, the power and authority:
(i) to select the individuals to whom Awards may from time to time be granted;
(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Unrestricted Stock Awards, and Dividend Equivalent Rights and other equity-based awards, or any combination of the foregoing, granted to any one or more grantees;
(iii) to determine the number of shares of Stock to be covered by any Award;
(iv) subject to the limitations set forth in Section 2(g) below, to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;
(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award in circumstances involving the grantee’s death, disability, retirement or termination of employment or service relationship or a change in control (including a Change in Control);
(vi) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and
(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.
(c)Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company or his or her delegate (the “Delegate”) all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not the Delegate. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.
(d)Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.
(e)Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
(f)Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
(g)Minimum Vesting Period. The vesting period for each Award granted under the Plan, other than an Excepted Award (as defined below), must be at least equal to the Minimum Vesting Period; provided, however, nothing in this Section 2(g) shall limit the Administrator’s authority to accelerate the vesting of Awards as set forth in Section 2(b)(v) above; and, provided further, notwithstanding the foregoing, (i) up to 5% of the shares of Stock authorized for issuance under the Plan may be utilized for Unrestricted Stock Awards or other Awards with a vesting period that is less than the Minimum Vesting Period, (ii) Awards may be granted as substitute Awards in replacement of other Awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the Minimum Vesting Period or (iii) Awards may be granted in connection with an elective deferral of cash compensation that, absent a deferral election, otherwise would have been paid to the grantee within the Minimum Vesting Period (each such Award, an “Excepted Award”).
SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
(a)Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be (i) 8,800,000 shares less (ii) the number of shares of Stock underlying awards granted under the Company’s Equity Plan originally adopted in 2011 (the “Prior Plan”) after February 28, 2021, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any awards under the Plan and under the Prior Plan that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of a Stock Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 8,800,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.
(b)Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation or sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof) or other consideration, the Administrator shall make appropriate equitable adjustments to the Plan and any outstanding Awards, which may include, without limitation, appropriate or proportionate adjustments in (i) the maximum number and kind of shares reserved for issuance under the Plan, including the maximum number and kind of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares, securities or other consideration subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share of Restricted Stock subject to each outstanding Restricted Stock Award, (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable and (v) other applicable terms of the Plan and any outstanding Awards. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.
(c)Assumption/Substitution of Awards and Termination of Stock Options and Stock Appreciation Rights in Connection with Sale Event. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Stock Options and Stock Appreciation Rights or other Awards theretofore granted by the Company (with any adjustments made pursuant to Section 3(b)), or the substitution of such Awards with new stock options or stock appreciation rights or other awards, as applicable, of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices as such parties shall agree. In connection with any Sale Event in which the shares of Stock are exchanged for or converted into the right to receive cash, the parties to any such transaction may also provide that some or all outstanding Awards that would otherwise not be fully vested and exercisable in full after giving effect to the transaction will be converted into the right to receive the amount of cash paid per share of Stock in the Sale Event multiplied by the number of shares subject to such Awards (net of the applicable exercise price), subject to any remaining vesting provisions relating to such Awards and the other terms and conditions of such transaction to the extent provided by the parties to such transaction. To the extent the parties to such Sale Event do not cause the assumption, continuation or substitution of Stock Options and Stock Appreciation Rights upon the effective time of the Sale Event, all outstanding Stock Options and Stock Appreciation Rights granted hereunder shall terminate, unless otherwise provided in the Award Certificate for a particular Award. In the event of such a termination, each Stock Option and Stock Appreciation Right that is terminated shall become vested and fully exercisable as of the effective time of such transaction and the Company will take one of the following actions with respect to each such Stock Option and Stock Appreciation Right (with the choice among the following options to be made by the Administrator in its sole discretion): (i) make or provide for a payment, in cash or in kind, to the grantee holding such Stock Option or Stock Appreciation Right, in exchange for the cancellation thereof, in an amount equal to the excess, if any, of (A) the value of the consideration received or to be received with respect to each share of Stock in such transaction multiplied by the number of shares of Stock subject to such Stock Option or Stock Appreciation Right (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the per share amount of such consideration) above (B) the aggregate exercise price for such shares of Stock pursuant to such Stock Option or Stock Appreciation Right; or (ii) permit the grantee holding such Stock Option or Stock Appreciation Right, within a specified period of time prior to such termination, as determined by the Administrator, to exercise such Stock Option or Stock Appreciation Right as of, and subject to, the consummation of the transaction pursuant to which such Stock Option or Stock Appreciation Right is to be terminated (to the extent such Stock Option or Stock Appreciation Right would be exercisable as of the consummation of the Sale Event (after taking into account any acceleration hereunder)).
(d)Assumption or Substitution of Awards by the Company. The Company, from time to time, may assume or substitute outstanding awards granted by another company, in connection with an acquisition of such other company (the “Substitute Awards”), by either: (i) granting an Award under the Plan in substitution of such other company’s award; or (ii) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award is eligible to be granted an Award under the Plan. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the purchase price or the exercise price, as the case may be, the number and nature of shares of Stock issuable upon exercise or settlement of any such award and the other terms of such award will be adjusted appropriately consistent with Sections 409A and 424(a) of the Code). In the event the Company elects to grant a new Stock Option or Stock Appreciation Right in substitution rather than assuming an existing option or stock appreciation right, as applicable, such new Stock Option or Stock Appreciation Right may be granted with a similarly adjusted exercise price. Substitute Awards will not reduce the number of shares of Stock authorized for grant under the Plan.
SECTION 4. ELIGIBILITY
Grantees under the Plan will be such full- or part-time officers and other employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion and such other Persons (to the extent the issuance of shares of Stock to such Person under the Plan may be registered by the Company on Form S-8 and would be permitted in an “employee benefit plan” as defined in Rule 405 under the Securities Act of 1933, as amended) as are selected from time to time by the Administrator in its sole discretion. For avoidance of doubt, no Award may be granted under the Plan to a Person unless the issuance of shares of Stock to such Person under the Plan may be registered by the Company on Form S-8 and such Person is permitted to participate in an “employee benefit plan” as defined in Rule 405 under the Securities Act of 1933, as amended.
SECTION 5. STOCK OPTIONS
(a)Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.
Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.
Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.
(b)Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) the Stock Option is otherwise compliant with Section 409A.
(c)Stock Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.
(d)Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
(e)Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the applicable Award Certificate:
(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;
(ii) Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or
(iv) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price and the remainder of the aggregate exercise price to be paid by the optionee in cash or other method of payment permitted hereunder.
Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the applicable Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f)Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.
SECTION 6. STOCK APPRECIATION RIGHTS
(a)Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
(b)Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant. Notwithstanding the foregoing, Stock Appreciation Rights may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) the Stock Appreciation Right is otherwise compliant with, or is not subject to, Section 409A.
(c)Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.
(d)Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.
SECTION 7. RESTRICTED STOCK AWARDS
(a)Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.
(b)Rights as a Stockholder. Upon the grant of a Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the Restricted Stock granted thereunder, including voting of the Restricted Stock and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of vesting conditions, any cash dividends paid by the Company during the vesting period shall be retained by, or repaid by the grantee to, the Company until and to the extent the vesting conditions are met with respect to the Restricted Stock Award; provided further that, to the extent provided for in the applicable Restricted Stock Award or by the Administrator, an amount equal to such cash dividends retained by, or repaid by the grantee to, the Company may be paid to the grantee upon the lapsing of such restrictions. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock is vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Stock that is represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.
(d)Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.”
SECTION 8. RESTRICTED STOCK UNIT AWARDS
(a)Nature of Restricted Stock Unit Awards. The Administrator may grant Restricted Stock Unit Awards under the Plan. A Restricted Stock Unit Award is an Award of Restricted Stock Units that, subject to the terms and conditions of the applicable Award Certificate, may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of applicable restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. To the extent permitted by the Administrator, the settlement of Restricted Stock Units may be deferred to one or more dates specified in the applicable Award Certificate or elected by the grantee. Each Restricted Stock Unit Award that is subject to Section 409A shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.
(b)Election to Receive Restricted Stock Unit Awards in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Restricted Stock Unit Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Unless provided by the Administrator, any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such election had not been made. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.
(c)Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 10 and such terms and conditions as the Administrator may determine.
(d)Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS
Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.
SECTION 10. DIVIDEND EQUIVALENT RIGHTS
(a)Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an Award, including a Restricted Stock Unit Award, or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the applicable Award Certificate. Unless provided by the Administrator, dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Unless otherwise provided in the Award Certificate or by the Administrator, any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. Notwithstanding anything to the contrary, a Dividend Equivalent Right granted as a component of an Award under this Plan shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.
(b)Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.
SECTION 11. Other equity-Based Awards
(a)The Administrator shall have the right (i) to grant other Awards based upon the Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of convertible preferred shares, convertible debentures and other exchangeable or redeemable securities or equity interests, (ii) to grant limited-partnership or any other membership or ownership interests (which may be expressed as units or otherwise) in a Subsidiary or operating or other partnership (or other affiliate of the Company), including, without limitation, Units, with any Stock being issued in connection with the conversion of (or other distribution on account of) an interest granted under the authority of this clause (ii) to be subject, for the avoidance of doubt, to Section 3 and the other provisions of the Plan, and (iii) to grant Awards valued by reference to book value, fair value or performance parameters relative to the Company or any Subsidiary or group of Subsidiaries.
SECTION 12. Transferability of Awards
(a)Transferability. Unless otherwise provided in the Award Certificate or by the Administrator, during a grantee’s lifetime, his or her Stock Options and Stock Appreciation Rights shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. Except as provided in Section 12(b) below and unless otherwise provided in the Award Certificate or by the Administrator, no Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided that, for the avoidance of doubt, the foregoing shall not apply to shares of Stock issued pursuant to an Award following the date on which such shares are vested. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b)Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than Incentive Stock Options) to his or her Family Members for no value or consideration; provided that the transferee agrees in writing to be bound by all of the terms and conditions of this Plan and the applicable Award.
(c)Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Company and shall not be effective until received by the Company. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.
SECTION 13. TAX WITHHOLDING
(a)Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.
(b)Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid adverse accounting treatment or as determined by the Administrator. The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.
SECTION 14. SECTION 409A AWARDS
Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 15. TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.
(a)Termination of Service Relationship. If the grantee’s Service Relationship is with a Subsidiary and such Subsidiary ceases to be a Subsidiary, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.
(b)For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:
(i) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or
(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.
SECTION 16. AMENDMENTS AND TERMINATION
The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3, without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. The Board, in its discretion, may determine to make any Plan amendments subject to the approval of the Company’s stockholders for purposes of complying with the rules of any securities exchange or market system on which the Stock is listed or ensuring that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3.
SECTION 17. STATUS OF PLAN
With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.
SECTION 18. GENERAL PROVISIONS
(a)No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
(b)Delivery of Stock. Notwithstanding anything herein to the contrary, the Company shall not be required to issue, or deliver any certificates evidencing, shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and/or delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or in the records of the Company or the transfer agent to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(c)Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.
(d)Trading Policy Restrictions. Stock Option exercises and other actions taken with respect to Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.
(e)Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.
(f)No Further Awards Under the Prior Plan. Following the Effective Date, no further awards will be issued under the Prior Plan, but outstanding awards granted under the Prior Plan prior to the Effective Date shall continue to be governed by the terms and conditions of the Prior Plan.
SECTION 19. EFFECTIVE DATE OF PLAN
This Plan shall become effective upon stockholder approval in accordance with applicable state law and the Company’s bylaws and articles of incorporation. No grants of Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.
SECTION 20. GOVERNING LAW
This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Maryland, applied without regard to conflict of law principles.
DATE APPROVED BY BOARD OF DIRECTORS: March 24, 2021
DATE APPROVED BY STOCKHOLDERS: [●], 2021

APPENDIX C

TEXT OF PROPOSED AMENDMENT TO CHARTER

(Amendment to Article 5, Section 5.01 of the Charter)

Section 5.01 Bylaws. The Board shall have the ~~exclusive~~ power to adopt, alter or repeal any provision of the Corporation’s Bylaws and to make new Bylaws.

APPENDIX D

AMENDED AND RESTATED BYLAWS OF VEREIT, INC.

ARTICLE 1
OFFICES

Section 1.01.    Principal Office. The principal office of the Corporation in the State of Maryland shall be located at such place as the Board of Directors may designate.

Section 1.02.    Other Offices. The Corporation also may have offices, including a principal executive office, at such other places both within and outside the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 1.03.    Books. The books of the Corporation may be kept within or outside the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2
MEETINGS OF STOCKHOLDERS

Section 2.01.    Place of Meetings. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set in accordance with these bylaws and stated in the notice of the meeting.

Section 2.02.    Annual Meetings. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on the date and at the time and place set by the Board of Directors.

Section 2.03.    Special Meetings.

(a)General. Each of the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer and the President of the Corporation may call a special meeting of stockholders. Except as provided in Section 2.03(b)(iv), a special meeting of stockholders shall be held on the date and at the time and place set by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President, whoever has called the meeting. Subject to Section 2.03(b), a special meeting of stockholders also shall be called by the Secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.

(b)Stockholder-Requested Special Meetings.

(i)Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder, each individual whom the stockholder proposes to nominate for election or re-election as a director and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors or the election of each such individual, as applicable, in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request

Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the Secretary.

(ii)In order for any stockholder to request a special meeting to act on any matter that properly may be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the Secretary. In addition, the Special Meeting Request shall (A) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (B) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (C) set forth (1) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (2) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by each such stockholder, and (3) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such stockholder, (D) be sent to the Secretary by registered mail, return receipt requested, and (E) be received by the Secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

(iii)The Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Corporation’s proxy materials). The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by Section 2.03(b)(ii), the Secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(iv)In the case of any special meeting called by the Secretary upon the request of stockholders (a “Stockholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder- Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); provided further, however, that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; provided further, however, that if the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for a Stockholder-Requested Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting if the requesting stockholders fail to comply with the provisions of Section 2.03(b)(iii).

(v)If written revocations of the Special Meeting Request have been delivered to the Secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the Secretary: (A) if the notice of meeting has not already been delivered, the Secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (B) if the notice of meeting has been delivered and if the Secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (1) the Secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting, or (2) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(vi)The Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been delivered to the Secretary until the earlier of (A) five Business Days after receipt by the Secretary of such purported request and (B) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this Section 2.03(b)(vi) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(vii)For purposes of these bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Section 2.04.    Notice of Meetings and Adjourned Meetings; Scope of Notice; Waivers of Notice.

(a)Not less than ten nor more than 90 days before each meeting of stockholders, the Secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business or by any other means permitted by the Maryland General Corporation Law (the “MGCL”). If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless a stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article 2 or the validity of any proceedings at any such meeting. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 2.11(c)(iii)) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this Section 2.04. Unless these bylaws otherwise require, at any meeting of stockholders (whether or not a quorum is present), the chairman of the meeting may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

(b)Subject to Section 2.11(a), any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

(c)Whenever any notice of a meeting is required to be given pursuant to the charter of the Corporation (as amended, supplemented or restated from time to time, the “Charter”) or these bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(d)For purposes of these bylaws, “Person” or “person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture or other enterprise or entity.

Section 2.05.    Quorum. At any meeting of stockholders, the presence, in person or by proxy, of the stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum, but this

Section 2.05 shall not affect any requirement under any statute or the Charter for the vote necessary for the approval of any matter. If, however, such quorum is not established at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.

Section 2.06.    Voting; Proxies.

(a)Unless otherwise provided in the Charter, each outstanding share of stock of the Corporation, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the Charter and these bylaws, to the extent applicable, and applicable law and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth day before the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.

(b)A holder of record of shares of stock of the Corporation may cast votes in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the Secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

(c)In determining the number of votes cast for or against a proposal or nominee, shares abstaining from voting on a matter (including elections) and non-votes by brokers will be counted for purposes of determining a quorum but will not be treated as votes cast.

Section 2.07.    Action by Consent. Unless otherwise provided under the Charter or these bylaws and subject to the MGCL, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders; provided, however, that, to the extent expressly permitted by the articles supplementary relating to one or more classes or series of the Corporation’s preferred stock, any action required or permitted to be taken by the holders of such class or series of preferred stock, voting separately as a class or series or separately as a class with one or more other such classes or series, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing or by electronic transmission, setting forth the action so taken, shall be given by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted by delivery to the Corporation’s principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. The Corporation shall give notice of any action taken by less than unanimous consent to each stockholder not later than ten days after the effective time of such action.

Section 2.08.    Organization. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the Chairman of the Board of Directors or, in the case of a vacancy in the office or absence of the Chairman of the Board of Directors, by one of the following officers present at the meeting in the following order: the Vice Chairman of the Board of Directors, if there is one, the Chief Executive Officer, the President, the Vice Presidents in their order of rank and seniority, the Secretary or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The Secretary or, in the Secretary’s absence, an Assistant Secretary or, in the absence of both the Secretary and all Assistant Secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. If the Secretary presides at a meeting of stockholders, an Assistant Secretary or, in the absence of all Assistant Secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting.

Section 2.09.    Conduct. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation: (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.10.    Inspectors. The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. Except as otherwise provided by the chairman of the meeting, the inspectors, if any, shall (a) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (b) receive and tabulate all votes, ballots or consents, (c) report such tabulation to the chairman of the meeting, (d) hear and determine all challenges and questions arising in connection with the right to vote, and (e) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 2.11.    Advance Notice of Stockholder Nominees for Director and Other Business Proposals.

(a)Annual Meetings of Stockholders.

(i)Nominations of individuals for election to the Board of Directors may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 2.11(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who complies with this Section 2.11(a). The proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (x) pursuant to the Corporation’s notice of meeting, (y) by or at the direction of the Board of Directors, or (z) by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 2.11(a) and at the time of the annual meeting, who is entitled to vote at the meeting on any such other business and who complies with this Section 2.11(a).

(ii)For any nomination, other than a nomination made pursuant to the Corporation’s notice of meeting or by or at the direction of the Board of Directors, or other business, other than business proposed pursuant to the Corporation’s notice of meeting or by or at the direction of the Board of Directors, to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 2.11 and shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than 5:00 p.m., Eastern Time, on the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 2.11(c)(iii)) for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than 5:00 p.m., Eastern Time, on the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(iii)Such stockholder’s notice shall set forth:

(A)as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act;

(B)as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;

(C)as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person:

(1)the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person;

(2)the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person;

(3)whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (x) manage risk or benefit of changes in the price of (I) Company Securities, or (II) any security of any entity that was listed in the peer group in the stock performance graph in the most recent annual report to security holders of the Corporation (a “Peer Group Company”) for such stockholder, Proposed Nominee or Stockholder Associated Person, or (y) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof (or, as applicable, in any Peer Group Company) disproportionately to such person’s economic interest in the Company Securities (or, as applicable, in any Peer Group Company); and

(4)any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series.

(D)as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (B) or (C) of Section 2.11(a)(iii) and any Proposed Nominee:

(1)the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee; and

(2)the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;

(E)the name and address of any person who contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal prior to the date of such stockholder’s notice; and

(F)to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the Proposed Nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.

(iv)Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (A) certifying that such Proposed Nominee (1) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation, and (2) will serve as a director of the Corporation if elected; and (B) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the- counter market on which any securities of the Corporation are traded).

(v)Notwithstanding anything in Section 2.11(a) to the contrary, if the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 2.11(c)(iii)) for the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.11(a) also shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.

(vi)For purposes of this Section 2.11, “Stockholder Associated Person” of any stockholder means (A) any person acting in concert with such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary), and/or (C) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

(b)Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only: (i) by or at the direction of the Board of Directors, (ii) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with Section 2.03(b) and that has supplied the information required by Section 2.03(b) about each individual whom such stockholder proposes to nominate for election as a director, or (iii) provided that the special meeting has been called in accordance with Section 2.03(a) for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 2.11 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who complies with the notice procedures set forth in this Section 2.11.

If the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals as directors, any stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if such stockholder’s notice, containing the information required by Section 2.11(a)(iii), is delivered to the Secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(c)General.

(i)If information submitted pursuant to this Section 2.11 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 2.11. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the Secretary or the Board of Directors, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.11, and (B) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 2.11 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 2.11.

(ii)Only such individuals who are nominated in accordance with this Section 2.11 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 2.11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 2.11.

(iii)For purposes of this Section 2.11, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. “Public announcement” shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service, or (B) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

(iv)Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11. Nothing in this Section 2.11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 2.11 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.

Section 2.12.    Control Share Acquisition Act. Notwithstanding any other provision of the Charter or these bylaws, Title 3, Subtitle 7 of the MGCL shall not apply to any and all acquisitions by any person of shares of stock of the Corporation.

Section 2.13.    Business Combinations. By virtue of resolutions adopted by the Board of Directors prior to or at the time of adoption of these bylaws, as amended, any business combination (as defined in Section 3-601(e) of the MGCL) between the Corporation and any of its present or future stockholders, or any affiliates or associates of the Corporation or any present or future stockholder of the Corporation, or any other person or entity or group of persons or entities, is exempt from the provisions of Title 3, Subtitle 6 of the MGCL entitled “Special Voting Requirements,” including, but not limited to, the provisions of Section 3-602 of such Subtitle. The Board of Directors may not revoke, alter or amend such resolution or otherwise adopt any resolution that is inconsistent with a prior resolution of the Board of Directors that exempts any business combination (as defined in Section 3-601(e) of the MGCL) between the Corporation and any other person, whether identified specifically, generally or by type from the provisions of Title 3, Subtitle 6 of the MGCL without the affirmative vote of a majority of the votes cast on the matter by the holders of the issued and outstanding shares of common stock of the Corporation.

Section 2.14.    Proxy Access Rights.

(a)Proxy Access.

(i)Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 2.14 and to the extent permitted by applicable law, the Corporation shall include in its proxy materials for such annual meeting, in addition to any persons nominated for election by, or at the direction of, a majority of the Board of Directors, the name, together with the Required Information (defined below), of any person nominated for election (each such person being hereinafter referred to as a “Stockholder Nominee”) to the Board of Directors by a stockholder or group of no more than twenty (20) such stockholders that satisfies the requirements of this Section 2.14 (such individual or group, including as the context requires each member thereof, being hereinafter referred to as the “Eligible Stockholder”). For the purpose of determining the aggregate number of stockholders in this Section 2.14, any two or more funds that are (A) under common management and funded primarily by a single employer or (B) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder.

(ii)For purposes of this Section 2.14, the “Required Information” that the Corporation will include in its proxy materials is (A) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the rules and regulations promulgated under the Exchange Act, by these bylaws, by the Charter and/or by the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed; and (B) if the Eligible Stockholder so elects, a written statement, not to exceed 500 words, in support of the Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.14, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it actually believes is materially false or misleading, omits to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, or would violate any applicable law or regulation.

(b)Notice Requirements.

(i)Notwithstanding the procedures set forth in Section 2.11 of these bylaws, in order to nominate a Stockholder Nominee pursuant to this Section 2.14, an Eligible Stockholder must, in addition to satisfying the other requirements of this Section 2.14, provide a notice expressly electing to have its Stockholder Nominee(s) included in the Corporation’s proxy materials pursuant to this Section 2.14, that complies with the requirements set forth in this Section 2.14 (a “Notice of Proxy Access Nomination”) within the time period set forth below. In order for an Eligible Stockholder to nominate a Stockholder Nominee pursuant to this Section 2.14, the Eligible Stockholder’s Notice of Proxy Access Nomination must be received by the Secretary of the Corporation at its principal executive office not less than 120 days prior to the anniversary of the date of the proxy statement for the prior year’s annual meeting of stockholders (the “Deadline”); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the anniversary date of the immediately preceding annual meeting (the “Anniversary Date”) or more than 60 days after the Anniversary Date, or if no annual meeting was held in the preceding year, the Deadline shall be the close of business on the later of (x) the 150th day prior to the scheduled date of such annual meeting or (y) the tenth day following the day on which public announcement of the date of such annual meeting is first made by the Corporation. In no event shall an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders, or the public announcement thereof, commence a new time period for the giving of a Notice of Proxy Access Nomination under this Section 2.14.

(ii)In order to nominate a Stockholder Nominee pursuant to this Section 2.14, an Eligible Stockholder providing the information required to be provided pursuant to Section 2.14(a)(ii) within the time period specified in

Section 2.14(b)(i) for delivering the Notice of Proxy Access Nomination must further update and supplement such information, if necessary, so that all such information provided or required to be provided shall be true and correct as of the record date for purposes of determining the stockholders entitled to vote at such annual meeting and as of the date that is ten (10) business days prior to such annual meeting, and such update and supplement (or a written notice stating that there are no such updates or supplements) must be delivered in writing to the Secretary of the Corporation at its principal executive office not later than the close of business on the fifth (5th) business day after the record date for purposes of determining the stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date for the meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).

(iii)In the event that any of the information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information or communications and of the information that is required to correct any such defect.

(c)Maximum Number of Stockholder Nominees.

(i)The maximum number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.14 but that were either subsequently withdrawn or that the Board of Directors decides to nominate as Board of Director nominees) nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting shall not exceed twenty-five percent (25%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 2.14 (the “Final Proxy Access Nomination Date”), or if such amount is not a whole number, the closest whole number below twenty-five percent (25%); provided that the maximum number of Stockholder Nominees that will be included in the Corporation’s proxy materials with respect to an annual meeting will be reduced by the number of individuals that the Board of Directors decides to nominate for re-election who were previously elected to the Board of Directors based on a nomination pursuant to Section 2.11 or this Section 2.14.

(ii)Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.14 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.14 exceeds the maximum number of Stockholder Nominees provided for in Section 2.14(c)(i) (including by operation of Section 2.14(c)(iii)). In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.14 exceeds the maximum number of Stockholder Nominees provided for in Section 2.14(c)(i) (including by operation of Section 2.14(c)(iii)), the highest ranking Stockholder Nominee who meets the requirements of this Section 2.14 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order from the largest to the smallest of such Eligible Stockholders based on the number of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in the Notice of Proxy Access Nomination submitted to the Corporation hereunder. If the maximum number of Stockholder Nominees provided for in this Section 2.14 is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2.14 from each Eligible Stockholder has been selected, this selection process will continue as many times as necessary, following the same order each time, until the maximum number of Stockholder Nominees provided for in this Section 2.14 is reached. The Stockholder Nominees so selected by each Eligible Stockholder in accordance with this Section 2.14(ii) will be the only Stockholder Nominees entitled to be included in the Corporation’s proxy materials, and, following such selection, if the Stockholder Nominees so selected are not included in the Corporation’s proxy materials or are not submitted for election (for any reason, including the failure to comply with this Section 2.14), no other Stockholder Nominees will be included in the Corporation’s proxy materials or otherwise submitted for stockholder election pursuant to this Section 2.14.

(iii)If for any reason one or more vacancies occur on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the applicable annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder

Nominees included in the Corporation’s proxy materials pursuant to this Section 2.14 shall be calculated based on the number of directors in office as so reduced.

(d)Stockholder Eligibility.

(i)For purposes of this Section 2.14, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the Eligible Stockholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) (x) shall not include any shares (I) borrowed for any purposes or purchased pursuant to an agreement to resell, (II) sold in any transaction that has not been settled or closed, and (y) shall be reduced by the notional amount of shares of common stock of the Corporation subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder, whether or not any such instrument is to be settled with shares or with cash, to the extent not already taken into account in clause (x)(II) above and a number of shares of common stock of the Corporation equal to the net “short” position in the common stock of the Corporation held by such stockholder’s affiliates, whether through short sales, options, warrants, forward contracts, swaps, contracts of sale, other derivatives or similar agreements or any other agreement or arrangement, or (III) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder (a) has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder and (b) has loaned the shares if the stockholder may terminate the share lending within five (5) days. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 2.14, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations of the Exchange Act.

(ii)In order to make a nomination pursuant to this Section 2.14, an Eligible Stockholder must have owned (as defined below) the Required Ownership Percentage (as defined below) of the Corporation’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) or longer as of both the date the Notice of Proxy Access Nomination is required to be received by the Corporation in accordance with this Section 2.14 and the record date for determining stockholders entitled to vote at the applicable annual meeting, and must continue to own the Required Shares through the applicable meeting date; provided, that, up to, but not more than, twenty (20) stockholders who otherwise meet all of the requirements to be an Eligible Stockholder may aggregate their stockholdings in order to meet the Required Ownership Percentage, but not the Minimum Holding Period, of the Required Shares. For purposes of this Section 2.14, the “Required Ownership Percentage” is 3% or more of the Corporation’s issued and outstanding common stock, and the “Minimum Holding Period” is three (3) years.

(iii)In order to nominate a Stockholder Nominee pursuant to this Section 2.14, an Eligible Stockholder, or with respect to clauses (E), (F) and (G) below, the Stockholder Nominee, must provide the following information in writing to the Secretary of the Corporation within the time period specified in this Section 2.14 for delivering the Notice of Proxy Access Nomination:

(A)one or more written statements from the record holders of the shares or from the intermediaries through which the shares are or have been held during the Minimum Holding Period (as defined below) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is received by the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide (I) within five (5) business days after the record date for the annual meeting, written statements from such persons verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date, along with a written statement that the Eligible Stockholder will continue to hold the Required Shares through the applicable meeting date or (II) the updates and supplements described in Section 2.14(b)(ii) within the time periods set forth therein;

(B)a copy of the Schedule 14N filed or to be filed with the Securities and Exchange Commission in accordance with Rule 14a-18 of the Exchange Act;

(C)the information, representations and agreements that are required to be set forth in a stockholder’s notice of nomination pursuant to Section 2.11 and this Section 2.14;

(D)the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected;

(E)the information, representations and agreements that are required by Section 2.11 and this Section 2.14;

(F)an agreement by each Stockholder Nominee, upon such Stockholder Nominee’s election, to make such acknowledgements, enter into such agreements and provide such information as the Board of Directors requires of all directors at such time, including without limitation, agreeing to be bound by the Corporation’s code of ethics, insider trading policies and procedures and other similar policies and procedures;

(G)an irrevocable resignation of the Stockholder Nominee, which shall become effective upon a determination in good faith by the Board of Directors or any committee thereof that the information provided to the Corporation by such individual pursuant to Sections 2.11 and 2.14 of these bylaws was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(H)a representation (in the form provided by the Secretary of the Corporation upon written request) that the Eligible Stockholder (I) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and that the Eligible Stockholder does not presently have such intent, (II) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.14, (III) has not engaged and will not engage in, and has not and will not be a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (IV) will not distribute to any stockholder any form of proxy for the annual meeting other than the form of proxy distributed by the Corporation, (V) agrees to comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, including, without limitation, Rule 14a-9 promulgated under the Exchange Act, (VI) meets the requirements set forth in this Section 2.14 and (VII) has provided and will continue to provide facts, statements and other information in all communications with the Corporation and its stockholders in connection with the nomination hereunder that is or will be true and correct in all material respects and does not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

(I)a written undertaking (in the form provided by the Secretary of the Corporation upon written request) that the Eligible Stockholder agrees to (I) assume all liability stemming from any legal or regulatory violation arising out of the communications with stockholders of the Corporation by the Eligible Stockholder, its affiliates and associates, or their respective agents or representatives, either before or after the furnishing of the Notice of Proxy Access Nomination or out of information that the Eligible Stockholder has provided or will provide to the Corporation or filed with the Securities and Exchange Commission, (II) indemnify and hold harmless the Corporation and each of its directors, officers, agents, employees, affiliates, control persons or other persons acting on behalf of the Corporation individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers, agents, employees, affiliates, control persons or other persons acting on behalf of the Corporation arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.14, and (III) promptly provide to the Corporation such additional information as requested pursuant to this Section 2.14.

In connection with clause (A) of the preceding sentence, if any intermediary which verifies the Eligible Stockholder’s ownership of the Required Shares for the Minimum Holding Period is not the record holder of such shares, a Depository Trust Company (“DTC”) participant or an affiliate of a DTC participant, then the Eligible Stockholder will also need to provide a written statement as required by clause (A) of the preceding sentence from the record holder of such shares, a DTC participant or an affiliate of a DTC participant that can verify the holdings of such intermediary.

(iv)Whenever the Eligible Stockholder consists of a group of more than one stockholder, each provision in this Section 2.14 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions. When an Eligible Stockholder is comprised of a group, a violation of any provision of these bylaws by any member of the group shall be deemed a violation by the Eligible Stockholder group. No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting.

(e)Stockholder Nominee Requirements.

(i)Notwithstanding anything in these bylaws to the contrary, the Corporation shall not be required to include, pursuant to this Section 2.14, any Stockholder Nominee in its proxy materials for any meeting of stockholders (A) for which the Secretary of the Corporation receives a notice that the Eligible Stockholder or any other stockholder of the Corporation has nominated one or more persons for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 2.11 of these bylaws, (B) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (C) if the Stockholder Nominee is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, or is receiving or will receive any such compensation or other payment from any person or entity other than the Corporation, in each case, in connection with service as a director of the Corporation, (D) who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case, as determined by the Board of Directors or any committee thereof, (E) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these bylaws, the Charter, the rules and listing standards of the principal U.S. exchanges upon which the common stock of the Corporation is traded, or any applicable state or federal law, rule or regulation, (F) who provides any information to the Corporation or its stockholders required or requested pursuant to any subsection of Section 2 of these bylaws that is not accurate, truthful and complete in all material respects, or that otherwise contravenes any of the agreements, representations or undertakings made by the Stockholder Nominee in connection with the nomination, (G) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (H) who is a named subject of a pending criminal proceeding (excluding traffic violations) or has been convicted in such a criminal proceeding within the past ten (10) years, (I) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (J) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof or (K) the Eligible Stockholder or applicable Stockholder Nominee fails to comply with its obligations pursuant to this Section 2.14.

(ii)Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (a) withdraws from or becomes ineligible or unavailable for election at such annual meeting, or (b) does not receive a number of “for” votes equal to at least twenty-five percent (25%) of the number of shares present and entitled to vote for the election of directors, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.14 for the next two annual meetings of stockholders.

(iii)Notwithstanding anything to the contrary set forth herein, if the Board of Directors or a designated committee thereof determines that any stockholder nomination was not made in accordance with the terms of this Section 2.14 or that the information provided in a Notice of Proxy Access Nomination does not satisfy the informational requirements of this Section 2.14 in any material respect, then such nomination shall not be considered at the applicable annual meeting. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section 2.14, the presiding officer of the annual meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any stockholder nomination was not made in accordance with the terms of this Section 2.14 or that the information provided in a stockholder’s notice does not satisfy the informational requirements of this Section 2.14 in any material respect, then such nomination shall not be considered at the annual meeting in question. Additionally, such nomination will not be considered at the annual meeting in question if the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting of stockholders to present any nomination pursuant to this Section 2.14. If the Board of Directors, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this Section 2.14, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such Stockholder Nominee.

(f)This Section 2.14 provides the exclusive method for stockholders to include nominees for director in the Corporation’s proxy materials. If a stockholder has complied with the procedures set forth in this Section 2.14 then such stockholder will also be deemed to have complied with the procedures set forth in Section 2.11 for all purposes under these bylaws.

ARTICLE 3
DIRECTORS

Section 3.01.    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 3.02.    Number, Election, Classes, Term of Office and Qualifications.

(a)The number of directors shall be governed by the Charter. The election, classes and terms of office of directors shall be governed by the Charter. Directors need not be stockholders.

(b)Each director shall be an individual at least 21 years of age who is not under legal disability.

(c)At least a majority of the directors will be individuals whom the Board of Directors has determined are “independent” under the standards established by the Board of Directors and in accordance with the then applicable listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed.

Section 3.03.    Quorum and Manner of Acting. A majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, however, that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice; provided further, however, that if, pursuant to applicable law, the Charter or these bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum also must include a majority or such other percentage of such group. The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these bylaws. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these bylaws.

Section 3.04.    Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or outside the State of Maryland, and at such time as may be determined from time to time by the Board of Directors (or the Chairman of the Board of Directors in the absence of a determination by the Board of Directors).

Section 3.05.    Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. If such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place either within or outside the State of Maryland, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 3.08 or in a waiver of notice thereof given by any director who chooses to waive the requirement of notice.

Section 3.06.    Regular Meetings. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without other notice than such resolution.

Section 3.07.    Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President and shall be called by the Chairman of the Board of Directors, President or Secretary on the written request of two directors. Notice of special meetings of the Board of Directors shall be given to each director at least three days before the date of the meeting in such manner as is determined by the Board of Directors.

Section 3.08.    Notice. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least three days prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least three days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when received by such member of the Board of Directors. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these bylaws.

Section 3.09.    Organization. At each meeting of the Board of Directors, the Chairman of the Board of Directors or, in the absence of the Chairman of the Board, the Vice Chairman of the Board of Directors, if any, shall act as chairman of the meeting. In the absence of both the Chairman and Vice Chairman of the Board, the Chief Executive Officer or, in the absence of the Chief Executive Officer, the President or, in the absence of the President, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The Secretary or, in his or her absence, an Assistant Secretary of the Corporation, or, in the absence of the Secretary and all Assistant Secretaries, an individual appointed by the chairman of the meeting, shall act as Secretary of the meeting.

Section 3.10.    Committees. The Board of Directors may appoint from among its members one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may delegate to committees appointed under this Section 3.10 any of the powers of the Board of Directors, except as prohibited by law. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board of Directors shall otherwise provide. The Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, or to dissolve any committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 3.11.    Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee thereof.

Section 3.12.    Telephonic Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.13.    Resignation. Any director may resign at any time by delivering his or her resignation to the Board of Directors or to the Chairman of the Board of Directors or the Secretary of the Corporation. The resignation of any director shall take effect immediately upon receipt thereof or at such later time as shall be specified in such resignation; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.14.    Vacancies. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualifies or until his or her earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in accordance with the MGCL. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualifies or until his or her earlier death, resignation or removal.

Section 3.15.    Compensation. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they perform or engage in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.16.    Reliance. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 3.17.    Ratification. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 3.18.    Emergency Provisions. Notwithstanding any other provision in the Charter or these bylaws, this Section 3.18 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (a) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (b) notice of any meeting of the Board of Directors during such an Emergency may be given less than 72 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio; and (c) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

Section 3.19.    Preferred Stock Directors. Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of preferred stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of such preferred stock set by the Board of Directors pursuant to the Charter, and such directors so elected shall not be subject to the provisions of Sections 3.02 and 3.14 unless otherwise provided in the terms of such preferred stock.

ARTICLE 4
OFFICERS

Section 4.01.    General Provisions. The officers of the Corporation shall include a President, a Secretary and a Treasurer and may include a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a Chief Executive Officer, one or more Vice Presidents, a Chief Operating Officer, a Chief Financial Officer, one or more Assistant Secretaries and one or more Assistant Treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of President and Vice President. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

Section 4.02.    Election, Term of Office and Compensation; Vacancies. The officers of the Corporation shall be elected annually by the Board of Directors, except that the Chief Executive Officer or President may from time to time appoint one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers or other officers. Each such officer shall hold office until his or her successor is elected and qualifies, or until his or her death, or his or her resignation or removal in the manner hereinafter provided. The compensation of the officers shall be fixed from time to time by or under the authority of the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director. Any vacancy in any office may be filled by the Board of Directors for the balance of the term.

Section 4.03.    Removal. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.04.    Resignations. Any officer may resign at any time by delivering his or her resignation to the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary. The resignation of any officer shall take effect immediately upon receipt thereof or at such later time as shall be specified in such resignation; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 4.05.    Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

ARTICLE 5
CONTRACTS, CHECKS AND DEPOSITS

Section 5.01.    Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when duly authorized or ratified by action of the Board of Directors and executed by an authorized person.

Section 5.02 Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

Section 5.03.    Deposits. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or any other officer designated by the Board of Directors may determine.

ARTICLE 6
STOCK

Section 6.01.    Certificates. Except as may be otherwise provided by the Board of Directors, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. If the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL. If the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

Section 6.02.    Transfers. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares shall no longer be represented by certificates. Upon the transfer of any uncertificated shares, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.

The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the Charter of the Corporation and all of the terms and conditions contained therein.

Section 6.03.    Replacement Certificate. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.

Section 6.04. Stock Ledger. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 6.05.    Fractional Stock; Issuance of Units. The Board of Directors may authorize the Corporation to issue fractional stock or authorize the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Charter or these bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

ARTICLE 7
GENERAL PROVISIONS

Section 7.01.    Fixing the Record Date.

(a)The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than

90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

(b)When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.

Section 7.02.    Dividends. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of applicable law and the Charter. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of applicable law and the Charter. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.

Section 7.03.    Accounting Year. The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

Section 7.04.    Investment Policy. Subject to the provisions of the Charter, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

Section 7.05.    Corporate Seal. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Incorporated Maryland”. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

Section 7.06.    Voting of Stock by Certain Holders. Stock of the Corporation registered in the name of a corporation, partnership, limited liability company, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, general partner, trustee or managing member thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or fiduciary may vote stock registered in the name of such person in the capacity of such director or fiduciary, either in person or by proxy.

Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt by the Corporation of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

Section 7.07.    Amendments. ~~The Board of Directors shall have the exclusive power to alter, amend or repeal these bylaws, provided that Sections 2.12 and 2.13 of Article 2 of these bylaws and this sentence may not be altered, amended or repealed by the Board of Directors unless it shall also obtain the affirmative vote of a majority of the votes cast on the matter~~

~~by the holders of the issued and outstanding shares of common stock of the Corporation at a meeting of stockholders duly called and of which a quorum is present.~~ The Board of Directors shall have the power to alter, amend or repeal these bylaws or any altered or new bylaws adopted in the future and to adopt new bylaw provisions, provided that Sections 2.12 and 2.13 of Article 2 of these bylaws and this proviso may not be altered, amended or repealed by the Board of Directors unless it shall also obtain the affirmative vote of a majority of the votes cast on the matter by the holders of the issued and outstanding shares of common stock of the Corporation at a meeting of stockholders duly called and of which a quorum is present. In addition, to the extent permitted by law, the stockholders of the Corporation, by the affirmative vote of a majority of all the votes entitled to be cast on the matter, may alter, amend or repeal any provision of these bylaws or any altered or new bylaws adopted in the future and adopt new bylaw provisions pursuant to a binding proposal that is submitted to the stockholders for approval at a duly called annual meeting or special meeting of stockholders by a stockholder (that provides a timely notice of such proposal which satisfies the notice procedures and all other relevant provisions of, with respect to an annual meeting of stockholders, Section 2.11 of Article 2 of these bylaws or, with respect to a special meeting of stockholders, Section 2.03 of Article 2 of these bylaws (the “Notice of Bylaw Amendment Proposal”)) (i) that owned shares of common stock of the Corporation in the amount and for the duration of time specified in Rule 14a-8 under the Exchange Act on the date the Notice of Bylaw Amendment Proposal is delivered or mailed to and received by the Secretary of the Corporation in accordance with Section 2.03 and Section 2.11 of Article 2 of these bylaws, as applicable; and (ii) continuously owns such shares of common stock of the Corporation through the date of such annual meeting or special meeting of stockholders (and any postponement or adjournment thereof).

As used in this Section 7.07, the term “owned” shall have the meaning given thereto in Section 2.14(d)(i) of Article 2 of these bylaws, except that any reference to an “Eligible Stockholder” in the definition of “owned” shall be deemed to be a reference to the applicable stockholder referred to in this Section 7.07. Whether outstanding shares of common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors, in its sole discretion.

Effective as of ~~January 1, 2016~~ [●], 2021.

VEREIT, INC.
2325 EAST CAMELBACK ROAD
9TH FLOOR
PHOENIX, AZ 85016

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You may attend the meeting via the Internet and vote during the meeting. To be admitted to the Annual Meeting, you must enter your unique 16-digit control number printed in the box marked by the arrow and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D45768-P49740

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VEREIT, INC.

The Board of Directors recommends you vote FOR each of the following director nominees:

Nominees:	For	Against	Abstain
1a. Glenn J. Rufrano	☐	☐	☐
1b. Hugh R. Frater	☐	☐	☐
1c. Priscilla Almodovar	☐	☐	☐
1d. David B. Henry	☐	☐	☐
1e. Mary Hogan Preusse	☐	☐	☐
1f. Richard J. Lieb	☐	☐	☐
1g. Eugene A. Pinover	☐	☐	☐
1h. Julie G. Richardson	☐	☐	☐
1i. Susan E. Skerritt	☐	☐	☐

NOTE: Other business may come before the Annual Meeting and any other adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
Notice, Proxy Statement and 2020 Annual Report are available at www.proxyvote.com.

D45769-P49740

VEREIT, INC.
Annual Meeting of Stockholders
June 3, 2021, 11:30 A.M. (Eastern Time)
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Lauren Goldberg, Bianca Martinez and Justin Shuler, or one of them, and each of them, with full power of substitution and revocation, to act as attorneys and proxies for the undersigned to attend the Annual Meeting of Stockholders of VEREIT, Inc. (the "Company"), to be held virtually at www.virtualshareholdermeeting.com/VER2021 at 11:30 a.m. Eastern Time on Thursday, June 3, 2021, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned at the Annual Meeting with all powers possessed by the undersigned if personally present at the Annual Meeting. The undersigned acknowledges receipt from the Company prior to the execution of the proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" ALL DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2, PROPOSAL 3, PROPOSAL 4 AND PROPOSAL 5. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter, including a motion to adjourn or postpone the Annual Meeting to another time and/or place for the purpose of soliciting additional proxies, that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side